SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the Registrant x

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
x Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-12.

American Electric Power Company, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

x	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rule 14a-b(i)(1) and 0-11

NOTICE OF ANNUAL MEETING & PROXY STATEMENT 2024

AMERICAN ELECTRIC POWER®

Dear Shareholders,

This year's Annual Meeting will be held exclusively via live webcast on Tuesday, April 23, 2024, at 9:00 a.m. Eastern Time at https://meetnow.global/AEP2024. We believe this online format will expand our ability to connect with shareholders from all over the world while still providing you the same opportunities to vote and ask questions as an in-person meeting. An audio broadcast of the Annual Meeting also will be available toll-free at 855.761.5600, confirmation code 6993059. Details about how to participate in the live webcast of the Annual Meeting, as well as the items to be voted on, are described in the accompanying Notice of 2024 Annual Meeting of Shareholders, Voting Information and Rules of Conduct for the Annual Meeting.

Your Board of Directors and I cordially invite you to attend our virtual meeting. Registration will begin at 8:40 a.m. Eastern Time. Only shareholders who owned shares on the record date, February 26, 2024, are entitled to vote and attend the meeting. To participate in the Annual Meeting live webcast at https://meetnow.global/AEP2024, you will need the control number, which can be found on your Shareholder Meeting Notice, on your proxy card, and on the instructions that accompany your proxy materials. Those who are not shareholders as of the record date may listen to the Annual Meeting as guests by telephone.

During the meeting, we will discuss the items on the agenda and provide time for questions regarding AEP's affairs. Please see Rules of Conduct for the Annual Meeting on page i of this proxy statement.

Please review this proxy statement before casting your vote as it contains important information about the business of the Annual Meeting. The accompanying Voting Information page contains instructions for voting your shares online, by phone, by mail or during the Annual Meeting. We encourage you to vote and share your feedback with us.

Your vote is important to us. Even if you plan to attend the Annual Meeting virtually, we encourage you to vote your shares in advance. Shareholders of record can vote in any one of the following ways:

- Online at www.envisionreports.com/AEP
- Toll-free telephone at 800.652.8683
- Completing and mailing your proxy card if you receive paper copies of the proxy materials
- Live webcast at https://meetnow.global/AEP2024

If you have any questions about the meeting, please contact Investor Relations, American Electric Power, 1 Riverside Plaza, Columbus, Ohio 43215. The telephone number is 800.237.2667.

Sincerely,

Sara M. Tucker

Sara Martinez Tucker | Chair of the Board of Directors

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

Join us on April 23 at 9:00 a.m. ET for the Annual Meeting | https://meetnow.global/AEP2024

Record Date: February 26

Only shareholders of record of AEP's common stock as of the close of business on the record date are entitled to participate in, vote and ask questions at the Annual Meeting.

Webcast: https://meetnow.global/AEP2024

To participate in the annual meeting live webcast, you will need the control number, which can be found on your Shareholder Meeting Notice, on your proxy card and on the instructions that accompany your proxy materials. Those who are not shareholders as of the record date may listen to the Annual Meeting as guests by telephone. The Annual Meeting will begin promptly at 9:00 a.m. ET. Online check-in will begin at 8:40 a.m. ET.

Audio Broadcast

Shareholders and guests can listen to an audio broadcast of the Annual Meeting toll-free at 855.761.5600, Confirmation Code: 6993059

Pre-Meeting Information

Our 2024 Proxy Statement and 2023 Annual Report to shareholders are available at envisionreports.com/aep. Because we will be providing our proxy materials to our shareholders electronically, most of our shareholders will receive only the Notice containing instructions on how to access the proxy materials electronically and vote online, by phone or by mail. If you would like to request paper copies of the proxy materials, you may follow the instructions on your Notice.

Any proxy may be revoked at any time before your shares are voted at the meeting.

Annual Report

Appendix A to this proxy statement has AEP's audited financial statements, management's discussion and analysis of results of operations and financial condition and the report of the independent registered public accounting firm.

March 13, 2024

David Feinberg, Secretary

VOTING INFORMATION

Items of Business	Board's Voting Suggestion
Election of directors	For All
Ratification of PricewaterhouseCoopers LLP as AEP's independent registered public accounting firm for 2024	For
Advisory vote to approve AEP's named executive officer compensation	For
Vote to approve the American Electric Power System 2024 Long-Term Incentive Plan	For
Any other business that may properly come before the meeting (or any adjournment or postponement of the meeting)	--

CHOOSE THE VOTING METHOD THAT WORKS FOR YOU

It is important that your shares be represented and voted at the meeting. Please vote in one of these ways:

Vote Online

Visit www.envisionreports.com/aep

Vote via Mail

Vote, sign and mail your proxy card (free of postage).

Vote by Phone

Call 800.652.8683 or you can call the number provided by your broker, bank or other nominee if your shares are not registered in your name.

Vote During the Annual Meeting

Join us on April 23 at 9:00 a.m. at https://meetnow.global/AEP2024

You will need the control number which can be found on your Notice, on your proxy card and on the instructions that accompany your proxy materials.

WHO WE ARE

At American Electric Power, we provide more than just electricity to our millions of customers – we energize possibilities. We're redefining the future of energy, empowering the communities we serve and developing the workforce of the future.

40K transmission miles
(The nation's largest network)

225K distribution miles
(One of the largest in the U.S.)

23GW of owned generation
(Diverse generating portfolio)

5.6 million customers
in 11 states

17,000 employees

$97 billion
total assets

$66 billion
rate base

Data as of 12/31/23

DELIVERING FOR OUR CUSTOMERS AND COMMUNITIES

Our strategic vision for long-term, sustainable growth focuses on providing cleaner, reliable and affordable energy, modernizing the grid, generating customer and community-centric growth, driving financial and operational excellence and transforming our workforce.

Powering Growth

Five-year, $43B capital forecast includes $16B in transmission and $11.3B in distribution investments to continue building the energy grid of the future

Adding more than 20 GW of diverse resources over the next decade to support the growing energy needs of our customers

Strategic focus on economic development helps bring valuable jobs and investment to our service territory

Leading the Clean Energy Transition

Capital forecast includes $9.4B in regulated renewable investments to add more fuel-free generation resources to serve customers

Renewables will represent approximately 50% of our total capacity by 2033

Goal of net zero by 2045

Actively Managing our Business and Operations

Immediate-term focus on simplifying the business

Thoughtful and proactive portfolio management and investment to support strategy

Building a skilled workforce prepared to respond to the evolving needs of customers

FINANCIAL PERFORMANCE

We're providing maximum value to all of our stakeholders, while driving our strategic priorities forward and delivering safe, reliable and affordable energy.

Total Shareholder Return

AEP outperformed the PHLX Utility Sector Index and the S&P Utilities Sector Index over the last decade.

148%
133%
135%
211%
AEP
PHLX Utility Sector Index
S&P Utilities Sector Index
S&P 500
2013-2023

Actual EPS Performance vs Original Guidance Range

AEP has met or exceeded our EPS guidance for more than a decade.

2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Low
Mid
High
Exceeding

Consecutive dividend increases for a decade

Dividend paid every quarter since 1910

OUR COMMITMENTS

- 6%-7% annual operating earnings growth range
- Target 14-15% FFO/debt ratio - strong balance sheet
- Dividend growth in-line with earnings and targeted payout ratio of 60%-70%
- Invest in our robust pipeline of energy infrastructure to fuel growth
- Improved customer rate outlook by focusing on fuel-free generation and economic development
- 2024 operating earnings guidance range of $5.53-$5.73

2023 HIGHLIGHTS

- We increased our quarterly dividend to 88 cents a share in October. Dividend growth is in line with our long-term growth rate of 6% to 7% and within the targeted payout ratio of 60-70%.
- We received approval to add more fuel-free, low-cost renewable resources to serve Public Service Company of Oklahoma, Southwestern Electric Power Company, Appalachian Power and Indiana Michigan Power customers.
- We made progress on our strategy to de-risk and simplify the business. We completed the sale of our unregulated renewables business in August 2023 and a joint venture solar portfolio in February 2024. We are working through the final phases of the sales process for the AEP Energy retail and AEP OnSite Partners distributed resources businesses and expect that process to conclude by the end of the second quarter of this year.
- Our disciplined commitment to economic development helped us achieve a 7.8% increase in commercial load and a 1.6% increase in industrial load.

BOARD OF DIRECTORS QUICK FACTS

11 of our 12 directors are independent (all directors except interim CEO & president)

Average tenure on AEP Board

5.2 YEARS

Average Age: **63**

33% Minority

42% Women

75% <5 years on Board

Skills, Qualifications & Experiences*	# of Directors
Senior Executive Leadership & Business Strategy: CEO or significant senior experience with an understanding of complex organizations, strategic planning, risk management, human capital management and corporate governance.	12
Finance or Accounting: Experience in accounting or finance, including oversight of financial reporting and internal controls of a company, and capital allocation.	4
Innovation & Technology: Management or oversight experience in technological trends, digital platforms, cybersecurity, and development of new technologies, including those that result from shifting energy policy and environmental regulations.	6
Regulated Industry Experience: Experience in the utility or energy industries, nuclear energy operations or in other highly regulated industries, including experience with the risks and public policy issues associated with the electric utility industry.	10
Government, Legal & Environmental Affairs: Experience in law, government, public policy or environmental affairs and understanding of effective strategies in these areas.	5
Industrial Operations & Safety Experience: Experience managing maintenance and growth investments of complex capital projects and oversight of safety-related programs and performance.	8
Customer Experience or Marketing: Management or oversight experience in consumer businesses, customer service and marketing.	5
Talent: Experience overseeing programs and performance related to employee development and the development of leadership skills and talents in others.	7
Risk Management: Experience overseeing or managing financial, operational and other significant risks that affect the Company.	8
Cybersecurity & Physical Security: Experience overseeing the security of business and operational technical systems and physical assets.	6

*Details a focus area or expertise a director has identified as core and on which the Board particularly relies. This summary is not an exhaustive list of director's skills or contributions to the Board and does not mean additional directors do not have that qualification or skill. See page 22 of proxy for more information.

OUR BOARD

See page 4 of proxy for more information

	Board Member Highlights	Audit	Directors & Corporate Governance	Executive	Finance	Human Resources	Nuclear Oversight	Technology	Policy
	**Ben Fowke** **Age:** 65 **Tenure:** 2022 **Position:** Interim CEO & President			✓	Chair				✓
	**Art A. Garcia** *Independent* **Age:** 62 **Tenure:** 2019 **Position:** Retired CFO, Ryder System, Inc. **Other Public Boards:** ABM Industries, Inc. & Elanco Animal Health, Inc	Chair	✓		✓				✓
	**Hunter C. Gary** *Independent* **Age:** 49 **Tenure:** 2024 **Position:** Senior Managing Director of Icahn Enterprises L.P. **Other Public Boards:** Conduent Inc., CRV Energy Inc.	✓						✓	✓
	**Linda A. Goodspeed** *Independent* **Age:** 62 **Tenure:** 2005 **Position:** Retired Managing Partner, Wealthstrategies Financial Advisors **Other Public Boards:** AutoZone, Inc., Darling Ingredients, Inc. & Williams Industrial Services Group, Inc.	✓					✓	Chair	✓
	**Donna A. James** *Independent* **Age:** 66 **Tenure:** 2022 **Position:** Managing Director, Lardon & Associates, LLC **Other Public Boards:** The Hartford Financial Services Group, Inc., & Victoria's Secret & Co.	✓			✓				✓
	**Sandra Beach Lin** *Independent* **Age:** 66 **Tenure:** 2012 **Position:** Retired CEO, Calisolar, Inc. **Other Public Boards:** Avient Corporation & Trinseo PLC	✓	Chair	✓				✓	✓

Board Member Highlights	Audit	Directors & Corporate Governance	Executive	Finance	Human Resources	Nuclear Oversight	Technology	Policy
	**Henry P. Linginfelter** *Independent* Age: 63 Tenure: 2024 Position: Retired Executive Vice President of Southern Company Gas Other Public Boards: Southwest Gas Holdings, Inc.				✓		✓		✓
	**Margaret M. McCarthy** *Independent* Age: 70 Tenure: 2019 Position: Retired Executive Vice President - Technology Integration, CVS Health Corporation Other Public Boards: Alignment Healthcare, Inc., First American Financial Corporation & Marriott International, Inc.	✓					✓	✓	Chair
	**Daryl Roberts** *Independent* Age: 55 Tenure: 2020 Position: Senior Vice President & Chief Operations & Engineering Officer, DuPont de Nemours, Inc.	✓					✓	✓	✓
	**Daniel G. Stoddard** *Independent* Age: 62 Tenure: 2023 Position: Retired Senior Vice President, Chief Nuclear Officer and President of Contracted Assets for Dominion Energy, Inc.						Chair		✓
	**Sara Martinez Tucker** *Independent* Age: 68 Tenure: 2009 Position: Chair Other Public Boards: Service Corporation International		✓	Chair		Chair			✓
	**Lewis Von Thaer** *Independent* Age: 63 Tenure: 2022 Position: President & CEO, Battelle Memorial Institute					✓	✓	✓	✓

CORPORATE GOVERNANCE

See page 20 of proxy for more information

Strong governance practices protect the long-term interests of our stakeholders and deliver significant value to our customers, employees and investors. At AEP, strong governance includes risk management, effective decision-making, transparency, compliance, accountability and ethical behavior. It shapes how we respond to challenges and allows us to seize opportunities that enable a sustainable future.

Corporate and ESG Governance Highlights	
Independence	• 11 of 12 director nominees are independent • Independent Chair • Independent audit, corporate governance and compensation committees • Non-management directors meeting in executive session at each Board meeting
Shareholder Rights	• Shareholders may nominate directors through proxy access • Shareholders may call a special shareholder meeting • Annual shareholder engagement on governance matters with Independent Chair (or Lead Director if that role exists) • Each share of common stock is equal to one vote
Good Governance Practices	• Majority voting for directors with mandatory resignation policy and plurality carve out for contested elections • Annual Board, committee and individual director evaluations • Clearly defined governance and sustainability initiatives aligned with corporate goals • Annual election of all directors • Policy to prohibit all hedging and pledging of corporate securities

AEP's Governance and Sustainability Structure

AEP's Board of Directors
Committee on Directors and Corporate Governance of the Board of Directors
Executive Management
Vice President & Chief Sustainability Officer
Enterprise Sustainability Council (ESC)
Corporate ESG Committee

COMPENSATION *See page 48 of proxy for more information*

AEP's executive compensation program is designed to:

We meet these objectives through a mix of compensation, base salary, short-term incentives and long-term incentives. Our long-term incentive compensation consists of performance shares and restricted stock units.

	Base Salary	Short-term Incentives	Long-term Incentives
Link pay to performance		✓	✓
Attract and retain talented executives and key employees	✓	✓	✓
Emphasize performance-based compensation to align variable compensation with the achievement of company objectives		✓	✓
Reward individual performance	✓	✓	✓
Encourage management and operational continuity through employee retention		✓	✓

Key Compensation Features

Key features of our executive compensation program include:

What We Have

What We Don't Have

- No reimbursement or tax gross-up for excise taxes triggered under change in control agreements
- No excessive benefits or perquisites for executives
- No income tax gross-ups for executives, other than for certain relocation expenses

Target Compensation Mix

This consists of base salary, short-term incentives and long-term incentives.

Chief Executive Officer Percentage of Performance-based Pay

- **71%** Performance-Based
- **18%** Restricted Stock Units
- **11%** Base Salary

Other Named Executives Average Percentage of Performance-based Pay

- **61%** Performance-Based
- **13%** Restricted Stock Units
- **26%** Base Salary

Rules of Conduct for the Annual Meeting

AEP strives to provide our shareholders attending the online-only Annual Meeting the same opportunities to participate they would have had at an in-person Annual Meeting. AEP believes the online-only format will provide an enhanced opportunity for participation and discourse.

•	Representatives of Computershare Trust Company, N.A. have been appointed as the independent inspectors of elections.

•
Shareholders participating in the live webcast of the Annual Meeting at https://meetnow.global/AEP2024 can submit questions in writing during the Annual Meeting. Management will read questions to the audience and respond to these questions throughout the Annual Meeting. Shareholders are encouraged to provide their name and contact information in case the Company needs to contact them after the Annual Meeting.

•
Individuals who are not shareholders as of the record date who are interested in listening to the Annual Meeting will be allowed to listen to the Annual Meeting toll-free at 855-761-5600, confirmation code 6993059.

•
Questions submitted by shareholders will be read during the Annual Meeting unedited, except to the extent questions from multiple shareholders on the same topic or that are otherwise related, in which case such questions may be grouped, summarized and answered together. Questions that are of an inappropriate personal nature or that use offensive language will not be read during the Annual Meeting or posted on our website after the Annual Meeting. Questions regarding technical issues related to the Annual Meeting will be referred to technical support personnel to respond separately.

•
A video replay of the Annual Meeting, will be available on our website at aep.com/investors under "2024 Annual Meeting of Shareholders" until the release of the proxy statement for the 2025 Annual Meeting.

•	The Annual Meeting will end upon the earlier of 10:00 a.m. Eastern Time, or after all question topics that are not of an inappropriate nature have been answered.

i

Proxy Statement

March 13, 2024

Proxy and Voting Information

A notice of Internet availability of proxy materials or paper copy of this proxy statement, our 2023 Annual Report and a form of proxy or voting instruction card is first being mailed or made available to shareholders on or about March 13, 2024, in connection with the solicitation of proxies by the Board of Directors of American Electric Power Company, Inc., 1 Riverside Plaza, Columbus, Ohio 43215, for the annual meeting of shareholders to be held on April 23, 2024 exclusively via live webcast at https://meetnow.global/AEP2024.

We use the terms “AEP,” the “Company,” “we,” “our” and “us” in this proxy statement to refer to American Electric Power Company, Inc. and, where applicable, its subsidiaries. All references to “years,” unless otherwise noted, refer to our fiscal year, which ends on December 31.

Who Can Vote.    Only the holders of shares of AEP common stock at the close of business on the record date, February 26, 2024, are entitled to vote at the Annual Meeting. Each such holder has one vote for each share held on all matters to come before the meeting. On February 26, 2024, there were 526,590,278 shares of AEP common stock, $6.50 par value, outstanding.

How to Attend the Virtual Annual Meeting. The 2024 Annual Meeting will be a virtual meeting of shareholders, which will be conducted exclusively by webcast. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting at https://meetnow.global/AEP2024. You also will be able to vote your shares online during the virtual Annual Meeting.

To participate in the Annual Meeting, you will need to review the information included on your notice of Internet availability of proxy materials, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you can access the virtual meeting as a guest, or if you would like to vote or ask a question at the virtual Annual Meeting, you must register in advance using the instructions below.

The virtual Annual Meeting will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time leaving ample time to check in. Please follow the registration instructions as outlined in this proxy statement.

How to Register to Attend the Virtual Annual Meeting.    All shareholders can listen to the virtual Annual Meeting by signing onto the virtual Annual Meeting as a guest. However, if you wish to participate in the virtual Annual Meeting, you must sign on as a shareholder.

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the virtual Annual Meeting. Please follow the instructions on the proxy card or the notice of Internet availability of proxy materials, or in the proxy material notification email that you received.

If you hold shares through an intermediary, such as a bank or broker (a Beneficial Holder), and want to attend the virtual Annual Meeting (with the ability to ask a question and/or vote, if you choose to do so) you have two options:

(1)submit proof of your proxy power (legal proxy) from your bank or broker reflecting your AEP holdings along with your name and email address to Computershare by email to: legalproxy@computershare.com, or by mail:
P.O. Box 43001 Providence, RI 02940-3001

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on April 18, 2024.

You will receive a confirmation of your registration by email after your registration materials have been received.

(2)For the 2024 proxy season, standards have been agreed upon to allow Beneficial Holders to register online at the virtual Annual Meeting to attend, ask questions and vote. We expect that the vast majority of Beneficial Holders will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is provided as a convenience to Beneficial Holders only. There is no guarantee this option will be available for every type of Beneficial Holder voting control number. The inability to provide this option to any or all Beneficial Holders will in no way impact the validity of the virtual Annual Meeting. Beneficial Holders may choose to register in advance, as described in (1), above, if they prefer to use this traditional, paper-based option.

Please go to https://meetnow.global/AEP2024 for more information on the available options and registration instructions.

How You Can Vote.    Shareholders of record can vote by (i) mailing their signed proxy cards; (ii) calling a toll-free telephone number; (iii) using the Internet; or (iv) participating in the Annual Meeting at https://meetnow.global/AEP2024. The telephone, Internet and in-person virtual voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been properly recorded. Instructions for shareholders of record who wish to use the telephone or Internet voting procedures are on the proxy card or the website shown on the notice of Internet availability of proxy materials.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for you to vote your shares.

When proxies are signed and returned, the shares represented thereby will be voted by the persons named on the proxy card or by their substitutes in accordance with shareholders’ directions. If a proxy card is signed and returned without choices marked, it will be voted for the nominees for directors listed on the card and as recommended by the Board of Directors with respect to other matters. The proxies of shareholders who are participants in the Dividend Reinvestment and Stock Purchase Plan include both the shares registered in their names and the whole shares held in their plan accounts on February 26, 2024.

Revocation of Proxies.    A shareholder giving a proxy may revoke it at any time before it is voted at the meeting by voting again after the date of the proxy being revoked or by attending the meeting and voting in person.

How Votes are Counted.    The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Under the NASDAQ Stock Market LLC (NASDAQ) rules, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is considered a “routine” item. This means that brokerage firms may vote in their discretion on this matter on behalf of their clients who have not furnished voting instructions. The proposals to elect directors, the advisory vote on executive compensation, and the vote on the American Electric Power System 2024 Long-Term Incentive Plan are “non-routine” matters. That means that brokerage firms may not use their discretion to vote on such matters without express voting instructions from their clients.

The Company has implemented a majority voting standard for the election of directors in uncontested elections. The election of directors at the Annual Meeting is an uncontested election, so for a nominee to be elected to the Board, the number of votes cast “for” the nominee’s election must exceed the number of votes cast “against” his or her election. If a nominee does not receive a greater number of votes “for” his or her election than “against” such election, he or she will be required to tender his or her resignation for the Board’s consideration of whether to accept such resignation in accordance with our Bylaws.

The following table summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass, and the effect of abstentions and uninstructed shares on each proposal.

Item	Board Recommendation		Voting Standard	Abstentions	Broker Non-Votes
Item 1 – Election of Directors	✓	FOR ALL	Majority of votes cast for each Director	No effect	No effect
Item 2 – Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2024(1)	✓	FOR	Majority of shares voted	No effect	Discretionary voting by broker permitted
Item 3 – Advisory vote to approve executive compensation (Say on Pay)(1)	✓	FOR	Majority of shares voted	No effect	No effect
Item 4 – Approval of the Company's 2024 Long-term Incentive Plan	✓	FOR	Majority of shares voted	No effect	No effect

(1)As advisory votes, the proposals to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2024 and to approve executive compensation are not binding upon the Company. However, the Board, the Audit Committee and the Human Resources Committee value the opinions expressed by shareholders and will consider the outcome of these votes when making future decisions.

Your Vote is Confidential.    It is AEP’s policy that shareholders be provided privacy in voting. All proxies, voting instructions and ballots, which identify shareholders, are held on a confidential basis, except as may be necessary to meet any applicable legal requirements. We direct proxies to an independent third-party tabulator who receives, inspects, and tabulates them. Voted proxies and ballots are not seen by nor reported to AEP except (i) in aggregate number or to determine if (rather than how) a shareholder has voted, (ii) in cases where shareholders write comments on their proxy cards or (iii) in a contested proxy solicitation.

Multiple Copies of Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials to Shareholders.    Securities and Exchange Commission (SEC) rules provide that more than one annual report, proxy statement or notice of Internet availability of proxy materials need not be sent to the same address. This practice is commonly called “householding” and is intended to eliminate duplicate mailings of shareholder documents. Mailing of your annual report, proxy statement or notice of Internet availability of proxy materials is being householded indefinitely unless you instruct us otherwise. We will deliver promptly, upon written or oral request, a separate copy of the annual report, proxy statement or notice of Internet availability of proxy materials to a shareholder at a shared address. To receive a separate copy of the annual report, proxy statement or notice of Internet availability of proxy materials, write to AEP, attention: Investor Relations, 1 Riverside Plaza, Columbus, OH 43215 or call 1-800-237-2667. If more than one annual report, proxy statement or notice of Internet availability of proxy materials is being sent to your address, at your request, mailing of the duplicate copy can be discontinued by contacting our transfer agent, Computershare Trust Company, N.A. (Computershare), at 800-328-6955 or writing to them at P.O Box 43078 Providence, RI 02940-3078. If you wish to resume receiving separate annual reports, proxy statements or notice of Internet availability of proxy materials at the same address in the future, you can contact Computershare at 800-328-6955 or write to them at P.O Box 43078 Providence, RI 02940-3078. The change will be effective 30 days after receipt.

Additional Information.    Our website address is www.aep.com. We make available free on the Investor Relations section of our website (www.aep.com/investors) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (Exchange Act). We also make available through our website other reports filed with or furnished to the SEC under the Exchange Act, including our proxy statements and reports filed by officers and directors under Section 16(a) of the Exchange Act. You may request free printed copies of any of these materials and information by contacting Investor Relations at: AEP, attention: Investor Relations, 1 Riverside Plaza, Columbus, OH 43215. We do not intend for information posted on our website to be part of this proxy statement. In addition, this proxy statement and the Annual Report for the fiscal year ended December 31, 2023 are available at www.edocumentview.com/aep.

Item 1. Election of Directors

Currently, AEP's Board of Directors consists of 13 members. In accordance with AEP's retirement policy, Mr. Beasley will end his service as a member of the Board effective on the date of the Annual Meeting. Therefore, the Board of Directors has authorized a reduction in the size of the Board to 12 members, effective April 23, 2024, as permitted by the Bylaws. Accordingly, twelve directors are to be elected at the 2024 Annual Meeting to hold office until the next annual meeting and until their successors have been elected. AEP’s Bylaws provide that the number of directors of AEP shall be such number, not less than 9 nor more than 17, as shall be determined from time to time by resolution of the Board.

Ten of the twelve nominees were nominated by the Board on the recommendation of the Committee on Directors and Corporate Governance (the Corporate Governance Committee) following an individual evaluation of each nominee’s qualifications and 2023 performance. Mr. Gary and Mr. Linginfelter were elected by the Board, effective February 12, 2024, and were nominated pursuant to a Director Appointment and Nomination Agreement (Nomination Agreement) described below in “Director Nomination Agreement” and “Certain Relationships and Related Person Transactions” and following an evaluation of their respective qualifications. The proxies named on the proxy card or their substitutes will vote for the Board’s nominees, unless instructed otherwise. Mr. Oliver G. Richard, III resigned from the Board on August 17, 2023 and Nicholas K. Akins resigned from the Board effective October 1, 2023, in each case due to personal reasons and not due to any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. On February 20, 2024, the Board determined to remove Julia A. Sloat from her roles as Chair, Chief Executive Officer and President of the Company, effective February 25, 2024.

All of the Board’s nominees were elected by the shareholders at the 2023 annual meeting, except for Messrs. Stoddard, Gary and Linginfelter. Mr. Stoddard was elected to the Board effective August 18, 2023 following input from a director search firm, which was paid a fee to identify and evaluate potential Board members. Messrs. Gary and Linginfelter were elected to the Board pursuant to the Nomination Agreement. In connection with their election to the Board, Messrs. Stoddard, Gary and Linginfelter were interviewed by certain members of the Corporate Governance Committee, which also reviewed their respective qualifications and recommended their elections to the full Board. We do not expect any of the nominees will be unable to stand for election or be unable to serve if elected. If a vacancy in the slate of nominees occurs before the meeting, the proxies may be voted for another person nominated by the Board or the number of directors may be reduced accordingly.

The Board of Directors unanimously recommends a vote FOR each of the director nominees below.

Biographical Information. The following brief biographies of the nominees include their principal occupations, ages on the date of this proxy statement, accounts of their business experience and names of certain companies of which they are directors. Data with respect to the number of shares of AEP’s common stock and stock-based units beneficially owned by each of them appears on page 93.

Nominees For Director

Ben Fowke	Interim CEO and President	Current Public Company Directorships:
	American Electric Power Company, Inc.	None

	Age: 65	Prior Public Company Directorships
	Director Since: February 2022	(within last five years):
	Independent: No	• Xcel Energy Inc. (2011 - 2021)

	AEP Committees:	Other Directorships and Memberships:
	• Executive	• Energy Insurance Mutual Limited (Director)
	• Finance (Chair)	•Securian Financial Group, Inc. (Director)
• Policy

Professional Highlights

Elected Interim Chief Executive Officer and President of the Company in February 2024. Retired chairman of the board of directors of Xcel Energy Inc., a utility holding company (Xcel) (August 2011-December 2021), and retired chief executive officer of Xcel (August 2011 – August 2021). Mr. Fowke served as president of Xcel (August 2011 – March 2020), chief operating officer of Xcel (August 2009- August 2011) and chief financial officer of Xcel (October 2003 – August 2009). Mr. Fowke also served as chief executive officer of Xcel’s utility subsidiaries Northern States Power Company, Public Service Company of Colorado and Southwestern Public Service Co. (January 2015 – August 2021).

Skills and Qualifications

Mr. Fowke’s qualifications to serve on the Board include his executive experience in the regulated electric and gas utility industry and his experience as a public company director. Having served as a chief financial officer, he has a strong background in finance, financial reporting and shareholder outreach. Mr. Fowke also has experience in environmental issues, operations and the energy business. His extensive experience in the utility industry provides valuable insight into the risks we face and provides unique insight into effective management of those risks to deliver strong results over the long term. His involvement in the utility industry also provides significant expertise on regulatory and policy issues that are central to our business.

Art A. Garcia	Retired Executive Vice President and CFO,	Current Public Company Directorships:
	Ryder System, Inc.	• ABM Industries Incorporated
• Elanco Animal Health Incorporated
	Age: 62	• Raymond James Financial, Inc.
Director Since: September 2019
	Independent: Yes	Prior Public Company Directorships
(within the last five years):
	AEP Committees:	None
• Audit (Chair)
• Finance
• Governance
• Policy

Professional Highlights

Retired chief financial officer of Ryder System, Inc., a provider of fleet management, supply chain management and logistic solutions (2010-2019). Senior Vice President and Controller of Ryder (2005-2009). Mr. Garcia is a certified public accountant who began his career with Coopers & Lybrand before joining Ryder.

Skills and Qualifications

Mr. Garcia’s qualifications to serve on the Board include his corporate finance and accounting expertise as a chief financial officer and his experience as a public company director. While at Ryder, Mr. Garcia held several positions of increasing responsibility, including group director accounting services, as well as senior vice president and corporate controller before his appointment as chief financial officer. Mr. Garcia also oversaw corporate strategy and development, and led the reengineering of the company’s finance function to drive increased efficiencies. His extensive finance expertise provides valuable insight in the areas of financial reporting and accounting and controls. He also brings to the Board relevant experience in risk management, regulated industries, safety and strategy development.

Hunter C. Gary	Senior Managing Director,	Current Public Company Directorships:
	Icahn Enterprises L.P.	• Conduent Inc.
• CVR Energy, Inc.
Age: 49
	Director Since: February 2024	Prior Public Company Directorships
	Independent: Yes	(within last five years):
• CVR Partners, LP (2018 - 2021)
	AEP Committees:	• CVR Refining, LP (2018 - 2019)
	• Audit	• Herc Holdings, Inc. (2022 - 2023)
	• Policy	• Herbalife Nutrition Ltd. (2014 - 2021)
• Technology
Other Directorships and Memberships:
• Various Icahn Group Holdings

Professional Highlights

Mr. Gary is a Senior Managing Director of Icahn Enterprises L.P. (IEP), a diversified holding company engaged in a variety of businesses, including investment, energy, automotive, food packaging, metals, real estate, and home fashion, and has been employed by IEP since November 2010. Prior to that time, Mr. Gary had been employed by Icahn Associates Corporation, an affiliate of IEP, in various roles since June 2003, most recently as the Chief Operating Officer of Icahn Sourcing LLC. Mr. Gary was selected for his position as a director pursuant to the terms of the Nomination Agreement with the Icahn Group.

Skills and Qualifications

Mr. Gary’s qualifications to serve on the Board include significant operational expertise and experience providing strategic advice and guidance gained from his positions with IEP. He also brings experience as a director and in operational roles at other public and private companies.

Linda A. Goodspeed	Retired Managing Partner,	Current Public Company Directorships:
	Wealth Strategies Financial Advisors, LLC	• Autozone, Inc.
• Darling Ingredients Inc.
Age: 62
	Director Since: October 2005	Prior Public Company Directorships
	Independent: Yes	(within last five years):
• Williams Industrial Services Group Inc. (2021 - 2023)
AEP Committees:
	• Audit	Other Directorships and Memberships:
	• Nuclear Oversight	• Lynx Franchising, LLC (Director)
	• Policy	• MidOcean Partners (Director)
• Technology (Chair)

Professional Highlights

Retired managing partner of Wealth Strategies Financial Advisors, LLC (2008-2017). Retired senior vice president and chief information officer of The ServiceMaster Company, a residential and commercial service company (2011-2013). From 2008 to 2011, vice president of information systems of Nissan North America, Inc., an automobile manufacturer.

Skills and Qualifications

Ms. Goodspeed's qualifications to serve on the Board include her information technology expertise as a chief information officer and her experience as a public company director. Ms. Goodspeed has experience in key strategic and operational roles with several large global companies as chief information officer. Ms. Goodspeed brings to the Board a wealth of experience leading complex IT organizations and brings innovation experience. She has completed the National Association of Corporate Directors certification in cybersecurity oversight. She has experience as a senior leader of business developing electric vehicles, and past experience developing and marketing new customer facing products and technology in the appliance and automotive industries.

Donna A. James	Managing Director	Current Public Company Directorships:
	Lardon & Associates LLC	• The Hartford Financial Services Group, Inc.
• Victoria's Secret & Co.
Age: 66
	Director Since: June 2022	Prior Public Company Directorships
	Independent: Yes	(within last five years):
• Marathon (2011 - 2020)
	AEP Committees:	• L Brands (2003 - 2021)
	• Audit	• Boston Scientific Corporation (2015 - 2023)
• Finance
	• Policy	Other Directorships and Memberships:
• Xponance Investment Management (Director)
• OhioHealth (Director)
• The African American Leadership Academy
(Advisory Board Director & Co-Executive Director)

Professional Highlights

Managing Director of Lardon & Associates LLC (2006-present), a business and executive advisory services firm. Held multiple positions at Nationwide Mutual Insurance Company from 1981 to 2006, and is the retired president of Nationwide Strategic Investments and executive vice president-chief administrative officer of Nationwide Mutual Insurance Company (2000-2006). Ms. James is a certified public accountant (non-practicing) and began her career as an auditor with Coopers & Lybrand LLP.

Skills and Qualifications

Ms. James' qualifications to serve on the Board include her extensive senior executive employment in a range of functions, including accounting, investing, operations, treasury, human resources, and corporate diversity and related issues. Ms. James also brings experience of serving as a director on several large public company boards, including on the audit, finance, governance and human resources committees.

Sandra Beach Lin	Retired CEO,	Current Public Company Directorships:
	Calisolar, Inc.	• Avient Corporation
• Trinseo Plc
Age: 66
	Director Since: July 2012	Prior Public Company Directorships
	Independent: Yes	(within last five years):
• WESCO International, Inc. (2002 - 2019)
AEP Committees:
	• Audit	Other Directorships and Memberships:
	• Executive	• Ripple Therapeutics Corporation (Director)
	• Governance (Chair)	• Achievement Foundation (Director)
	• Policy	• Paradigm for Parity (Director)
• Technology

Professional Highlights

Retired chief executive officer of Calisolar, Inc., a solar silicon company (2010-2011). Executive vice president, then corporate executive vice president of Celanese Corporation, a global hybrid chemical company (2007-2010). Previous senior operating roles at Avery Dennison, Alcoa and Honeywell. Member, Nominating and Corporate Governance Committee Chair Advisory Council of the National Association of Corporate Directors.

Skills and Qualifications

Ms. Lin’s qualifications to serve on the Board include her extensive senior executive experience managing large global businesses in multiple industries and her experience as a public company director. Ms. Lin has served as a senior executive in operational roles at numerous industrial manufacturing sites, which gave her significant experience in employee safety and manufacturing. In her senior leadership positions, she created and executed strategies in diverse industries, including automotive, packaging, specialty chemicals and solar energy. She also has extensive knowledge of sales and marketing. In her executive leadership as the chief executive officer of a materials supplier to the solar industry, she helped bring to market new, innovative technology to reduce costs to solar cell manufacturers. Her service as a board leadership fellow for the National Association of Corporate Directors has given her additional expertise related to corporate governance.

Henry P. Linginfelter	Retired Executive Vice President,	Current Public Company Directorships:
	Southern Company Gas	• Southwest Gas Holdings, Inc.

Prior Public Company Directorships
	Age: 63	(within last five years):
	Director Since: February 2024	None
Independent: Yes
Other Directorships and Memberships:
	AEP Committees:	• Southwest Gas Corporation
• Finance
• Nuclear Oversight
• Policy

Professional Highlights

Mr. Linginfelter is the retired Executive Vice President of Southern Company Gas, the largest gas utility in the United States. He also served on the board of The Southern Company’s captive insurance business, which assessed and mitigated risk and liability issues across the corporation. Mr. Linginfelter is the former Chair of the Southern Gas Association and served on the American Gas Association Leadership Council for several years. Mr. Linginfelter was selected for his position as a director pursuant to the terms of the Nomination Agreement with the Icahn Group.

Skills and Qualifications

Mr. Linginfelter’s qualifications to serve on the Board include his extensive experience while at Southern Company with operations, safety, construction and engineering, supply chain, environmental compliance, corporate planning and budgeting, financial planning, risk oversight, customer service, and federal and state regulatory and legislative affairs.

Margaret M. McCarthy	Retired Executive Vice President -	Current Public Company Directorships:
	Technology Integration,	• Alignment Healthcare
	CVS Health Corporation	• First American Financial Corporation
• Marriott International Inc.
Age: 70
	Director Since: April 2019	Prior Public Company Directorships
	Independent: Yes	(within last five years):
• Brighthouse Financial, Inc. (2018 - 2021)
AEP Committees:
• Audit
• Nuclear Oversight
• Policy (Chair)
• Technology

Professional Highlights

Retired Executive Vice President – Technology Integration of CVS Health Corporation, a U.S.-based healthcare company (December 2018 to June 2019). Executive vice president of operations and technology for Aetna, Inc., a diversified health care benefits company (2010 – 2018). Prior to joining Aetna in 2003, she served in information technology-related roles at CIGNA Healthcare and Catholic Health Initiatives.

Skills and Qualifications

Ms. McCarthy’s qualifications to serve on the Board include her extensive senior executive experience in the healthcare industry and her experience as public company director. Ms. McCarthy was responsible for innovation, technology, data security, procurement, real estate and service operations at Aetna. Ms. McCarthy also worked in technology consulting at Accenture and was a consulting partner at Ernst & Young. She was previously a director of a data center and cloud security company. She has extensive experience in the regulated insurance industry, business strategy, customer experience and cyber and physical security.

Daryl Roberts	Senior Vice President and Chief	Current Public Company Directorships:
	Operations and Engineering Officer,	None
DuPont de Nemours Inc.
Prior Public Company Directorships
	Age: 55	(within last five years):
	Director Since: December 2020	None
Independent: Yes
Other Directorships and Memberships:
	AEP Committees:	• American Institute of Chemical Engineers (Director)
	• Audit	• National Action Council for Minorities in Engineering
	• Nuclear Oversight	(Director)
• Policy
• Technology

Professional Highlights

Senior Vice President and Chief Operations and Engineering Officer of DuPont de Nemours Inc., a diversified global specialty chemicals company since 2018. From 2015-2018, Vice President, Manufacturing, Engineering and Regulatory Services and from 2012-2015 Senior Director, Manufacturing and Regulatory Services of Arkema S.A. From 1998-2012, he served in various manufacturing, health and safety, operations and engineering positions at Arkema S.A.

Skills and Qualifications

Mr. Roberts' qualifications to serve on the Board include his service as a senior executive in the global manufacturing industry. He also brings to the Board relevant experience in engineering, manufacturing, operations, regulatory and health and safety. Through his roles in the manufacturing industry, he also has experience managing compliance, regulatory and public policy matters.

Daniel G. Stoddard	Retired Senior Vice President and Chief	Current Public Company Directorships:
	Nuclear Officer and President -	None
Contracted Assets
	Dominion Energy Inc.	Prior Public Company Directorships
(within last five years):
	Age: 61	None
Director Since: August 2023
Independent: Yes

AEP Committees:
• Nuclear Oversight
• Policy

Professional Highlights

Retired senior vice president and chief nuclear officer of Dominion Energy, Inc., a utility holding company (Dominion) (2016 – August 2023) and retired president-contracted assets of Dominion (2019 – August 2023). Mr. Stoddard also served as senior vice president-nuclear operations of Dominion (2011 – 2016), and vice president-nuclear operations of Dominion (2010 – 2011).

Skills and Qualifications

Mr. Stoddard’s qualifications to serve on the Board include his nuclear expertise as the chief nuclear officer of Dominion where he oversaw the operations of Dominion’s seven nuclear units in three states, and his experience managing renewables facilities as president of Dominion’s contracted assets business where he oversaw more than 50 contracted solar generating facilities in nine states. Mr. Stoddard brings to the Board decades of experience in the nuclear and utility industries, including high level executive management and business oversight experience. He has substantial experience working with federal government administrators, which provides valuable insights in governmental and regulatory issues. His extensive experience in operations provides insights in risk management, safety, personnel development, and environmental matters. His experience in the nuclear industry also provides him substantial experience in physical security and cybersecurity.

Sara Martinez Tucker	Chair	Current Public Company Directorships:
	American Electric Power Company, Inc.	• Service Corporation International

	Age: 68	Prior Public Company Directorships
	Director Since: January 2009	(within last five years):
	Independent: Yes	• Cornerstone OnDemand, Inc. (2021)
• Sprint Corporation (2013 - 2020)
	AEP Committees:	• Xerox Corporation (2011 - 2019)
• Executive
	• Governance	Other Directorships and Memberships:
	• Human Resources (Chair)	• Achieve Partners (Unpaid advisory Board)
	• Policy	• Guild (Unpaid advisory Board)

Professional Highlights

Elected Chair of the Board of the Company in February 2024. Former Chief Executive Officer of the National Math and Science Initiative from February 2013 to March 2015. From 2009 to February 2013, independent consultant. Former Under Secretary of Education in the U.S. Department of Education (2006-2008). Chief executive officer and president of the Hispanic Scholarship Fund from 1997 to 2006. Retired executive of AT&T.

Skills and Qualifications

Ms. Tucker’s qualifications to serve on the Board include her experience in governmental affairs in the highly regulated telecommunications industry and as the Under Secretary of Education, her management positions in human resources and customer service operations, and her experience as a public company director. Her leadership positions in government and education provide perspective on social responsibility and diversity. Ms. Tucker brings to the Board relevant expertise from her various leadership positions in government and education and her business experience at AT&T in regulatory affairs, government and public policy matters. As an executive at AT&T, she had experience in consumer and retail businesses and human resources.

Lewis Von Thaer	President and Chief Executive Officer,	Current Public Company Directorships:
	Battelle Memorial Institute	None

Prior Public Company Directorships
	Age: 63	(within last five years):
	Director Since: February 2022	None
Independent: Yes
Other Directorships and Memberships:
	AEP Committees:	• Ambri, Inc. (Board Member)
	• Human Resources	• AmplifyBio (Board Chair)
	• Nuclear Oversight	• Hughes Research Laboratories, LLC (Advisory Board)
• Policy
• Technology

Professional Highlights

President and chief executive officer of Battelle Memorial Institute, the world’s largest independent research and development organization, since October 2017. Mr. Von Thaer served as chief executive officer of DynCorp International (June 2015 – October 2017), executive vice president and president of the National Security Sector of Leidos, Inc. (2013 – 2015) and corporate vice president of General Dynamics Corporation and president of its Advanced Information Systems division (2005 –2013).

Skills and Qualifications

Mr. Von Thaer’s qualifications to serve on the Board include his technology expertise as the chief executive officer of Battelle and his experience as a director of Pacific Northwest National Laboratory and UT-Battelle (the operator of Oak Ridge National Laboratory). Mr. Von Thaer brings to the Board decades of employment in the global manufacturing and research industries, including high level executive management and business oversight experience. He has substantial experience working with federal government administrators, which provides valuable insights in governmental, regulatory and public policy issues. His extensive experience in management and operations provides insights in risk management, safety and health, personnel development and environmental matters. As a former Bell Laboratories engineer and a member of the defense science board from 2010 - 2012, Mr. Von Thaer also brings significant engineering experience.

AEP’s Board of Directors and Committees

Under New York law, AEP is managed under the direction of the Board of Directors. The Board establishes broad corporate policies and authorizes various types of transactions, but it is not involved in day-to-day operational details. During 2023, the Board held six regular meetings in person, and one regular meeting and one special meeting by videoconference. AEP typically encourages, but does not require, members of the Board to attend the annual shareholders’ meeting. Last year, all directors attended the annual meeting virtually.

One member of our Corporate Governance Committee, Ms. Lin, is a member of The National Association of Corporate Directors’ (NACD) Nominating and Governance Chair Advisory Council, a group that seeks to identify ways that board nominating and governance committees can help build investor confidence in publicly traded companies. Ms. Lin is also an NACD Board Leadership Fellow.

Leadership Updates. On February 26, 2024, the Company announced that the Board determined to remove Ms. Sloat from her roles as Chair, Chief Executive Officer and President of the Company, effective February 25, 2024. This decision was not the result of any disagreement with Ms. Sloat regarding the Company’s operations, policies, or financial performance, and was not made for cause or related to any ethical or compliance concern. For continuity while the Board searches for a permanent Chief Executive Officer, the Board appointed Ms. Tucker as Chair of the Board and Mr. Fowke as Interim Chief Executive Officer and President of the Company, effective February 26, 2024.

The Board has engaged a leading executive search firm to conduct an external search for a permanent CEO. The Board is seeking candidates who will bring strong leadership to the Company to further its strategic vision for long-term, sustainable growth. The process will be undertaken in accordance with programs and practices established by the Board for Chief Executive Officer for succession planning.

Board Meetings and Committees. The Board expects that its members will rigorously prepare for, attend and participate in all Board and applicable committee meetings. Directors are also expected to become familiar with AEP’s management team and operations as a basis for discharging their oversight responsibilities.

The Board has eight standing committees. The table below shows the number of meetings conducted in 2023 by each committee and the directors who currently serve on these committees. Each director attended 92 percent or more of the meetings of the Board and Board committees on which he or she served during 2023, and the average director attendance in 2023 was 99.3 percent. Mr. Stoddard was appointed to the Nuclear Oversight Committee and Policy Committee in August 2023. Mr. Gary was appointed to the Audit, Technology and Policy Committees and Mr. Linginfelter was appointed to the Finance, Nuclear and Policy Committees in February 2024.

DIRECTOR	BOARD COMMITTEES
	Audit	Directors and Corporate Governance	Executive	Finance	Human Resources	Nuclear Oversight	Policy	Technology
Mr. Beasley					X	X (Chair)	X	X
Mr. Fowke			X	X (Chair)			X
Mr. Garcia	X (Chair)	X		X			X
Mr. Gary	X						X	X
Ms. Goodspeed	X					X	X	X (Chair)
Ms. James	X			X			X
Ms. Lin	X	X (Chair)	X				X	X
Mr. Linginfelter				X		X	X
Ms. McCarthy	X					X	X (Chair)	X
Mr. Roberts	X					X	X	X
Mr. Stoddard						X	X
Ms. Tucker		X	X (Chair)		X (Chair)		X
Mr. Von Thaer					X	X	X	X
2023 Meetings	8	5	0	4	7	4	3	4

The functions of the committees are described below. The committee charters provide a more detailed discussion of the purposes, duties and responsibilities of the committees. The charters for each of our standing committees can be found on our website at www.aep.com/investors/governance.

The Committee on Directors and Corporate Governance (the Corporate Governance Committee) is responsible for:

1.Recommending the size of the Board within the limits imposed by the Bylaws.

2.Recommending selection criteria for nominees for election or appointment to the Board.

3.Conducting independent searches for qualified nominees and screening the qualifications of candidates recommended by others.

4.Recommending to the Board nominees for appointment to fill vacancies on the Board as they occur and the slate of nominees for election at the annual meeting.

5.Reviewing and making recommendations to the Board with respect to compensation of directors and corporate governance.

6.Recommending members to serve on committees and chairs of the committees of the Board.

7.Reviewing the independence and possible conflicts of interest of directors and executive officers.

8.Overseeing the AEP Corporate Compliance Program.

9.Overseeing the annual evaluation of the Board of Directors.

10.Overseeing the annual evaluation of individual directors.

11.Monitoring AEP’s Related Person Transaction Approval Policy.

12.Overseeing AEP’s Corporate Sustainability Report which includes information on sustainability, responsible business practices and governance matters and material concerning political contributions.

Consistent with the rules of NASDAQ and the SEC and our Director Independence Standards, all members of the Corporate Governance Committee are independent.

The Human Resources Committee (the HR Committee) annually reviews and approves AEP’s executive compensation in the context of the performance of management and the Company. None of the members of the HR Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, each of the current members of the HR Committee has been determined to be independent by the Board in accordance with NASDAQ and SEC rules applicable for board and committee service and our Director Independence Standards. Each member is also a “non-employee director” as defined in SEC Rule 16b-3 under the Exchange Act.

The HR Committee also reviews the Compensation, Discussion and Analysis section of this proxy statement, and recommends that it be included in the Company’s Annual Report on Form 10-K.

For a more complete description of the HR Committee’s responsibilities, see the Human Resources Committee Report on page 64.

The Audit Committee is responsible for, among other things, the appointment of the independent registered public accounting firm (independent auditor) for the Company; reviewing with the independent auditor the plan and scope of the audit and approving audit fees; monitoring the adequacy of financial reporting and internal control over financial reporting; and meeting periodically with the internal auditor and the independent auditor.

Consistent with the rules of NASDAQ and the SEC and our Director Independence Standards, all members of the Audit Committee are independent. The Board has also determined that Mr. Garcia and Mses. Goodspeed, James, and Lin are “audit committee financial experts” as defined by SEC rules.

The Finance Committee monitors and reports to the Board with respect to the capital requirements and financing plans and programs of AEP and its subsidiaries, including reviewing and making recommendations concerning their short and long-term financing plans and programs. The Finance Committee also provides recommendations to the Board on dividend policy, including the declaration and payment of dividends. The Finance Committee also reviews and approves the treasury policies of the Company.

The Nuclear Oversight Committee is responsible for overseeing and reporting to the Board with respect to the management and operation of AEP’s nuclear generation.

The Policy Committee is responsible for examining AEP’s policies on major public issues affecting the AEP System, including environmental, technology, industry change and other matters. During 2023, the Policy Committee held three meetings that focused on strategic issues for the electric utility industry through 2030, including a discussion on the decarbonization of power generation, grid flexibility and customer resiliency, and climate adaptability; energy sector cybersecurity risks; and the role of nuclear energy in the clean energy transition.

The Technology Committee provides review and oversight of AEP’s information technology strategy and investments, including internal and external labor strategy; provides review and oversight of AEP’s framework and programs designed to address risks related to cybersecurity, information technology, and associated operational resiliency; and otherwise provides review and oversight of issues related to setting the information technology and cybersecurity strategy of the Company.

The Executive Committee is empowered to exercise all the authority of the Board, subject to certain limitations prescribed in the Bylaws, during the intervals between meetings of the Board.

Corporate Governance

AEP maintains a corporate governance page on its website that includes key information about corporate governance initiatives, including AEP’s Principles of Corporate Governance (Principles), AEP’s Principles of Business Conduct, Code of Business Conduct and Ethics for Members of the Board of Directors, Director Independence Standards, and charters for the Audit Committee, the Corporate Governance Committee and the HR Committee. The corporate governance page can be found at www.aep.com/investors/governance. Printed copies of all of these materials also are available without charge upon written request to Investor Relations at: AEP, attention: Investor Relations, 1 Riverside Plaza, Columbus, Ohio 43215.

We are committed to strong governance practices that protect the long-term interests of our shareholders. Our governance framework includes the following key governance best practices:

Governance Highlights
•	11 out of 12 director nominees are independent	•	Annual shareholder engagement on governance issues, including sustainability and responsible business practices and strategy with independent Chair (or Lead Director if that role exists) participation
•	Strong independent Chair	•	Executive sessions of non-management directors at every Board meeting
•	Annual election of all directors	•	Robust stock ownership guidelines for executive officers and non-employee directors
•	Majority voting in the election of directors with director resignation policy (plurality standard to apply in contested elections)	•	Risk oversight by full Board and Committees
•	Annual Board and Committee self-evaluations, including individual Board member evaluations	•	Board and Committees may hire outside advisors independently of management
•	Audit Committee, HR Committee, and Corporate Governance Committee composed entirely of independent directors	•	Limit on the number of public company directorships Board members may hold (4)
•	Diverse Board in terms of gender, ethnicity and specific skills and qualifications	•	Proxy access for shareholders

Directors

Qualifications

The Principles are available on our website at www.aep.com/investors/governance. With respect to director qualifications and attributes, the Principles provide that, in nominating a slate of directors, it is the Board’s objective, with the assistance of the Corporate Governance Committee, to select individuals with skills and experience to effectively oversee management’s operation of the Company’s business.

In addition, the Principles provide that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders, and that directors must also have an inquisitive and objective perspective, practical wisdom and mature judgment.

These requirements are expanded upon in the Criteria for Evaluating Directors (Criteria). The Criteria are available on the Company’s website at www.aep.com/investors/governance.

As indicated in the Principles and the Criteria, directors should have personal attributes such as high integrity, intelligence, wisdom and judgment. In addition, they should have skills and experience that mesh effectively with the skills and experience of other Board members, so that the talents of all members blend together to be as effective as possible in overseeing a large energy business.

Diversity

The Criteria also includes the Company’s statement regarding how the Board considers diversity in identifying nominees for our Board. The Criteria provides:

Two central objectives in selecting board members and continued board service are that the skills, experiences and perspectives of the Board as a whole should be broad and diverse, and that the talents of all members of the Board should blend together to be as effective as possible. Diversity in gender, race, age, tenure of board service, geography and background of directors, consistent with the Board’s requirements for knowledge, standards and experience, are desirable in the mix of the Board.

Our Corporate Governance Committee considers these criteria each year as it determines the slate of director nominees to recommend to the Board for election at our annual meeting. It also considers these criteria each time a new director is recommended for election or appointment to the Board. The Corporate Governance Committee is committed to including in each director search qualified candidates who reflect diverse backgrounds, including diversity of gender, race and ethnicity. The Board believes that its implementation of this policy is effective in maintaining the diversity of the members of the Board.

Understanding the importance of Board composition and refreshment for effective oversight, the Corporate Governance Committee strives to maintain an appropriate balance of tenure, diversity, skills and experience on the Board. Below are highlights of the composition of our director nominees:

Board Diversity Matrix
Part I: Gender Identity	Male	Female	Non-Binary	Did Not Disclose Gender
Directors	7	5
Part II: Demographic Background
African American or Black	1	1
Alaskan Native or American Indian
Asian
Hispanic, Latino or Latina	1	1
Native Hawaiian or Pacific Islander
White	5	3
Two or More Races or Ethnicities
LGBTQ+
Undisclosed

Selection of Director Candidates

The Corporate Governance Committee is responsible for recruiting new directors and identifies, evaluates and recommends director candidates to the Board. The Corporate Governance Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective committees of the Board and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Corporate Governance Committee through shareholders, management, current members of the Board or search firms. Shareholders who wish to recommend director candidates to the Corporate Governance Committee may do so by following the procedures described in Shareholder Proposals and Nominations.

Director Nomination Agreement

On February 12, 2024, the Company entered into a Director Appointment and Nomination Agreement (Nomination Agreement) with Carl C. Icahn, Hunter C. Gary, Henry P. Linginfelter, Beckton Corp., Icahn Capital LP, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Icahn Offshore LP, Icahn Onshore LP, Icahn Partners LP, Icahn Partners Master Fund LP, IPH GP LLC, and Icahn Capital LP (collectively, the “Icahn Group”). Pursuant to the Nomination Agreement, effective as of February 12, 2024, the Board, among other matters, agreed to: (i) increase the size of the Board from 12 to 14 directors, resulting in a total of two vacancies; and (ii) appoint Hunter C. Gary (the "Icahn Designee") and Henry P. Linginfelter (the “New Independent Director”) to serve as directors of the Company to fill such vacancies, each with a term expiring at the Annual Meeting. A summary of the terms of the Nomination Agreement is provided in the “Certain Relationships and Related Person Transactions” section below.

Linking Business Strategy with Key Skills Represented on the Board

AEP’s long-term strategy is to be a fully regulated, premier energy company focused on investment in infrastructure and energy solutions that customers want and need. We are focused on building a smarter energy infrastructure and delivering new technologies and custom energy solutions to our customers. And we continue to grow our regulated renewable generation portfolio as part of our strategy to diversify generation resources to provide clean energy options to customers. We operate and maintain the nation’s largest electricity transmission system and more than 225,000 circuit miles of distribution lines to efficiently deliver safe, reliable power to nearly 5.6 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 29,000 megawatts of diverse generating capacity, including more than 6,100 megawatts of renewable energy.

The Corporate Governance Committee and the Board regularly consider the Company’s strategy and the particular skills, experiences and other qualifications that should be represented on the Board as a whole, to effectively oversee the Company’s strategic direction. As part of the Board’s succession planning, the Board reviews the skills currently represented on the Board but, more importantly, focuses on the skills needed in the short-, medium-, and long-term. In that regard, during the past year, the Board sought a new director, specifically targeting a director with senior executive experience in nuclear, renewables, strategy and risk management and recruited Mr. Stoddard, who served as Senior Vice President and Chief Nuclear Officer and President-Contracted Renewables at Dominion Energy, to join the Board in August 2023.

We believe that our director nominees, taken together as a group, possess the skills and expertise appropriate for maintaining an effective Board aligned with the Company’s long term strategy. Listed below are summaries of specific qualifications that the Corporate Governance Committee and the Board believe should be represented on the Board.

Senior Executive Leadership and Business Strategy	Regulated Industry Experience
Directors who hold or have held significant senior leadership experience as a CEO or senior executive provide the Company with unique insights. They generally possess extraordinary leadership skills as well as the ability to recognize and develop leadership skills in others. They have a practical understanding of organizations, strategy and risk management, and know how to drive growth.
Our business is heavily regulated. AEP engages in a complex business with significant public policy and public safety implications. A portion of our business deals with nuclear regulations and operations. The development and execution of our strategy depends on directors who have experience with public policy issues in heavily regulated industries, energy markets, technology, renewable energy, and electric transmission and distribution infrastructure.

Government, Legal and Environmental Affairs	Industrial Operations and Safety Experience
AEP is engaged in a business that is subject to extensive regulation by multiple state and federal regulatory authorities. Experience with and understanding of government regulation is critical to AEP’s efforts to help shape public policy and government regulation that has a direct effect on its business and strategy. The production of energy also has environmental implications and how we address rapidly evolving environmental regulation has important strategic implications. As such, we seek directors with experience in government, legal and environmental affairs to provide insight on effective strategies in these areas.

AEP invests billions of dollars each year on maintenance and growth investments to improve reliability of its electric transmission and distribution systems, and to enhance customer service. It is important to have directors with experience in these complex processes because it allows the Board to provide AEP with appropriate decision-making and oversight related to complex capital projects. Ensuring the safety of AEP employees, contractors and the public is imperative when executing these and other projects. Directors with safety experience can assist the Board in its oversight of the Company’s operations, and its safety-related programs and performance.

Risk Management	Innovation and Technology
Managing risk in a rapidly changing utility industry is critical to our success. Directors with an understanding of the most significant risks facing AEP and experience and leadership to provide effective oversight of management risk processes is critical to our success.
The utility industry is rapidly changing with the development of new technologies and shifting energy policy and environmental regulation in energy markets. Therefore, it is important to have directors who possess experience in these areas.
Finance and Accounting	Cybersecurity and Physical Security
Accurate and transparent financial reporting is critical to our success. Given the capital intensive nature of our business, we also seek directors who have experience overseeing effective capital allocation. We seek to have a number of directors who qualify as audit committee financial experts.
The industry in which AEP conducts its business is subject to physical and cyber threats against the security of assets and systems. AEP recognizes the importance of directors who possess experience in these areas.

Talent	Customer Experience and Marketing
Directors who have significant leadership experience as a CEO or senior executive understand how to build sustainable talent and culture programs and are better able to recognize and develop leadership skills and talents in others. In addition, such directors provide oversight and guidance on Company programs designed to attract and develop employee talent, build executive succession, engage employees, and foster a high-performance, diverse and inclusive culture.
Understanding the needs of our customers is important in our rapidly changing industry. Marketing expertise is also important as our business becomes more competitive and as we focus on meeting customer expectations and transforming the customer experience. We seek directors who have experience in consumer businesses and are committed to excellence in service.

The table below summarizes the core competencies, qualifications, skills, and attributes the Board has identified as particularly valuable to the effective oversight of the Company and the execution of our strategy. A mark indicates a specific area of focus or expertise the director has identified as core and on which the Board particularly relies. The matrix is intended as a high‑level summary and not an exhaustive list of each director’s skills or contributions to the Board. Not having a mark does not mean the director does not possess or have experience with that qualification or skill. Our director nominees’ biographies describe each director’s background, qualifications, and relevant experience in more detail.

	Fowke	Garcia	Gary	Goodspeed	James	Lin	Linginfelter	McCarthy	Roberts	Stoddard	Tucker	Von Thaer
Independent		•	•	•	•	•	•	•	•	•	•	•
Senior Executive Leadership & Business Strategy	•	•	•	•	•	•	•	•	•	•	•	•
Finance or Accounting	•	•			•				•
Innovation & Technology			•	•		•		•	•			•
Regulated Industry Experience	•	•			•	•	•	•	•	•	•	•
Government, Legal and Environmental Affairs	•				•		•		•		•
Industrial Operations Experience and Safety		•		•		•	•		•	•	•	•
Customer Experience or Marketing			•	•		•		•			•
Talent	•		•		•		•			•	•	•
Risk Management		•	•	•	•	•	•	•		•
Cybersecurity and Physical Security	•		•	•				•		•		•
Board Tenure	2	4	<1	18	<2	11	<1	5	3	<1	15	2
Age (as of March 13, 2024)	65	62	49	62	66	66	63	70	55	61	68	63

The Corporate Governance Committee also considers a wide range of additional factors, including each candidate’s projected retirement date to assist in Board succession planning; other positions the candidate holds, including other senior management positions and boards of directors on which he or she serves; and the independence of each candidate.

Typically, the Corporate Governance Committee identifies and recruits candidates through the use of an outside search firm, and such a firm was used in connection with the recruitment of Mr. Stoddard. The Corporate Governance Committee provides the outside search firm with the characteristics, skills and experiences that may complement those of the existing members. The outside search firm then provides recommendations for candidates with such attributes and skills. The Corporate Governance Committee meets in executive session to discuss potential candidates and determines which candidates to interview.

In 2023, the Corporate Governance Committee issued a competitive request for proposals from multiple national outside search firms. After a thorough review of the proposals received, the Corporate Governance Committee selected a new outside search firm for new directors.

The Corporate Governance Committee believes it is important to have a mix of experienced directors with a deep understanding of the Company and others who bring a fresh perspective. The Corporate Governance Committee has recruited new directors to the Board through the rigorous process described above. In the Board's view, the best method to ensure healthy board evolution is through thoughtful consideration of the nomination of directors prior to each election or appointment based on a variety of factors, including director performance, skills and expertise, the Company’s needs and board diversity.

Director Independence

In accordance with NASDAQ standards, a majority of the members of the Board of Directors must qualify as independent directors. Under NASDAQ standards, no member of the Board is independent unless the Board affirmatively determines that such member does not have a direct or indirect material relationship with the Company. The Board has adopted categorical standards to assist it in making this determination of director independence (Director Independence Standards). These standards can be found on our website at www.aep.com/investors/governance.

Each year, our directors complete a questionnaire that elicits information to assist the Corporate Governance Committee in assessing whether the director meets NASDAQ’s independence standards and the Director Independence Standards. Each director lists all the companies and charitable organizations that he or she, or an immediate family member, has a relationship with as a partner, trustee, director or officer, and indicates whether that entity made or received payments from AEP. The Company reviews its financial records to determine the amounts paid to or received from those entities. A list of the entities and the amounts AEP paid to or received from those entities is provided to the Corporate Governance Committee. Utilizing this information, the Corporate Governance Committee evaluates, with regard to each director, whether the director has any material relationship with AEP or any of its subsidiaries and also confirms that none of these relationships is advisory in nature. The Corporate Governance Committee determines whether the amount of any payments between those entities and AEP could interfere with a director’s ability to exercise independent judgment. The Corporate Governance Committee also reviews any other relevant facts and circumstances regarding the nature of these relationships to determine whether other factors, regardless of the categorical standards the Board has adopted or under NASDAQ’s independence standards, might impede a director’s independence.

We are an energy company that provides electric service in eleven different states. Any organization that does business in our service territory is served by one of our subsidiaries. Many of our directors live in our service territory or are executives, directors or trustees of organizations that do business in our service area. Most of those organizations purchase electric service from us. However, these organizations purchase electric service from us at tariff rates or at rates obtained through a competitive bid process. Therefore, the Corporate Governance Committee determined that none of those relationships impedes a director’s independence.

We make numerous charitable contributions to nonprofit and community organizations and universities in the states where we do business. Again, because many of our directors live in our service territory and are highly accomplished individuals in their communities, our directors are frequently affiliated with many of the same educational institutions, museums, charities and other community organizations. The Corporate Governance Committee reviews charitable contributions made by AEP to organizations with which our directors or their immediate family members are affiliated. The Corporate Governance Committee also reviews contributions made from The American Electric Power Foundation, which was created to support and play an active, positive role in the communities in which we operate by contributing funds to organizations in those communities. The Corporate Governance Committee determined that the Company’s contributions were not materially influenced by the director’s relationship with the organization, and therefore none of these relationships conflicts with the interests of the Company or would impair the director’s independence or judgment.

As a result of this review, the Board has determined that, other than Mr. Fowke, each of the directors standing for election, including Messrs. Garcia, Gary, Linginfelter, Roberts, Stoddard and Von Thaer and Mses. Goodspeed, James, Lin, McCarthy and Tucker, has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is independent under NASDAQ rules and the Company’s Director Independence Standards.

Shareholder Nominees for Directors

The Corporate Governance Committee will consider shareholder recommendations of candidates to be nominated as directors of the Company. All such recommendations must be in writing and submitted in accordance with the procedures described under Shareholder Proposals and Nominations and must include information required in AEP’s Policy on Consideration of Candidates for Director Recommended by Shareholders. A copy of this policy is on our website at www.aep.com/investors/governance. Shareholders’ nominees who comply with these procedures will receive the same consideration that all other nominees receive.

Board Leadership

We believe the Company and its shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time. Under the Principles, the Board has the authority to combine or separate the positions of Chair and CEO, as well as to determine whether, if the positions are separated, the Chair should be an employee, non-employee or an independent director.

. The Board’s judgment is that the functioning of the Board is currently best served by having one individual serve as independent Chair and one individual serve as CEO. In certain circumstances, such as the current circumstance or the transition from one chief executive officer to another, the Board believes it may be appropriate for the role of Chair and CEO to be split. For example, in August 2022, in order to promote an orderly CEO transition from Mr. Akins to Ms. Sloat, the Board made the determination that it was in the best interest of the Company and its shareholders that the two offices be separated. Upon Mr. Akins retirement in October 2023, the Board believed the functioning of the Board was best served by maintaining a structure of having one individual serve as both Chair and CEO. With the recent departure of Ms. Sloat from the Board, the Board believes that the functioning of the Board is again best served by maintaining a structure of having one individual serve as Chair and a different individual serve as CEO. The Board believes that it should retain the flexibility to make a judgment regarding its leadership structure.

Mr. Fowke spent ten years as CEO of Xcel Energy, Inc., a large public utility holding Company. Mr. Fowke has extensive senior executive experience in the utility industry and deep knowledge of the Company as a member of the finance committee and former member of the compensation and corporate governance committees of the Board. Mr. Fowke brings to his role experience in all facets of operations, compliance, finance and regulation related activities in the utility industry, which enables him to effectively identify strategic priorities and execute strategy.

Under the Company’s Principles of Corporate Governance, in circumstances where the Chair of the Board is not independent or where the positions of Chair and Chief Executive Officer are filled by the same person, the Board considers it useful and appropriate to designate a Lead Director. The Company already has policies and practices in place to provide independent oversight of management and the Company’s strategy. The Board currently includes 12 independent directors among its 13 members, all of whom qualify as independent under applicable NASDAQ listing standards and the Company's Director Independence Standards. Mr. Fowke is not considered independent while he serves as Interim Chief Executive Officer and President. The Board has authorized a reduction in the size of the Board to 12 members, effective April 23, 2024, as permitted by the Bylaws and eleven of the twelve nominees qualify as independent. The Board routinely holds executive sessions at which only independent directors are present, and, each year, the independent directors select a Lead Director responsible for facilitating and chairing the independent directors sessions.

Independent Chair

Ms. Tucker has served as independent Chair of the Board since February 2024 and served as Lead Director from February 2022 to February 2024. The purpose of the independent Chair is to promote the independence of the Board in order to represent the interests of the shareholders. The independent Chair is selected by the independent directors.

The Board’s role in AEP’s risk oversight process

The Board has the overall responsibility for overseeing the Company’s management of risks. Management is responsible for identifying and managing the Company’s risks. The Board reviews the Company’s processes for identifying and managing risks and communicating with the Board about those risks to help ensure that the processes are effective.

Like other companies, we have very diverse risks. These include financial and accounting risks, capital deployment risks, operational risks — including nuclear, cybersecurity risks, compensation risks, liquidity risks, litigation risks, strategic risks, regulatory risks, reputation risks, human capital/corporate culture risks, natural-disaster risks and technology risks. Some critical risks having enterprise-wide significance, such as corporate strategy and capital budget, require the full Board’s active oversight, but our Board committees also play a key role because they can devote more time to reviewing specific risks.

The Board is responsible for ensuring that these types of risks are properly delegated to the appropriate committee, and that the risk oversight activities are properly coordinated and communicated among the Board and the various committees that oversee the risks. Our Chief Risk Officer attends Audit Committee meetings and reviews and discusses Company risks. Management has prepared and categorized a list of the Company’s major types of risks. The Audit Committee reviewed that list and proposed an assignment of risks either to the full Board or to specific committees.

Cybersecurity risks and the effectiveness of AEP’s cybersecurity processes are reviewed annually with the Board of Directors and at several meetings throughout the year of the Technology Committee of the Board of Directors, the principal committee that exercises oversight with respect to these matters. Management provides the Board and the Technology Committee with regular updates on the Company’s security practices, policies and training to prevent, protect or reduce the impacts of cyber and physical attacks. Committee oversight in this area transferred from the Audit Committee to the Technology Committee in 2021, which allows for additional focus by the Board.

The Audit Committee is responsible for overseeing financial reporting risks, and oversees the Company’s maintenance of financial and disclosure controls and procedures and specifically reviews our litigation and regulatory risks as part of their review of the Company’s disclosures. The Audit Committee also discusses AEP’s policies for risk assessment and risk management and annually assesses compliance with these processes. Our Chief Financial Officer, Chief Risk Officer, Chief Accounting Officer and General Counsel attend the Audit Committee meetings.

Our Finance Committee broadly oversees our financial risks, which include energy trading risks, liquidity risks and interest rate risks. The Finance Committee reviews and approves the Company’s risk policies relating to our power marketing and hedging activities and also oversees the performance of the assets in our pension plans. Our Chief Financial Officer and General Counsel attend the Finance Committee meetings.

Our HR Committee reviews the Company’s compensation practices to ensure they do not encourage excessive risk-taking and are consistent with the Company’s risk tolerance. The HR Committee also oversees our succession planning, executive leadership development and other human capital related risks. Our Chief Executive Officer and Chief Human Resources Officer attend HR Committee meetings.

The Corporate Governance Committee focuses on corporate governance risks and oversees the Company’s Corporate Compliance Program, which includes the Company’s whistleblower program. Management provides the Corporate Governance Committee with regular updates on ethics and compliance training, programs and policies to ensure ethical standards of business conduct and a commitment to compliance with the law. The Corporate Governance Committee also oversees environmental performance and compliance risks and political engagement activities. Our Chief Financial Officer and our General Counsel attend the meetings of the Corporate Governance Committee.

Our Nuclear Oversight Committee focuses on the specific risks of operating a nuclear plant. Our Chief Operating Officer, Chief Nuclear Officer and Executive Vice President-Energy Services attend the Nuclear Oversight Committee meetings.

The Technology Committee has oversight of AEP’s information technology strategy and investments and AEP’s framework and programs designed to identify, assess, manage, and mitigate risks related to cybersecurity, information technology, and associated operational resiliency. The Technology Committee also has oversight of the Company’s response framework to address cyber, operational, and other business disruptive incidents that could impact AEP’s ability to deliver reliable service, protect customer and employee data, and otherwise be in legal compliance. Our Chief Information and Technology Officer and Chief Security Officer attend the Technology Committee meetings.

Compensation Risk

The Company has designed its executive compensation process, with oversight from the HR Committee, to identify and manage risks and to ensure that its executive compensation programs do not encourage excessive risk taking. The Company’s compensation programs have the following characteristics:

•Incentive metrics are capped at 200 percent of target, while awards for individual employees are capped at 250 percent of their target. Capping the potential payout limits the extent that employees could potentially profit by taking on excessive risk.

•The large majority of incentive compensation is provided to executive officers as long-term stock-based incentive compensation to ensure that short-term performance is not encouraged or rewarded at the expense of long-term performance. This is particularly important due to the large amount of long-term capital investments required in our business.

•Annual incentive compensation for nearly all employees, including all executive officers, is based substantially on AEP’s operating earnings per share, which helps ensure that incentive awards are commensurate with the Company’s earnings.

•Safety measures are a significant portion of the annual incentive compensation metrics for all employees which helps ensure that employees are not encouraged to achieve earnings objectives at the expense of workforce safety.

•Performance metrics for long-term incentive compensation are comprised of cumulative operating earnings per share (EPS) (50% weight), total shareholder return (TSR) relative to the Company's utility peer group (40% weight) and maintaining reliability through the clean energy transition (10% weight). EPS and TSR are both robust measures of shareholder value that reduce the risk that employees might be encouraged to pursue other objectives that increase risk or reduce financial performance, and the reliability factor aligns with our long-term strategic plans.

•Incentive compensation performance scores are subject to an internal audit. Incentive award payouts to senior AEP management are subject to review and approval of the HR Committee, or, in the case of the CEO and our former executive chair position, the independent members of the Board. The Board and the HR Committee have discretionary authority to reduce or eliminate any incentive payouts.

•Annual and long-term incentive payments and deferrals are subject to the Company’s recoupment of incentive compensation (clawback) policy.

•AEP generally grants 75 percent of its long-term incentive awards in the form of performance shares with a three-year performance and vesting period, and the remaining 25 percent in the form of restricted stock units (RSUs) that vest over a roughly three-year period. These long-term incentive awards align the interests of employees with the long-term interests of shareholders and serve as a retention tool.

•AEP maintains stock ownership requirements for senior officers and other key employees (55 executives as of December 31, 2023).

As specified in its charter, the HR Committee, with the assistance of its independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), and Company management, reviewed the Company’s compensation policies and practices for all employees, including executive officers. As a result of this review and the processes described above, the HR Committee concluded that the Company’s compensation program appropriately balances risks and rewards in a way that does not encourage excessive or imprudent risk taking or create risks that are reasonably likely to have a material adverse effect on the Company.

In 2023, the HR Committee issued a competitive request for proposals from multiple independent compensation consultants. After a thorough review of the proposals received, the HR Committee chose Meridian as the independent compensation consultant.

CEO and Senior Management Succession Planning

Our Board oversees management succession planning and talent development. The HR Committee regularly reviews and discusses with management the CEO succession plan and the succession plans for key positions across the Company. The HR Committee reviews potential internal senior management candidates with our CEO, including the qualifications, experience, and development priorities for these individuals. The full Board spends a large part of one of its meetings each year discussing succession plans and addresses this topic at other times throughout the year. The Board also evaluates succession plans in the context of our overall business strategy. Potential leaders are visible to Board members through formal presentations and informal events to allow directors to assess candidates personally.

Our Board has established steps to address emergency CEO succession should circumstances warrant it. Our emergency CEO succession plan is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption and loss of business or operating continuity.

Human Capital Management and Corporate Culture

Attracting, developing and retaining high-performing employees with the skills and experience needed to provide service to our customers efficiently and effectively is crucial to AEP’s long-term success and is central to our long-term strategy. We invest in our employees and continue to build a high performance and inclusive culture that inspires leadership, encourages innovative thinking and welcomes everyone.

Safety

Safety is deeply embedded in our culture and is one of our core values because we care that everyone goes home at the end of each workday. We have policies, procedures, programs, training and proactive initiatives in place to help ensure a safe mindset and work environment. Unfortunately, in 2023, we suffered three devastating losses as two employees and one contractor lost their lives. The loss of a single life is unacceptable and we are determined to learn from each event, independently, to better protect our employees and all those who support us. These events reinforce the importance of our endless commitment to a strong safety culture and the work it takes to operate safely. We are committed to taking bold steps to fundamentally embed layers of protection in the work we do. This includes focusing our efforts to prevent serious injuries and fatalities, strengthening pre-job briefing effectiveness, learning from significant incidents, providing appropriate training and education, and improving proactive safety initiatives and data analysis to identify and address potential performance gaps. One common industry safety metric we utilize to track incidents is the Days Away/Restricted or Transferred (DART) Rate. A DART event is an event that results in one or more lost days, one or more restricted days, or results in an employee transferring to a different job within the Company. The DART Rate is a mathematical calculation (number of DART events multiplied by 200,000 and divided by total YTD hours worked) that describes the number of injuries per 100 full-time employees. In 2023, AEP’s employee DART Rate performance improved to 0.384 as compared to 0.424 in 2022.

Culture and Inclusion

Culture serves as the foundation for success at AEP. An engaged, collaborative, inclusive and appreciated workforce is an empowered workforce – one that is more likely to embrace change, drive continuous improvement, take ownership, and value personal and professional growth. We view a culture of inclusion as a core business value that creates understanding, sparks innovation and allows us to better serve our customers. We are committed to building a work culture that champions respect and belonging that leverages our differences as a strength. Inclusion is important to ensuring that AEP has the best talent to move our company forward and achieve business objectives. Our inclusion efforts are guided by four principles:

•Establishing leadership accountability around culture and inclusion outcomes.
•Building and maintaining a workforce that generally reflects the communities we serve.
•Promoting an inclusive culture where all employees can thrive.
•Supporting the communities we serve so they will prosper.

We believe our workforce should generally reﬂect the diversity of our customers and the communities we serve so that we may better understand how to tailor our services to meet their expectations. As of December 31, 2023, women comprised approximately 20% of AEP’s workforce and 21% was represented by racially or ethnically diverse employees.

Our progress is tied to enterprise, business unit and operating company annual incentive compensation objectives, which is measured through our annual employee culture survey. 2023 marks our tenth consecutive year of formally surveying employees about their experiences with culture at AEP. In 2023, 94% of our organization participated in the survey, and we continued to improve our performance remaining in the top decile compared to Gallup’s overall company database. The culture survey provides a process for leaders to share results with their teams, facilitate discussions to improve employee engagement and take actions toward that improvement throughout the year. The HR Committee reviews the culture and employee engagement results annually, providing additional oversight. In addition, the HR Committee provides oversight of our compensation and human resources policies and practices, including an annual review of our culture and inclusion strategy, and compliance with equal opportunity laws. In 2023, we received the Gallup Exceptional Workplace Award for the fourth consecutive year. This award recognizes organizations with engaged workplace cultures.

To support a culture of inclusion, AEP launched the Culture and Inclusion Council, which consists of decision makers from across the Company to help lead our culture strategy. A key focus for the council will be prioritizing our Culture & Inclusion guiding principles. In addition, we launched the Access to Opportunity standards to enhance female and minority representation within AEP’s leadership and conducted pay equity studies to identify and address pay variances for female and minority employees. We are also signatories of the CEO Action for Diversity and Inclusion pledge, Paradigm for Parity and several other local and industry initiatives to demonstrate our commitment to advancing culture and inclusion within the workplace.

In addition, we are committed to working with the communities we serve to advance equity for our employees, customers, and neighbors of color. The American Electric Power Foundation created the Delivering on the Dream grant program. This five-year, $5 million initial investment supports nonprofit organizations that are working to dismantle systemic racism and injustices in our communities.

Employee Resource Groups

One of the best ways for AEP to demonstrate our commitment to a trusting and inclusive work environment is to empower employees to form and participate in Employee Resource Groups (ERGs). The ERGs at AEP include Abled and Differently-Abled Partnering Together, the Black ERG, the Asian-American Employee Partnership ERG, the Hispanic Origin Latin American ERG, the Military Veteran ERG, the Native American Tribes Interacting, Observing and Networking ERG, the Pride Partnership, the Women at Work ERG and the Empowered Parents and Caregivers ERG. We believe that encouraging engagement through one of our nine ERGs creates meaningful connections through shared experiences and learning about different cultures and lived experiences for deeper understanding and knowledge. The ERGs’ strategic priorities include recruiting and retaining diverse employees, identifying and participating in community volunteerism opportunities, building cultural competency among our employees and positively impacting the business.

Training and Professional Development

At AEP, we are preparing our workforce for the future by providing opportunities to learn new skills and engaging higher education institutions to better prepare the next generation with the skills that our Company will need. AEP has a growing co-op and internship program for high school and college students. Our alliances with community colleges, universities and vocational and technical schools across our 11-state service territory support the development of our talent pipeline. We work with these institutions to develop academic programs that will prepare students for new jobs and career opportunities in our industry. AEP also provides a broad range of training and assistance that supports lifelong learning and transition development. We believe this is especially important as we move closer toward a digital future that requires a more flexible, innovative and diverse workforce. AEP has robust processes to achieve this, including ongoing performance coaching, operational skills training, resources to support our commitment to environment, safety and health, job progression training, tuition assistance, and other forms of training that help employees improve their skills and become better leaders.

In 2023, AEP employees completed more than 806,000 hours of training in programs for which we track participation. In addition, AEP invested more than $2 million in employee education, supporting approximately 560 employees through our tuition reimbursement program.

Compensation and Benefits

We are committed to the well-being of our employees and we offer programs to foster employee financial security; physical and emotional health; and social connectedness. We provide market competitive compensation and benefits that support our employees and their families to help them thrive at home and work. We ensure the pay we offer is competitive in the marketplace by pricing many of our positions using robust compensation survey information. Nearly all AEP employees participate in an annual incentive program that rewards individual performance and achievement of business goals, which fosters a high-performance culture. AEP also offers paid time off in the form of vacation, holidays, sick time and parental leave. Our employee assistance plan, medical and dental coverage, life insurance and well-being program help employees and their families stay healthy and feeling their best. Additionally, our retirement programs position our employees for financial stability in retirement.

Labor Relations

Nearly one fourth of our workforce is represented by labor unions. We value the relationships we have with our union represented employees and believe in a trusting, collaborative and respectful partnership. We continuously work to strengthen these relationships to ensure we have a culture that attracts and supports employees who can adapt to the rapid changes occurring in our company and industry. Our relationship with labor unions is critical to meeting the growing expectations of our customers and adapting to the challenges of rapidly changing technologies.

Board’s Oversight of Strategy and Sustainability
One of the key responsibilities of AEP's Board of Directors is overseeing the Company’s strategy to create long-term value for AEP’s shareholders. Environmental policies have a significant impact on the Company’s strategy. As a result, the Board regularly engages with senior management in the oversight of environmental issues, including climate change, energy efficiency, renewable energy and technology changes in the industry. As AEP continues to transition its business, the Board works with the senior management team to adjust plans as needed to respond to rapid changes in the industry, including technology and public policy. Management and the Board identify and incorporate significant sustainability, responsible business practices and governance issues, including climate change impacts, into our business strategy. We believe that our performance on these matters is linked to our ability to achieve our strategic objectives over the medium and long-term and create value for our shareholders. For example, in 2020 the Board added the non-emitting generation capacity measure to the long-term incentive plan to encourage management to identify and advance opportunities to accelerate the transformation of the Company's generation resources to a higher percentage of renewable generation to the extent doing so is in keeping with the interests of our customers and shareholders.
As part of its oversight role, the Board monitors climate risks and reviews opportunities that may be realized with climate change. The Board also receives an environmental report from management at every regularly scheduled Board meeting. In addition, the Board holds extended meetings twice a year, to provide extra time for a more robust review of the Company’s strategy. Discussions about carbon and carbon risk occur during Board meetings and those strategic planning sessions. The Board is also responsible for reviewing and approving the Company's allocation of capital.

Under the Board’s oversight, in October 2022 AEP announced new intermediate and long-term CO2 emission reduction goals, based on the output of the Company’s integrated resource plans, which take into account economics, customer demand, grid reliability and resiliency, regulations and the Company’s current business strategy. The intermediate goal is a 80% reduction from 2005 CO2 emission levels from AEP generating facilities by 2030; the long-term goal is net-zero CO2 emissions from AEP generating facilities by 2045. The Company’s total estimated CO2 emissions in 2023 were approximately 51 million metric tons, a 66% reduction from the Company’s 2005 CO2 emissions (inclusive of emission reductions that result from plants that have been sold). AEP has made significant progress in reducing CO2 emissions from its power generation fleet and expects its emissions to continue to decline. Technological advances, including advanced energy storage, advanced nuclear reactors, and hydrogen production and public policies are among factors that will determine how quickly AEP can achieve net-zero emissions while continuing to provide reliable, affordable power for customers.

The Board has delegated responsibility for overseeing the Company’s annual Corporate Sustainability Report (CSR) to its Corporate Governance Committee. The Corporate Governance Committee reviews and approves the annual CSR, which in 2023 included our progress on our sustainability goals and our diversity, equity and inclusion commitments. The Corporate Governance Committee also receives updates twice a year from management on its sustainability initiatives and its political engagement activities. During those meetings, management reports on its engagement with stakeholders on a range of issues, including climate change.
Annual Board, Committee and Individual Director Evaluations
Each year, the Corporate Governance Committee engages an independent third party, experienced in corporate governance matters, to interview each director to obtain his or her assessment of the effectiveness of the Board and committees. In addition, the third party seeks input from each director as to the performance of the other Board members. The Chair of the Corporate Governance Committee instructs the third party on the particular criteria to be covered in the assessment, such as conduct of the meetings and committees, leadership and process. Each director is asked to identify any opportunities the Board can focus on to enhance its effectiveness. The third party organizes the director feedback and reviews it with the independent Chair or Lead Director, as the case may be. The independent Chair or Lead Director holds private conversations with each director to give honest feedback provided from other directors, which is meant to help directors improve their own individual performance. The Chair of the Corporate Governance Committee and the independent Chair or Lead Director also review, with the Corporate Governance Committee and the full Board, the assessment of the Board’s performance and lead a discussion to determine which areas the Board would like to focus on during the coming year to enhance its effectiveness. Finally, the Board engages in a mid-year discussion to gauge the Board’s satisfaction with the progress made in addressing any focus areas that were identified by the Board in its annual evaluation.

In 2023, the Corporate Governance Committee issued a competitive request for proposals from multiple board evaluation consultants. After a thorough review of the proposals received, the Corporate Governance Committee selected a new board evaluation consultant.

Annual Shareholder Outreach

Our Board and management are committed to engaging with our shareholders and soliciting their views and input on important governance, environmental, social, executive compensation and other matters. The Corporate Governance Committee is responsible for overseeing the shareholder engagement process and the periodic review and assessment of shareholder input. Our independent Chair, or Lead Director, as the case may be, plays a central role in our Board’s shareholder engagement efforts. In 2023, our management team contacted institutions collectively holding approximately 50% of our Common Stock and offered to engage with these investors. During 2023, our Lead Director and members of management had discussions with a diverse mix of our shareholders on a variety of sustainability and corporate governance issues, including Board refreshment and management succession planning, the Board’s role in its oversight of risk management, culture and climate change, Company strategy, executive compensation, culture and inclusion, the responsibilities of the Lead Director and the Board’s annual evaluation process. These shareholder views were shared with our Corporate Governance and Human Resources Committees and the Board. These engagements help our Board and management understand and address issues that are important to our shareholders.

Communicating with the Board

Anyone who would like to communicate directly with our Board, our independent directors as a group or our Chair, may submit a written communication to American Electric Power Company, Inc., P.O. Box 163609, Attention: AEP Independent Directors, Columbus, Ohio 43216. The Company’s Corporate Secretary reviews such inquiries or communications, and communications other than advertising or promotions of a product or service are forwarded to our Board, our independent directors as a group or our Chair, as appropriate.

Certain Relationships and Related Person Transactions

The American Electric Power Company, Inc. Related Person Transaction Approval Policy (Policy) was originally adopted by the Board in December 2006 and amended in February 2012. The Policy is administered by the Corporate Governance Committee. A copy of the Policy is available on our website at www.aep.com/investors/governance.

The Policy defines a “Transaction with a Related Person” as any transaction or series of transactions in which (i) the Company or a subsidiary is a participant, (ii) the aggregate amount involved exceeds $120,000 and (iii) any “Related Person” has a direct or indirect material interest. A “Related Person” is any director or executive officer of the Company, any nominee for director, any shareholder owning in excess of five percent of the total equity of the Company and any immediate family member of any such person.

The Corporate Governance Committee considers all of the relevant facts and circumstances in determining whether or not to approve a Transaction with a Related Person and approves only those transactions that it believes are in the best interests of the Company and its shareholders.

In determining whether to approve a Transaction with a Related Person, the Corporate Governance Committee considers various factors, including, among other things: the nature of the Related Person’s interest in the transaction; whether the transaction involves arm’s-length bids or market prices and terms; the materiality of the transaction to each party; the availability of the product or services through other sources; whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; the acceptability of the transaction to the Company’s regulators; and in the case of a non-employee director, whether the transaction would impair his or her independence or status as a “non-employee” director.

If Company management determines it is impractical or undesirable to wait until a meeting of the Corporate Governance Committee to consummate a Transaction with a Related Person, the Chair of the Corporate Governance Committee may review and approve the Transaction with a Related Person. Any such approval is reported to the Corporate Governance Committee at or before its next regularly scheduled meeting.

No approval or ratification of a Transaction with a Related Person supersedes the requirements of the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors or AEP’s Principles of Business Conduct applicable to any executive officer. To the extent applicable, any Transaction with a Related Person is also considered in light of the requirements set forth in those documents.

Related Person Transactions involving the Icahn Group

On February 12, 2024, the Company entered into the Nomination Agreement with the Icahn Group. Pursuant to the Nomination Agreement, the Board agreed to, effective as of February 12, 2024: (i) increase the size of the Board from 12 to 14 directors, resulting in a total of two vacancies; and (ii) appoint Mr Gary (the Icahn Designee) and Mr. Linginfelter (the New Independent Director) to serve as directors of the Company to fill such vacancies, each with a term expiring at the Annual Meeting. The Company also agreed to nominate the Icahn Designee and the New Independent Director for election as directors of the Company at the Annual Meeting, and to use its reasonable best efforts (including the solicitation of proxies) to obtain the election of the Icahn Designee and the New Independent Director at the Annual Meeting.

In addition, until January 1, 2025, the Company and the Icahn Group will each use all reasonable efforts (including the exhaustion of all available appeals processes) to, among other matters, obtain all Regulatory Approvals (as defined in the Nomination Agreement) necessary to permit the Icahn Designee (and any replacement designee) to remain a director of the Company (or to rejoin the Board, as applicable), to vote at meetings of the Board or any Board committee and to take the other actions contemplated by the Nomination Agreement. Until such time as all Regulatory Approvals are obtained, no Icahn Designee (or replacement designee) serving as a member of the Board will have the right to vote at any meeting of the Board or any Board committee.

In connection with their appointment to the Board, the Board determined that each of Mr. Gary and Mr. Linginfelter qualifies as an independent director under NASDAQ listing rules. The Icahn Designee and the New Independent Director will receive the same compensation as the Company’s other non-employee directors.

In the event the Icahn Designee is unable or otherwise ceases to serve on the Board, the Nomination Agreement provides a mechanism for the Icahn Group to designate a substitute director acceptable to the Board to be appointed to the Board for the remainder of the term of the Icahn Designee.

If at any time the Icahn Group ceases to hold a “net long” position (as defined in the Nomination Agreement) of at least 2,675,000 shares of common stock, $6.50 par value per share, of the Company, (i) the Icahn Group shall cause the Icahn Designee to promptly resign from the Board and any committee of the Board on which he or she then sits and (ii) the Icahn Group shall not have the right to replace such Icahn Designee.

Further, during the applicable term of the Nomination Agreement, the Company generally agreed (i) not to form any new committee without offering the Icahn Designee the opportunity to be a member of such committee, and (ii) that, with respect to any Board consideration of the appointment and the employment termination of the President and Chief Executive Officer and Chief Financial Officer and certain other matters, such voting with respect thereto shall take place only at the full Board level or in committees of which the Icahn Designee is a member.

Until such time as the Icahn Group no longer has an Icahn Designee (or replacement designee) on the Board, the Nomination Agreement provides that Andrew J. Teno shall has the right to serve as an observer to the Board. Subject to the right of the Company to exclude access to materials and meetings as specified under the Nomination Agreement, Mr. Teno shall be permitted to attend and reasonably participate, but not vote, at all meetings of the Board but shall not have other rights of a member of the Board.

From the date of the Nomination Agreement until the later of (i) 30 days before the last day of the nomination deadline for shareholders to nominate candidates for the annual meeting following the Annual Meeting and (ii) 30 days after such date as no Icahn Designee is on the Board and the Icahn Group has no right to designate a replacement designee (such period, the Standstill Period), the Icahn Group has agreed to vote all shares of common stock of the Company that it or its affiliates have the right to vote in favor of the election of directors nominated and recommended by the Board for election and otherwise in accordance with the recommendations of the Board, subject to certain exceptions and early termination upon certain specified events. The Icahn Group has also agreed to certain customary standstill and mutual non-disparagement restrictions during the Standstill Period, subject to certain exceptions and early termination upon certain specified events. In addition, as long as the Icahn Group beneficially owns an aggregate "net long" position of at least 5,350,000 shares of common stock, the Company will not adopt a rights plan designed to increase the cost to a potential acquirer which includes a triggering threshold below 10.0% of the then-outstanding amount of common stock through the issuance of new rights, common stock or preferred shares, unless such rights plan exempts the Icahn Group up to a beneficial ownership of 9.99%. The Nomination Agreement will terminate and be of no further force or effect at such time, if any, following the Annual Meeting that (i) no Icahn Designee serves on the Board and (ii) the Icahn Group is no longer entitled to designate a replacement designee for any Icahn Designee; except that the customary standstill and mutual non-disparagement restrictions will terminate at the end of the Standstill Period.

Pursuant to the Nomination Agreement, the Company and the Icahn Group have also entered into a confidentiality agreement.

Director Compensation

Directors who are employees of the Company receive no additional compensation for service as a director other than accidental death insurance coverage. The table below shows the elements and the annual compensation that we paid to our non-employee directors for 2023.

Compensation Element	Amount
Annual Retainer (1)	$130,000
Annual Stock Unit Awards (2)	$170,000
Committee Chair Annual Retainers (1):
Audit Committee	$25,000
Human Resources Committee	$25,000
Corporate Governance Committee	$20,000
Finance Committee	$20,000
Nuclear Oversight Committee	$20,000
Technology Committee	$20,000
Policy Committee	$5,000
Independent Chair (1)	$200,000
Lead Director Annual Retainer (1)	$50,000

(1)Retainer amounts are paid in cash in quarterly installments, unless the director elects to defer such payment under the director retainer deferral plan.
(2)Pursuant to the Stock Unit Accumulation Plan for Non-Employee Directors, each non-employee director is awarded $170,000 in AEP stock units or, for directors with more than 60 months of service, shares of an AEP Stock Fund. These AEP stock units or AEP Stock Fund shares are credited to directors quarterly. The number of stock units is calculated by dividing the dollar value of the award amount by the closing price of AEP common stock on the grant date. Amounts equivalent to cash dividends on the AEP stock accrue as additional AEP stock units or credits to the AEP stock fund.
a.AEP stock units are paid in AEP shares to each non-employee director after termination of service unless the director has elected to further defer payment.
b.AEP Stock Fund balances are paid in cash to each non-employee director after termination of service (as a part of the director's Investment Account tracked through the Stock Unit Accumulation Plan) unless the director has elected to further defer payment.

In addition to the payments to our non-employee directors listed above, in September 2023, the Board approved payments to the members of the Demand Review Committee. The Demand Review Committee was formed in May of 2023 to review, monitor and analyze stockholder allegations. The Board approved annual payments in the amount of $20,000 for the Chair and $10,000 for members of the Demand Review Committee, which are to be paid in quarterly installments beginning October 1, 2023. Mr. Roberts is the current Chair of the Demand Review Committee, and Mr. Fowke and Ms. James are the other members of the Demand Review Committee. In addition, in February 2024 the Board approved an annual retainer for the independent Chair in the amount of $200,000.

The Corporate Governance Committee’s independent compensation consultant, Meridian, evaluates on an annual basis the competitiveness of the Company’s non-employee director compensation program and the form and amount of each element of that program (annual retainers, equity compensation, committee chair compensation, and independent Chair or Lead Director compensation) in comparison to the companies in the peer group used for executive compensation and to a group of other industrial companies that are comparable in size to AEP. The Board reviews the recommendations of the Corporate Governance Committee and determines the form and amount of Director compensation.

At its meeting held in September 2023, the Corporate Governance Committee reviewed and discussed an analysis of non-employee director compensation prepared by Meridian. Meridian’s report reviewed the design and competitiveness of our non-employee director compensation program. In September 2023, upon the recommendation of the Corporate Governance Committee and taking into account comparative data from Meridian, the Board made no changes to director compensation other than as discussed above with respect to the Demand Review Committee.

In 2023, the Corporate Governance Committee issued a competitive request for proposals from multiple independent board compensation consultants. After a thorough review of the proposals received, the Corporate Governance Committee chose Meridian as the independent board compensation consultant.

We use a combination of cash and AEP stock units to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, our Board considers the significant amount of time that directors expend on fulfilling their duties to our Company. Additional amounts are paid to committee chairs in recognition of the substantial responsibilities of the chair.

Expenses. Directors are reimbursed for expenses incurred in attending Board, committee and shareholder meetings. Directors are also reimbursed for reasonable expenses associated with other business activities that benefit the Company, including participation in director education programs. Spouses may occasionally join directors on Company aircraft when a director is traveling to or from Board meetings or other business activities. The Company generally provides for, or reimburses the expenses of, the directors and their spouses for attendance at such meetings. Our Directors do not receive any tax gross-ups.

Retainer Deferral Plan. The Retainer Deferral Plan for Non-Employee Directors is a non-qualified deferred compensation plan that permits non-employee directors to choose to defer up to 100 percent of their annual cash payments into a variety of investment fund options, all with market-based returns, including an AEP stock fund. The Plan permits the non-employee directors to defer receipt until termination of service or for a period that results in payment commencing not later than five years after termination of service.

Insurance. AEP maintains a group travel accident insurance policy to provide a $1,000,000 accidental death benefit for each director, $100,000 for each spouse of a director and $50,000 for all dependent children. The current policy, effective January 1,2023 to January 1, 2026, has a premium of $24,663.

Stock Ownership. Non-employee directors are required by our Principles to own AEP common stock or AEP stock units worth five times their annual equity award. This is met within the first five years of a non-employee director’s term by requiring the director to hold the AEP stock units awarded under the Stock Unit Accumulation Plan until termination of service.

After five years of service on the Board, non-employee directors receive contributions to an AEP stock fund under the Stock Unit Accumulation Plan. During open trading windows they may subsequently transfer those amounts into other investment fund options, similar to those in the Retainer Deferral Plan.

Matching Gifts Program. Directors may participate in our Matching Gifts Program on the same terms as AEP employees. Under the program, AEP will match between $250 and $1,000 per higher education institution each year in charitable contributions from a director.

2023 Director Compensation Table

The following table presents the compensation provided by the Company in 2023 to our non-employee directors.

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($) (1)(2)	All Other Compensation ($)(3)	Total ($)
J. Barnie Beasley, Jr.	150,000	170,000	1,632	321,632
Benjamin G. S. Fowke III	152,500	170,000	632	323,132
Art A. Garcia	155,000	170,000	632	325,632
Linda A. Goodspeed	150,000	170,000	632	320,632
Donna A. James	132,500	170,000	632	303,132
Sandra Beach Lin	150,000	170,000	632	320,632
Margaret M. McCarthy	135,000	170,000	632	305,632
Oliver G. Richard III	90,000	113,333	632	203,965
Daryl Roberts	135,000	170,000	632	305,632
Daniel G. Stoddard	54,167	70,833	632	125,632
Sara M. Tucker	205,000	170,000	632	375,632
Lewis Von Thaer	130,000	170,000	632	300,632
(1)The dollar amounts reported represent either the grant date fair value calculated in accordance with FASB ASC Topic 718 of AEP stock units granted under the Stock Unit Accumulation Plan for Non-Employee Directors, without taking into account estimated forfeitures, or the amount credited to the AEP Stock Fund for the more tenured directors. AEP stock units or contributions to the AEP Stock Fund are credited to directors quarterly based on the number of months they served as a director in that quarter.
(2)Each non-employee director who served the full year received either 2,060 AEP stock units or AEP Stock Fund contributions of $170,000 in 2023. Due to their service for less than a full year, Messrs. Richard and Stoddard received 1,349 and 900 units respectively in 2023. Directors had the following aggregate number of AEP stock units, including dividend equivalents and stock unit equivalents in the AEP Stock Fund at 2023 year-end, all of which are fully vested: Mr. Beasley 21,812, Mr. Fowke 3775, Mr. Garcia 8,928, Ms. Goodspeed 69,122, Ms. James 3,185, Ms. Lin 32,989, Ms. McCarthy 9,776, Mr. Roberts 6,198, Mr. Stoddard 904, Ms. Tucker 54,011 and Mr. Von Thaer 3,775.
(3)The amounts reported in All Other Compensation consists of the (a) Company-paid premium of $632 for accidental death insurance policy and (b) matching gift contributions of $1,000 for Mr. Beasley.

Insurance

AEP and the AEP System Companies and their directors and officers are insured, subject to certain exclusions and retentions, against losses resulting from any claim or claims made against them while acting in their capacities as directors and officers. Such insurance, effective May 1, 2023 to May 1, 2024, is provided by: Associated Electric & Gas Insurance Services Limited (AEGIS), Energy Insurance Mutual Limited (EIM), Zurich American Insurance Company, Continental Casualty Company (CNA), U.S. Specialty Insurance Company (Tokio Marine HCC), Arch Insurance Company, Midvale Indemnity Company (American Family Group), Travelers Casualty & Surety Company of America, Ascot Insurance Company, Berkley Insurance Company, RSUI Indemnity Company, Markel American Insurance Company, Freedom Specialty Insurance Company (Nationwide), General Security National Insurance Company (SCOR), RLI Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA (AIG), Everest National Insurance Company, Berkshire Hathaway Specialty Insurance Company, US Specialty Insurance Company (Tokio Marine HCC), Travelers Casualty & Surety Company of America, Arch Insurance Company, Endurance American Insurance Company (Sompo International), and Berkshire Hathaway Specialty Insurance Company. The total cost of this insurance is $3,265,632.
Fiduciary liability insurance provides coverage, subject to certain exclusions and retentions, for AEP System companies and their affiliated trusts, their directors and officers, and any employee deemed to be a fiduciary or trustee, for breach of fiduciary responsibility, obligation, or duties as imposed under the Employee Retirement Income Security Act of 1974. Such insurance, effective May 1, 2023 to May 1, 2024 is provided by Associated Electric & Gas Insurance Services Limited (AEGIS), U.S. Specialty Insurance Company (Tokio Marine HCC), Energy Insurance Mutual Limited (EIM), and Freedom Specialty Insurance Company (Nationwide). The total cost of this insurance is $450,063.

Item 2. Proposal to Ratify Appointment of Independent Registered Public Accounting Firm

The Audit Committee is responsible for the appointment, fee negotiations and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, or PwC, as the Company’s independent registered public accounting firm for 2024. PwC has served as our independent registered public accounting firm starting with the audit for the year ended December 31, 2017. The Audit Committee reviews and assesses annually the qualifications and performance of the independent registered public accounting firm and considers, as appropriate, the rotation of the independent registered public accounting firm. Additionally, the Audit Committee is involved in the selection and mandated rotation of the lead engagement partner from PwC. The Audit Committee believes that the continued retention of PwC as our independent registered public accounting firm is in the best interest of the Company and our shareholders, and we are asking our shareholders to ratify, in a non-binding vote, the appointment of PwC as our independent registered public accounting firm for 2024.

Although action by the shareholders in this matter is not required, the Audit Committee believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of the Company’s financial controls and reporting and will seriously consider shareholder input on this issue. Whether or not the appointment of PwC is ratified by the shareholders, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such change would be in the best interest of the Company and its shareholders.
Your Board of Directors recommends a vote FOR this Item 2.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2023 and December 31, 2022, and fees billed for other services rendered by PwC during those periods.

Audit & Non-Audit Fees	2023	2022
Audit Fees (1)	$13,183,186	$12,308,000
Audit-Related Fees (2)	246,667	575,667
Tax Fees (3)	—	—
All Other Fees (4)	—	—
TOTAL	$13,429,853	$12,883,667

(1)Audit fees in 2023 and 2022 consisted primarily of fees related to the audit of the Company’s annual consolidated financial statements, including each registrant subsidiary. Audit fees also included auditing procedures performed in accordance with Sarbanes-Oxley Act Section 404 and the related Public Company Accounting Oversight Board Auditing Standard Number 5 regarding the Company’s internal control over financial reporting. This category also includes work generally only the independent registered public accounting firm can reasonably be expected to provide.
(2)Audit-related fees consisted principally of regulatory, statutory and employee benefit plan audits.
(3)Tax fees consisted principally of advisory services. Tax services are rendered based upon facts already in existence, transactions that have already occurred, as well as tax consequences of proposed transactions.
(4)These are fees for permissible work performed by PwC that do not meet the above categories.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific limitation. The independent registered public accounting firm and management are required to report to the Audit Committee at each regular meeting regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit Committee Chair may also pre-approve particular services on a case-by-case basis. In 2023, all PwC services were pre-approved by the Audit Committee in accordance with this policy.

Audit Committee Report

The Audit Committee reviews AEP’s financial reporting process as well as the internal control over financial reporting on behalf of the Board. The Audit Committee’s responsibilities are more fully described in its charter, which is available on AEP’s website at www.aep.com/investors/governance. The Board has determined that each member of the Audit Committee is independent as required by the listing standards of NASDAQ and the SEC’s audit committee independence rules.

Management has the primary responsibility for the financial statements and the financial reporting process, including the system of internal control over financial reporting. PricewaterhouseCoopers LLP (PwC), AEP’s independent registered public accounting firm, is responsible for performing an independent, integrated audit of AEP’s consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. PwC is also responsible for performing an audit of and expressing an opinion on the effectiveness of AEP’s internal control over financial reporting, and for reporting the results of their audits to the Audit Committee.

As part of the oversight of the Company’s financial statements, the Audit Committee met eight times and held discussions, some of which were in private, with management, the senior internal audit executive and the independent registered public accounting firm regarding the fair presentation of all annual and quarterly financial statements prior to their issuance and other financial disclosures as appropriate. The Audit Committee discussed with AEP’s senior internal audit executive and independent registered public accounting firm the overall scope and plans for their respective audits, their evaluation of AEP’s internal controls and the overall quality of AEP’s financial reporting processes. In addition, during 2023, the Audit Committee held discussions on emerging accounting, compliance and other matters, including, but not limited to: enterprise risk management and management’s mitigation plans; and legal, income tax and regulatory matters that may have a material impact on the consolidated financial statements.

The Audit Committee has reviewed and discussed the audited consolidated financial statements and internal control over financial reporting with management. Management of AEP has affirmed to the Audit Committee that AEP’s fiscal year 2023 audited consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America. Management has also concluded that AEP’s internal control over financial reporting was effective as of December 31, 2023.

The Audit Committee reviewed and discussed with the independent registered public accounting firm the fiscal 2023 audited consolidated financial statements, the firm’s judgment as to the quality of AEP’s accounting principles, and such other matters as are required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee also reviewed and discussed with the independent registered public accounting firm its audit of the effectiveness of AEP’s internal control over financial reporting.

In addition, the Audit Committee had discussions with and received written communications from the independent registered public accounting firm regarding its independence as required by the PCAOB. The Audit Committee has reviewed the services provided by AEP’s independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining independence of the independent registered public accounting firm. The Audit Committee has concluded that the independent registered public accounting firm is independent from AEP and its management.

The Audit Committee has also received written communication regarding the results of the independent registered public accounting firm’s internal quality control reviews and procedures and other matters, as required by the NASDAQ listing standards.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in AEP’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. The Audit Committee also reappointed PwC as the Company’s independent registered public accounting firm for 2024. Shareholders are being asked to ratify that selection at the 2024 Annual Meeting.

Audit Committee Members
Art A. Garcia, Chair
Hunter C. Gary
Linda A. Goodspeed
Donna A. James
Sandra Beach Lin
Margaret M. McCarthy
Daryl Roberts

Item 3. Advisory Vote on Executive Compensation

This non-binding advisory vote, commonly known as a "say-on-pay" proposal, provides an opportunity for shareholders to vote on the resolution below regarding the compensation paid to our named executive officers as disclosed in this proxy statement.

As described under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain executives who are critical to our success, including the named executive officers. Under these programs, our named executive officers and other employees are rewarded for the achievement of annual and long-term goals.

The HR Committee extensively reviews the compensation for our named executive officers to ensure it aligns with our shareholders’ interests and current market practices. As a result of its review process, the HR Committee maintains the following executive compensation practices:

•Emphasizing long-term incentive (LTI) compensation to promote the longer-term interests of the Company and encourage management to make decisions that are aligned with shareholders’ interests.

•Tying the value of a substantial portion of this LTI compensation to two robust measures of shareholder value:

▪3-year cumulative operating earnings per share compared to a Board-approved target (50% of total LTI compensation); and

▪3-year total shareholder return compared to the Company’s executive compensation peer group (40% of total LTI compensation).

•Including a measure of maintaining reliability through the clean energy transition, to our LTI compensation with a 10% weight, which aligns with our long-term strategic plans.

•A mandatory recoupment policy that complies with SEC Rule 10D-1 and the corresponding NASDAQ listing standards.

•Maintaining a “no fault” clawback policy that allows the Company to recoup excess incentive compensation paid to our named executive officers if the results on which such compensation was based are materially restated or corrected.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative disclosure is hereby APPROVED.”

While the Board will carefully consider the results of this vote, the say-on-pay vote is advisory only, and therefore will not be binding on the Company or our Board of Directors.

Your Board of Directors recommends a vote FOR this Item 3.

Item 4: Proposal to Approve the American Electric Power System 2024 Long-Term Incentive Plan

The Board is requesting that shareholders vote in favor of adopting the American Electric Power System 2024 Long-Term Incentive Plan (the “2024 Plan”), which was approved by the Board of Directors on February 20, 2024, subject to shareholder approval. The 2024 Plan has been established to replace, on a prospective basis, the American Electric Power System 2015 Long-Tern Incentive Plan (Amended and Restated on September 21, 2016) (the “Prior Plan”), which was previously approved by shareholders and expires on April 21, 2025. If approved by shareholders, the 2024 Plan will become effective as of April 23, 2024 and will replace the Prior Plan for any new grants made after its approval. Any awards previously granted under the Prior Plan will continue to vest and/or be exercisable in accordance with their original terms and conditions. If shareholders do not approve the 2024 Plan, it will not be adopted and no grants will be made under it.

Subject to adjustment upon the occurrence of various corporate events as described in the proposed 2024 Plan, the maximum number of shares requested for shareholder approval under the proposed 2024 Plan is 10,000,000 shares. If the proposed 2024 Plan is approved by shareholders, based on its historic grant practices, the Company anticipates that the requested share authorization under the proposed 2024 Plan will last for a significant portion of its ten-year term.

The proposed 2024 Plan is intended to develop employees’ sense of proprietorship and personal involvement in the development and financial success of the Company, thereby advancing the interests of the Company and its shareholders. In order to build a stable and experienced management team, the Company seeks to maintain and strengthen these individuals’ desire to remain with the Company as well as to attract individuals to become employees. As with the Prior Plan, the ultimate goal of the 2024 Plan is to encourage those individuals who are and will be responsible for the Company’s future growth and continued success to have a greater personal financial investment in the Company through ownership of our Common Stock.

Key Features of the 2024 Plan

The 2024 Plan retains many of the features of the Prior Plan in addition to including updates of certain provisions. As with the Prior Plan, all awards for employees can only be made pursuant to the authority of the HR Committee, and with respect to awards to non-employee directors, all awards can only be made pursuant to the authority of the Board.

Key features of the 2024 Plan are described below but are qualified in their entirety by reference to the full text of the 2024 Plan attached as Exhibit B to this proxy statement.

•Subject to adjustment upon the occurrence of various corporate events as described in the 2024 Plan, the maximum number of shares that may be granted under the 2024 Plan is 10,000,000 shares.

•This share request will result in overall dilution of 1.9 percent of shares outstanding (including treasury shares), assuming all the available shares are issued. An analysis of similar utility companies indicates this is below the industry median. The analysis also showed that AEP’s three-year average grant history of 0.16 percent of outstanding shares annually has been well below the industry median.

•The maximum aggregate value of awards that may be granted to any non-employee member of our Board of Directors during any calendar year is $1,000,000.

•Any shares related to awards under the 2024 Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the HR Committee’s permission, prior to the issuance of shares, for awards not involving shares, shall be available again for grants under the 2024 Plan.

•Shares subject to an award under the 2024 Plan will not again be available for issuance under the 2024 Plan if the shares are (i) shares tendered or withheld in payment of the exercise price of an option, (ii) shares delivered to or withheld by the Company to satisfy any tax withholding liabilities, or (iii) shares covered by a stock-settled stock appreciation right that were not issued upon the settlement of the stock appreciation right.

•Awards may include stock options (including both Incentive Stock Options (ISOs) and nonqualified stock options (NQSOs)), stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares, cash-based awards and other stock-based awards.

•All types of shares issued under the 2024 Plan, including partial value awards, such stock options and stock appreciation rights as well as full value awards, such as restricted stock, restricted stock units, and performance shares shall reduce the 2024 Plan’s share authorization at a rate of 1 to 1.

•Unless the Company obtains prior shareholder approval, the 2024 Plan does not allow reloads, repricing, or exchanges of stock options or stock appreciation rights for cash (other than in connection with a change of control of the Company), stock options to be issued at a discount to fair market value, or stock options or stock appreciation rights to be transferred by a participant for consideration.

•Awards granted under the 2024 Plan are subject to “clawback” in certain circumstances under the American Electric Power Company, Inc. Board Policy on Recouping Incentive Compensation, as such policy is in effect from time to time.

•The exercise price of options and the grant price of stock appreciation rights must be at least equal to 100 percent of the fair market value of the shares as determined on the date of the grant.

•The maximum term of options and stock appreciation rights is 10 years.

•The HR Committee may provide in a stock option or stock appreciation right award agreement, that if, on the last day of the term of the option or the stock appreciation right, the fair market value of one share exceeds the exercise price per share of the option or the grant price per share of the stock appreciation right (as applicable), and the holder of the option or stock appreciation right has not exercised the option or the stock appreciation right and it has not otherwise expired, the option or stock appreciation right will be deemed to have been exercised by its holder on such day.

•The HR Committee may grant dividend equivalents based on the dividends declared on shares that are subject to any Full Value Award; provided that the dividend equivalents will be subject to any performance conditions that apply to the underlying award. Dividends or dividend equivalents will not accrue, be granted or be paid with respect to shares that are subject to an outstanding option or stock appreciation right.

•Annual award limits set forth in the 2024 Plan are as follows:

Award(s)	Annual Limit

Stock Options	2,000,000 shares

Stock Appreciation Rights	2,000,000 shares

Restricted Stock or Restricted Stock Units	400,000 shares

Performance Units or Performance Shares
Value of 400,000 shares or 400,000 shares (each measured at target); up to 2 shares (or the cash value of 2 shares) may be issued for each performance share or performance share unit based on performance (including any applicable dividend equivalent)

Cash-Based Awards	$15 million

Other Stock-Based Awards	400,000 shares

The HR Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met and may provide in an award when the award is established that any performance measure may be made subject to pre-specified adjustments to remove the effects of restructurings, dispositions, changes in tax or accounting rules, or similar non-recurring or extraordinary events.

Generally, awards may be paid in the form of cash, shares of common stock, or in any combination, as determined by the HR Committee.

Administration

The 2024 Plan will be administered by the HR Committee. The HR Committee will have full and exclusive discretionary authority, subject to the provisions of the 2024 Plan, to establish rules and regulations necessary for the proper administration of the 2024 Plan. All actions taken and all interpretations and determinations made by the HR Committee shall be final and binding.

Eligibility

Employees and non-employee directors of the Company or any of its subsidiaries or affiliates are eligible to receive awards under the 2024 Plan. From time to time, the HR Committee (or as to non-employee directors, the Board) will determine who will be granted awards.

While all employees are eligible to receive awards under the 2024 Plan, the HR Committee currently expects that approximately 1,400 employees will initially participate in the 2024 Plan.

Change of Control

Under the 2024 Plan, the HR Committee may provide for the effect of a change in control of the Company (as defined in the 2024 Plan) upon an award granted under the Plan. Such provisions may include:

•The acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from an award;

•The waiver or modification of performance or other conditions related to payment or other rights under an award;

•Providing for the early settlement of an award for an equivalent cash value; or

•Such other modification or adjustment to an award as the HR Committee deems appropriate.

Termination of Employment

Under the 2024 Plan, the HR Committee will determine and provide in the applicable award agreement the effect, if any, on an award of the occurrence of the award holder’s termination of employment from the Company.

Amendment and Termination of the 2024 Plan

The HR Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2024 Plan and any award agreement in whole or in part; except that, without the prior approval of the Company’s shareholders and except as permitted under the 2024 Plan’s adjustment provision, options or SARs awarded under the 2024 Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted option or the grant price of a previously granted SAR, or exchanged for a cash payment or other awards (other than in connection with a change of control of the Company) and no material amendment of the 2024 Plan will be made without shareholder approval if shareholder approval is required by law, regulation, or a stock exchange rule.

Other than as described in the following sentence, no termination, amendment, suspension, or modification of the 2024 Plan or an award agreement will adversely affect in any material way any award previously granted under the 2024 Plan, without the written consent of the holder of the award. The Board of Directors may amend the 2024 Plan or an award agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the 2024 Plan or an award agreement to any present or future law that relates to the 2024 Plan, and to the administrative regulations and rulings promulgated thereunder.

Unless terminated earlier by the HR Committee, the 2024 Plan will terminate on April 22, 2034.

Recoupment of Incentive Compensation

All awards are subject to the Company’s compensation recoupment policy as such policy may be in effect from time to time.

Federal Income Tax Consequences

The following is a general description of the current federal income tax consequences to participants and AEP relating to awards that may be granted under the 2024 Plan based on present tax law. This summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2024 Plan, nor does it cover state, local, or non-U.S. taxes. Pursuant to SEC disclosure requirements, this summary includes a description of the federal income tax consequences of the issuance and exercise of stock options, as well as other awards that may be granted under the 2024 Plan. We note, however, that the Company has not issued stock options since 2006.

A participant will not recognize income upon the grant of a nonqualified stock option to purchase shares of Common Stock. Upon exercise of the option, the participant will recognize ordinary compensation income equal to the excess of the fair market value of the shares of Common Stock on the date the option is exercised over the exercise price for such shares. AEP will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant. The deduction will be allowed at the same time that the participant recognizes the income.

A participant will not recognize income upon the grant of an incentive stock option (ISO) to purchase shares of Common Stock and will not recognize income upon exercise of the option, provided the participant was an employee of the AEP System at all times from the date of grant until three months prior to exercise. Where a participant who has exercised an incentive stock option sells the shares of Common Stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. A participant who sells such shares of Common Stock within two years after the grant date or within one year after exercise will recognize ordinary compensation income in an amount equal to the lesser of the difference between (i) the exercise price and the fair market value of such shares on the date of exercise, or (ii) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. AEP will be entitled to a deduction equal to the amount of ordinary compensation income recognized by the participant in this case. The deduction will be allowable at the same time that the participant recognizes the income.

Except as otherwise specified under Section 409A of the Internal Revenue Code, the current federal income tax consequences of other awards authorized under the 2024 Plan are generally as follows: stock appreciation rights are subject to taxation to the participant (and deduction by AEP) upon exercise in an amount equal to the appreciation inherent in the value of the underlying shares; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the shares of Common Stock over the purchase price (if any) at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); performance awards, restricted stock units and dividend equivalents are generally subject to tax at the time of payment. In each of the foregoing cases, AEP will generally have a corresponding deduction at the same time that the participant recognizes income.

Section 409A of the Internal Revenue Code provides that participants in a covered nonqualified deferred compensation arrangement will be subject to accelerated taxation and penalties unless the covered plan, both as designed and administered, satisfies specified requirements, including limitations on the timing of deferral and distributions elections, if any, and triggers for the distribution or funding of deferred amounts. Code Section 409A may become applicable to certain types of awards under the 2024 Plan (other than incentive stock options and restricted stock) depending on the terms and conditions to which the award is subject. The Company believes that the terms of the 2024 Plan, as such, should not cause awards under the 2024 Plan to trigger consequences under Code Section 409A.

New Plan Benefits

All awards to employees and officers under the 2024 Plan will be made at the discretion of the HR Committee. Therefore, it is not possible to determine the amount or form of any award that will be granted to any employee or officer or the average annual equity grant rate in the future, as there are many variables the HR Committee considers in granting equity awards, including compensation of our executive officers compared to the Compensation Peer Group, share price at the time the HR Committee sets executive compensation and, for payouts under our long-term incentive program, performance against pre-determined metrics at the time of settlement. We also granted the stock portion of the compensation for our non-employee directors under the Prior Plan and expect to continue to do so under the 2024 Plan. These awards are further described under the Stock Unit Accumulation Plan, are currently paid in AEP shares, are counted under the Prior Plan and will not be counted under the 2024 Plan. For information about grants made to non-employee directors, see “Director Compensation” on page 35.

Although future grants under the 2024 Plan are not determinable at this time, for illustrative purposes and not necessarily indicative of the shares that might be awarded in the future under the 2024 Plan, the table below sets forth certain information about performance units and restricted stock units that were granted for 2023. No stock options were granted.

2023 Equity-Based Incentive Award Grants Under the Prior Plan

	2023-2025 Performance Units(1)		Restricted Stock Units(2)
Name and Position	Target Number of Units	Grant Date Fair Value	Number of Units	Grant Date Fair Value
Julia A. Sloat, Chair and Chief Executive Officer	64,928	$6,321,524	21,643	$2,000,000
Charles E. Zebula, Executive Vice President and Chief Financial Officer	10,551	$1,027,248	23,458	$1,825,000
David M. Feinberg, Executive Vice President, General Counsel and Secretary	12,174	$1,185,286	4,058	$375,000
Christian T. Beam, Executive Vice President - Energy Services	9,739	$948,229	3,246	$300,000
Peggy I. Simmons, Executive Vice President - Utilities	9,739	$948,229	3,246	$300,000
Nicholas K. Akins, Former Executive Chair	—	$—	21,643	$2,000,000
Ann P. Kelly, Former Executive Vice President and Chief Financial Officer	14,122	$1,617,588	4,599	$425,000
All executive officers as a group (11 persons)	156,939	$14,511,233	94,809	$8,417,579
Non-executive officer employee group	342,706	$31,670,235	153,632	$13,825,114
(1) Payment for the performance units will be made in shares. The 2023-2025 performance units are subject to three-year performance measures tied to the Company’s total shareholder return, cumulative operating earnings per share and growth of carbon free additions. The amount payable at the end of the three-year performance period may be anywhere from 0% to 200 % of an individual’s target, depending on the Company’s three-year performance. The dollar amounts set forth in the Grant Date Fair Value column are equal to the grant date fair value. For additional information on the 2023-2025 Performance Units, see “Performance Units” beginning on page 59.
(2) The dollar amounts set forth in the Grant Date Fair Value column are equal to the grant date fair value. For additional information on Restricted Stock Units, see “Restricted Stock Units” beginning on page 60.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2023, with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	—	NA	3,698,144
Equity compensation plans not approved by security holders	—	—	—
Total	—	NA	3,698,144
Additional Information

The closing price per share on the NASDAQ of the Company’s Common Stock on February 26, 2024 was $80.77. The Company intends to register the shares issuable under the 2024 Plan under the Securities Act of 1933, as amended, after it receives shareholder approval.

The Board believes that it is in the best long-term interests of both shareholders and employees of the Company to maintain a progressive stock-based incentive program in order to attract and retain the services of outstanding employees and to encourage such employees to have a greater financial investment in the Company.

Vote Required.

Approval of this proposal requires the affirmative vote of holders of a majority of the votes cast at the meeting. In addition, under the rules of the NASDAQ, an abstention will have the same effect as a vote against this proposal.

Your Board of Directors recommends a vote FOR this Item 4.

Other Business

The Board of Directors does not intend to present to the meeting any business other than the election of directors, the ratification of the appointment of the independent registered public accounting firm, the advisory vote on the compensation of the named executive officers, and the proposal to approve The American Electric Power System 2024 Long-Term Incentive Plan as disclosed in this proxy statement.

If any other business not described herein should properly come before the meeting for action by the shareholders, the persons named as proxies on the proxy card or their substitutes will vote the shares represented by them in accordance with their best judgment. At the time this proxy statement was printed, the Board of Directors was not aware of any other matters that might be presented

.

Compensation Discussion and Analysis

This section explains AEP’s compensation philosophy, summarizes its compensation programs and reviews compensation decisions for the following named executive officers:

Name	Title (as of December 31, 2023)
Ms. Sloat	Chair, President and Chief Executive Officer
Mr. Zebula	Executive Vice President and Chief Financial Officer
Mr. Feinberg	Executive Vice President, General Counsel and Secretary
Mr. Beam	Executive Vice President Energy Services
Ms. Simmons	Executive Vice President Utilities
Mr. Akins	Former Executive Chair
Ms. Kelly	Former Executive Vice President and Chief Financial Officer

Executive Summary

2023 Business Performance Highlights

We generated operating earnings of $5.25 per share for 2023, which is within the lower half of our earnings guidance range despite strong headwinds from weather and interest rates, and regulatory outcomes that were not as successful as we had expected. O&M expense was also higher but this was offset by lower incentive compensation expense. These factors combined to produce 2023 operating earnings that were in the lower half of our earnings guidance, which was originally $5.19 - $5.39 per share and was narrowed to $5.24 to $5.34 per share on November 2, 2023. Throughout this Compensation Discussion and Analysis, we refer to operating earnings, which is a non-GAAP financial measure that is used as a performance measure when awarding incentive compensation to executives and other employees. Our 2023 GAAP earnings per share were $4.26, and Exhibit A to this proxy statement contains a full reconciliation of GAAP earnings per share to non-GAAP operating earnings per share for 2023.

In October 2023, the Company increased its quarterly dividend by 5 cents to 88 cents per share, the 452nd consecutive quarterly dividend. This increase is in line with our long-term growth rate of 6% to 7% and within the targeted payout ratio of 60-70%.

In 2023, we also continued to successfully execute our long-term strategy of investing in and maintaining our core multi-state utility operations to support our long-term operating earnings growth. We received approval to add more fuel-free, low-cost renewable resources to serve Public Service Company of Oklahoma, Southwestern Electric Power Company, Appalachian Power Company and Indiana Michigan Power Company customers. We made progress on our strategy to de-risk and simplify the business. In 2023, we completed the sale of our unregulated renewables business and a joint venture solar portfolio. We continue to engage in a process to sell our competitive retail supply and distributed energy resources business.

Our disciplined commitment to economic development helped us achieve a 7.8% increase in commercial load in 2023 and a 1.6% increase in industrial load. This contributed to total retail load growth of 2.5 percent, which was 1.7 percent above our forecast.

2023 Goals for Incentive Compensation Plans

With respect to our 2023 annual incentive compensation, the HR Committee:

•Set the operating earnings per share target at $5.29 with a 60 percent weight, which was the midpoint of the Company’s operating earnings guidance of $5.19-$5.39 per share at the time the HR Committee set the goal. This represented a 6.5 percent increase from the 2022 target. This was the second year that the Company's operating earnings target was more aggressive than our past targets, which were based on a 6 percent growth rate.

•Set the operating earnings per share needed for a maximum payout at $5.47 per share, which was 8 cents per share above the top of the Company's original operating earnings guidance range.

•Set the minimum operating earnings per share at $5.11 per share, which was 8 cents per share below the bottom of the Company's original operating earnings guidance range and established a cap on each of the non-earnings measures at a target score unless operating earnings per share was within the earning guidance range.

•Established safety, compliance and strategic initiatives with a combined 40 percent weight.

With respect to the 2023-2025 performance share awards under the Company's long-term incentive plan, the HR Committee:

•Set the target for the 3-year cumulative operating earnings per share based on a 6.5% annual growth rate for 2023 through 2025 from the 2022 target.

2023 Earned Annual Incentive Plan Awards

With respect to earned awards under the annual incentive plan, the HR Committee approved the following results and pay outcomes:

•2023 operating earnings per share of $5.25, which was 4 cents below the midpoint of our operating earnings guidance for the year, produced a score of 72.3 percent of target.

•As recommended by senior management, the HR Committee reduced the safety scores to 0% due to two fatal employee work incidents and one fatal contract employee work incident in 2023.

•Also as recommended by senior management due to cost management, unfavorable regulatory outcomes and other shortcomings in reaching our financial, operational and strategic objectives, the HR Committee reduced the overall score for annual incentive compensation by 24.2% of target to an overall score of 56.1 percent of target.

•As further recommended by senior management, the HR Committee further adjusted the overall annual incentive scores applicable to the organization’s leaders and most other long-term incentive participants to be 10% lower than the scores for other employees.

2021-2023 Earned Long-Term Performance Awards

With respect to the long-term incentive performance share award, the HR Committee approved the following results and pay outcomes:

•Cumulative total shareholder return (TSR) (40 percent weight) of 9.4 percent for the performance period, which placed the Company at the 47th percentile relative to the companies in AEP's Compensation Peer Group and resulted in a score of 90.0 percent of target.

•Cumulative operating earnings per share (50 percent weight) of $15.081 for this performance period, which was above target and produced a score of 137.5 percent of target.

•Non-emitting generating capacity (10 percent weight) represented 33.85 percent of the Company's total owned and purchased capacity at the end of the performance period, which was below target and produced a score of 13.8 percent of target.

•The weighted average score for these factors resulted in a payout of 106.1 percent of target for this performance period.

Compensation Governance Best Practices

Underlying our executive compensation program is an emphasis on good corporate governance practices.

What We Have		What We Don't Have
✓	Significant stock ownership requirements for executive officers, including a six times salary stock ownership requirement for the CEO	✗	No reimbursement or tax gross-up for excise taxes triggered under change in control agreements

✓	A substantial portion of the compensation for executive officers is tied to the Company's annual and long-term performance	✗	No excessive benefits or perquisites for executives

✓	A discretionary recoupment policy that allows the HR Committee to claw back incentive compensation due to restatements or corrections of incentive compensation performance measures irrespective of whether any misconduct led to such restatements or corrections	✗	No income tax gross-ups for executive officers, other than for relocation expenses

✓	A mandatory recoupment policy that complies with SEC Rule 10D-1 and the corresponding NASDAQ listing standards

✓	An insider trading policy that prohibits our executives and directors from hedging their AEP stock holdings and from pledging AEP stock

✓	If there is a change in control, long-term incentive awards have double trigger vesting conditions that results in accelerated vesting of these awards only if the change in control is followed by an involuntary or constructive employment termination

Results of 2023 Advisory Vote to Approve Executive Compensation

At the Company’s annual meeting of shareholders held in April 2023, approximately 95 percent of the votes cast on the Company’s say-on-pay proposal were in favor of this proposal. After consideration of this vote, the HR Committee continued to apply the same principles and philosophy it has used in previous years in determining executive compensation. The HR Committee will continue to consider the outcome of the Company’s say-on-pay vote and other sources of stakeholder feedback when establishing compensation programs and making compensation decisions for the named executive officers.

Overview

Principles

The HR Committee oversees and determines AEP’s executive compensation (other than that of the CEO and Executive Chair positions). For these positions, the HR Committee makes recommendations to the independent members of the board of directors, and the independent board members oversee and determine compensation for the CEO and Executive Chair.

AEP’s executive compensation program is designed to:

•Attract, retain, motivate and reward an outstanding leadership team with market competitive compensation and benefits to achieve both excellent team and individual performance.

•Reflect AEP’s financial and operational size as well as the complexity of its multi-state operations.

•Provide a substantial portion of executive officers’ total compensation opportunity in the form of short-term and long-term performance-based incentive compensation.

•Align the interests of the Company’s named executive officers with those of AEP’s shareholders by:

◦Providing a majority of their compensation opportunity in the form of stock-based compensation with a value that is linked to the total return on AEP’s common stock; and

◦Requiring significant AEP stock ownership by executives.

•Support the implementation of the Company’s business strategy by tying annual incentive awards to operating earnings per share and maintaining strategic, safety and compliance objectives in our annual incentive compensation program; and

•Promote the stability of the management team by creating strong retention incentives with multi-year vesting schedules for long-term incentive compensation.

The HR Committee’s independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), participates in HR Committee meetings, assists the HR Committee in developing the compensation program and regularly meets with the HR Committee in executive session without management present.

Opportunity vs. Performance

AEP’s executive compensation program generally targets each named executive officer’s total direct compensation opportunity (base salary, target annual incentive and grant date value of long-term incentives) at the median of AEP’s Compensation Peer Group, which consists of 19 companies that operate in our industry and 7 general industry companies. The ultimate value realized from the annual and long-term incentives are dependent on the Company’s annual and long-term performance.

Compensation Design

The compensation for our named executive officers includes base salary, annual incentive compensation, and long-term incentive compensation. The Company also provides executive officers with a comprehensive benefits program and limited perquisites. The Company aims to provide a balance of annual and long-term incentive compensation that is consistent with the compensation mix provided by AEP’s Compensation Peer Group.

For annual incentive compensation, the HR Committee balances meeting AEP's operating per share target with safety and compliance objectives and strategic initiatives. For 2023 annual incentive compensation, operating earnings per share comprised 60 percent of the overall award opportunity, and the remaining 40 percent weight was tied to safety, compliance and strategic performance objectives.

The long-term incentive compensation awarded in 2023 consisted of: 75 percent performance shares with a 3-year performance and vesting period and 25 percent time-vesting restricted stock units (RSUs). The performance shares were tied to:

(1)AEP’s total shareholder return relative to a TSR peer group consisting of 25 companies, other than AEP, that operate in our industry (40%);

(2)AEP’s 3-year cumulative operating earnings per share relative to a Board-approved target (50%); and

(3)Growth in AEP's carbon free generation capacity (10%).

The performance shares are subject to a 3-year vesting period from their January 1, 2023 effective date. The RSUs vest in three approximately equal annual tranches on a February 21 cycle following the first, second and third anniversaries of their grant date.

As illustrated in the charts below, in 2023, performance-based compensation (target annual incentive compensation and grant date value of performance shares) comprised 71 percent of the target total direct compensation for the CEO and 61 percent of the average target total direct compensation for the other named executive officers (excluding Mr. Akins and Ms. Kelly due to their partial year of employment). An additional 18 percent of the CEO’s target total direct compensation and an additional 13 percent on average of target total direct compensation for the other named executive officers was provided in the form of time-vesting RSUs (grant date value) which are tied to AEP’s stock price.

2023 Compensation Peer Group

The HR Committee, supported by Meridian, annually reviews AEP’s executive compensation relative to a peer group of companies that represent the talent markets where we compete to attract and retain executives. In September 2022, the HR Committee added several larger electric utility and general industry companies to the Compensation Peer Group for 2023 to provide more robust compensation data and increase the peer group’s median revenue and market capitalization to closer to that of AEP. This change eliminated the need to use regression analysis to provide size relevant compensation comparisons for the named executive officers. The Companies that were added include the two large electric utilities that were not already included: PG&E, which has now stabilized after emerging from bankruptcy, and Constellation Energy Corporation, which is a recent spin-off from Exelon Corporation. To further reduce the gap between AEP’s revenue and market capitalization and that of the Compensation Peer Group, several large, capital intensive general industry companies with predominantly U.S. revenue were added to the compensation peer group. These general industry companies that were added are: Delta Air Lines, Inc.; General Dynamics Corporation; 3M Company; Northrop Grumman Corporation; WestRock Company; The Sherwin-Williams Company; and Waste Management, Inc. The full Compensation Peer Group for 2023 is shown in the following table:

3M Company	General Dynamics Corporation
CenterPoint Energy, Inc.	NextEra Energy, Inc.
Consolidated Edison, Inc.	Northrop Grumman Corporation
Constellation Energy Corporation	PG&E Corporation
Delta Air Lines, Inc.	PPL Corporation
Dominion Energy, Inc.	PSEG Incorporated
DTE Energy Company	Sempra
Duke Energy Corporation	The AES Corporation
Edison International	The Sherwin-Williams Company
Entergy Corporation	The Southern Company
Eversource Energy	Waste Management, Inc.
Exelon Corporation	WestRock Company
FirstEnergy Corp.	Xcel Energy Inc.

The table below shows that, at the time the Compensation Peer Group data was collected, AEP’s revenue and market capitalization were slightly above the median of the Compensation Peer Group.

Compensation Peer Group	Revenue(1) ($ million)	Market Cap(1) ($ million)
25th Percentile	$12,761	$22,373
50th Percentile	17,676	33,419
75th Percentile	21,456	66,172
AEP	$17,917	$51,348
Percentile Rank	53rd	64th

(1)The HR Committee selected the 2023 Compensation Peer Group in September 2022 based on each company’s trailing 4 quarter revenue and market capitalization as of August 4, 2022, among other factors.

The HR Committee did not make any changes to the Compensation Peer Group for 2024.

Annual Market Analysis

The HR Committee, supported by Meridian, annually reviews an executive compensation study covering each named executive officer position based on compensation survey information for the Compensation Peer Group. This study benchmarks each of our named executive officer’s total direct compensation, and each component of this compensation, against the median components of target compensation for officers serving in similar capacities in the Compensation Peer Group if sufficient data is available.

Executive Compensation Program Detail

Summary of Executive Compensation Components.  The following table summarizes the major components of the Company’s executive compensation program.

Component	Purpose
Base Salary	•	To provide a market-competitive and consistent minimum level of compensation that is paid throughout the year.
Annual Incentive Compensation	• •	To focus and align executive's efforts with the Company's objectives for the year. For 2023, the HR Committee approved performance measures categories with the following weights:
• Operating Earnings Per Share (60 percent weight)
• Safety and Compliance (20 percent weight)
• Strategic Initiatives (20 percent weight)
Long-Term Incentive Compensation	•	To motivate AEP management to create sustainable shareholder value by linking a substantial portion of their potential compensation directly to longer-term shareholder returns.
	•	To help ensure that Company management remains focused on longer-term results, which the HR Committee considers essential given the large amount of long-term investment in physical assets required in our business.
	•	To reduce executive turnover and maintain management consistency.

Base Salary.    The HR Committee determines base salary increases for our named executive officers based on the following factors:

•The performance of the executive during the previous year.

•The market competitiveness of the executive’s base salary, total cash compensation and total compensation.

•The Company’s salary increase budget.

•The current scope and responsibilities of the position.

•Internal comparisons.

•The experience and potential of each executive.

•The impact on our business of an executive's departure.

Effective January 1, 2023 base salary increases averaging 4.94% were provided to the named executive officers, other than Ms. Sloat, Mr. Akins and Ms. Kelly who where were new to their roles. The HR Committee established Ms. Sloat’s salary for President and CEO position and Mr. Akins’ salary for the Executive Chair position at $1,200,000 and $1,150,000, respectively, effective January 1, 2023. Mr. Akins salary was a reduction from his previous salary of $1,510,000 for his former position as Chairman and CEO. Ms. Kelly’s salary for the CFO position for the balance of 2022 and for 2023 was negotiated pursuant to her hire on November 30, 2022 at $700,000.

Annual Incentive Compensation

Target Opportunity.  The HR Committee, supported by Meridian, establishes the annual incentive target opportunities for each executive officer based, in part, on market competitive compensation as shown in the annual executive compensation study. Other factors include performance in role and internal equity. For 2023, the HR Committee established the following annual incentive target opportunities:

•140 percent of base earnings for the President & Chief Executive Officer (Ms. Sloat) and was not changed when she was appointed the additional responsibility as Board Chair.

•135 percent of base earnings for the former Executive Chair (Mr. Akins).

•80 percent of base earnings for the EVP Portfolio Optimization and subsequent EVP and Chief Financial Officer roles (Mr. Zebula), the EVP Energy Services (Mr. Beam), the EVP Utilities (Simmons) and the former EVP and Chief Financial Officer (Ms. Kelly).

•75 percent of base earnings for the EVP, General Counsel and Secretary (Mr. Feinberg).

Performance Metrics. The HR Committee established a balanced scorecard of performance measures for 2023 annual incentive compensation that consisted of 60 percent operating earnings per share and 20 percent safety and compliance and 20 percent strategic initiatives. Specifically, the HR Committee established the following performance measure for 2023 annual incentive compensation:

Operating Earnings per Share (60 Percent). The HR Committee chose operating earnings per share again for 2023 because it continues to believe that this metric best reflects management’s performance operating the Company and is a strong driver of shareholder returns. In addition, the HR Committee considered that operating earnings per share is the primary measure by which the Company communicates its actual and expected future financial performance to the investment community and employees. Management and the HR Committee believe that sustainable operating earnings per share growth is the primary means to create long-term shareholder value. The full Board approves the Company's annual operating plan and the HR Committee establishes an operating earnings per share target based, in large part, on that operating plan.

The HR Committee established an operating earnings per share target of $5.29 for 2023, which was the midpoint of our operating earnings guidance of $5.19 to $5.39 per share at the beginning of the year. The threshold was set at $5.11 with a 0 percent of target payout, which was $0.08 below the bottom of the 2023 earnings guidance range. The maximum payout was set at $5.47 with a 200 percent of target payout, which was $0.08 above the top of the 2023 earnings guidance range. There were also inflection points at $5.19 (30% of target payout), which was the bottom of earnings guidance, and at $5.39 (170% of target payout), which was the top of earnings guidance.

Safety and Compliance (20 Percent). Safety is an AEP core value and maintaining the safety of AEP employees, contractors and the public is always a primary consideration. The 2023 safety metrics included employee and contractor DART Rates, which is an acronym for the rate of work-related safety incidents that cause lost work time (Days Away, Restricted or job Transfer) and is an industry accepted measure that focuses on more serious injuries. In addition, a proactive measure of the pre-job briefings was established to better assure that controls and procedures are understood and implemented as a leading indicator in preventing harm:

•6 percent for Employee DART Rate measured relative to a 5-year average.

•4 percent for Contractor (including forestry) DART Rate measured relative to a 5-year average.

•6 percent Proactive Safety as measured by developing, completing, and analyzing targeted CORE (Coaching through Observation, Recognition and Engagement) visits for pre-job briefings.

In addition, the HR Committee used separate Zero Harm modifiers for the employee and contractor DART Rate measures to adjust the applicable score for fatal incidents in 2023. Specifically, an Employee Zero Harm modifier added 50 percentage points to the employee DART Rate score if there were not any fatal employee safety incidents and subtracted 50 percentage points in the event of one or more such incidents. Similarly, the Contractor Zero Harm modifier added 50 percentage points to the Contractor DART Rate score if there were not any fatal contractor safety incidents and subtracted 50 percentage points from this score in the event of one or more such incidents.

The 2023 compliance metrics consisted of the following:

•4 percent for North American Electric Reliability Corporation (NERC) Compliance. NERC establishes the reliability standards for planning and operating the North American bulk electric power system. The 2023 NERC Compliance metric measured reductions in the number of NERC compliance incidents vs. a three-year average baseline, excluding incidents discovered via a documented internal control, counting reportable incidents discovered by the Company through a means other than a documented internal control as one incident, and double counting reportable incidents discovered through a regional audit.

Affordability (8 Percent).

•2 percent Economic & Business Development measured by projected annual gross revenue for projects announced in the calendar year.

•2 percent Federal Grants Awarded measured at threshold by a minimum number of concept papers submitted and questions answered for certain Federal Grants, and at target and maximum by the dollar value of notifications obtained for grants.

•4 percent Regulated Renewables as measured by regulatory approvals in megawatts nameplate capacity filed for and received for ownership of new renewable generation and energy storage resources.

Operations (6 Percent).

•6 percent SAIDI (System Average Interruption Duration Index) as measured by a customer weighted average of operating company performance against targets based on the regional peer group average or, if the average has already been achieved, maintaining this average.

Workforce and Culture (6 Percent).

•2 percent Employee Culture Survey participation improvement.

•2 percent Employee Inclusion as measured by average improvement in the scores for employee responses to four inclusion related questions in AEP’s annual culture survey relative to other Company results from a broad database. This measure included a modifier that added 25 percentage points (of target) if greater than or equal to 75% of the Company’s VP and higher positions participated in a sponsorship program and subtracted 25 percentage points (of target) if less than 50% of these leaders participated in this program.

•2 percent Supplier Diversity as measured by improvement in direct and indirect spending with diverse suppliers, which includes women, minority, veteran, and LGBT-owned businesses as well as disadvantaged (socially & economically) and HUBZone businesses.

The chart below shows the weightings for each performance measure as a percentage of the total award opportunity, the threshold, target and maximum performance goals, 2023 actual results and related weighted scores.

	Weight	Threshold	Target	Maximum	Actual Performance Results	Actual Award Score (as a percent of target opportunity)	Weighted Score
Operating Earnings Per Share (60%)	60.0%	$5.11	$5.29	$5.47	$5.25	72.3%	0.434
Safety and Compliance (20%)
Employee DART Rate Improvement	6.0%	.415	.376	.356	.384	80.0% but discretionarily reduced to 0.0%	0.000
Employee Dart Rate Zero Harm Modifier		-50.0 percentage points		+50 percentage points	Two Fatal Incidents	Not applicable due to 0% minimum score	0.000
Contractor DART Rate Improvement	4.0%	.491	.444	.421	.380	200.0% but discretionarily reduced to 0.0%	0.000
Contractor Dart Rate Zero Harm Modifier		-50.0 percentage points		+50 percentage points	One Fatal Incident	Not applicable due to 0% minimum score	0.000
Proactive Safety - Targeted CORE Visit Pre-Job Briefing Assessment	6.0%	Develop questionnaire and complete assessor knowledge evaluations	Threshold + 4,200 targeted CORE visits performed	Threshold + 5,600 targeted CORE visits performed, data analyzed and corrective and preventative action plans developed	All objective completed	200.0% but discretionarily reduced to 0.0%	0.000
NERC Compliance – Reduction in NERC compliance incidents vs. three-year average baseline of 62 incidents	4.0%	39	31	23	19	200.0%	0.080
Affordability (8%)
Economic and Business Development	2.0%	44M	$55M	66M	424.8M	200.0%	0.040
Federal Grants Awarded	2.0%	12 concept papers submitted and questions on rural broadband grant answered	53M	84M	74.7M	170.1%	0.034
Regulated Renewables Approvals and Filings	4.0%	1,572 MW	2,571 MW	3,712 MW	2,606 MW	103.0%	0.041
Operations (6%)
Wires Reliability- Measured by a customer weighted average of SAIDI (System Average Incident Duration Index) scores of AEP’s operating companies	6.0%	Generally 80% of target	Regulatory targets or a glide path to the regional peer group average	Generally 120 percent of target	160.6% Weighted Average Operating Company Score	160.6%	0.096
Culture and Workforce of the Future (6%)
Employee Culture Survey Participation	2.0%	86%	89%	92%	94%	200.0%	0.040
Employee Inclusion Q1	0.5%	No Improvement	0.05 Improvement	0.10 Improvement	.09 Improvement	180.0%	0.009
Employee Inclusion Q2	0.5%	No Improvement	0.05 Improvement	0.10 Improvement	0 Improvement	0.0%	0.000
Employee Inclusion Q3	0.5%	No Improvement	0.05 Improvement	0.10 Improvement	0 Improvement	0.0%	0.000
Employee Inclusion Q4	0.5%	No Improvement	0.05 Improvement	0.10 Improvement	.03 Improvement	60.0%	0.003
Sponsorship Program Modifier to Employee Inclusion goals		< 50% VP participation		≥ 75% VP participation	≥ 75% VP participation	+25.0%	0.005
Supplier Diversity Spend %	2.0%	12%	13%	15%	13.09%	104.6%	0.021
Score Reduction							-0.242
Total Score							0.561

Individual Award Calculations for 2023.    Based on the performance results described in the scorecard above, the HR Committee approved a weighted score of 56.1 percent of each NEO's annual incentive target opportunity. The HR Committee then subjectively evaluated the individual performance of each named executive officer to determine the actual award payouts.

Name	2023 Base Earnings (1)		Annual Incentive Target %		Score (2)		Calculated Annual Incentive Opportunity	2023 Actual Payouts
Ms. Sloat	$1,193,269	x	140%	x	48.2%	=	$805,218	$787,503
Mr. Zebula	$637,567	x	80%	x	48.2%	=	$245,846	$240,500
Mr. Feinberg	$745,385	x	75%	x	48.2%	=	$269,457	$263,500
Mr. Beam	$584,423	x	80%	x	48.2%	=	$225,354	$220,500
Ms. Simmons	$584,423	x	80%	x	48.2%	=	$225,354	$220,500
Mr. Akins	$891,538	x	135%	x	48.2%	=	$580,124	$696,149
Ms. Kelly	$538,462	x	80%	x	Not eligible due to executive severance	=	$—	n/a

(1)Based on salary paid in 2023, which is slightly different than the salary earned for 2023 shown in the Summary Compensation Table.
(2)The score shown includes the impact of senior management’s recommendation, which the HR Committee approved, to reduce the score for all AEP leadership positions (defined by salary grade level) by 7.9% of target and increase the score for all other participants by 2.1% of target, which was a cost neutral adjustment. This adjustment was made because employees in positions below the salary grade level negatively impacted have less influence and opportunity to impact business performance and also participate to a lesser extent or not at all in the long-term incentive plan, which was not adjusted.

Long-Term Incentive Compensation

The HR Committee grants long-term incentive compensation to executive officers generally on an annual award cycle. The HR Committee, supported by Meridian, establishes target long-term incentive award opportunities for each named executive officer based on market data provided in the annual market compensation study. For 2023 the HR Committee again approved the following mix of long-term incentive awards:

•75 percent of the target value was awarded as 3-year performance shares, and

•25 percent of the target value was awarded as time-vesting restricted stock units (RSUs).

2023 Long-Term Incentive Awards

Name	Target Value (1)	Total Number of Units Granted (2)	Number of Performance Shares Granted (at Target)	Number of RSUs Granted	Number of Unrestricted Shares Granted
Ms. Sloat	$8,000,000	86,571	64,928	21,643	—
Mr. Zebula	$2,800,000	34,009	10,551	23,458	—
Mr. Feinberg	$1,500,000	16,232	12,174	4,058	—
Mr. Beam	$1,200,000	12,986	9,739	3,246	—
Ms. Simmons	$1,200,000	12,986	9,739	3,246	—
Mr. Akins(3)	$2,000,000	21,643	—	—	21,643
Mr. Kelly	$1,730,000	18,721	14,122	4,599	—

(1)The Target Value differs from the Grant Date Fair Value shown in the Stock Award column in the Summary Compensation Table because the performance shares contain a market condition (the relative TSR measure) which results in a Grant Date Fair Value for financial accounting purposes that differs from the target value the HR Committee used to determine the awards. See footnote 2 to the Summary Compensation Table for a description of the Grant Date Fair Value.
(2)The total number of units granted was determined by dividing the Target Value by the closing price of AEP common stock on the grant date and rounding to two decimal places for performance shares and three decimal places for restricted stock units (RSUs). The closing price on the grant date was $92.41 for performance shares and RSUs for all awards except an award for Mr. Zebula made pursuant to his promotion to the CFO position. The closing price on the grant date for that award was $75.22, respectively.

(3)Due to his pending retirement Mr. Akins was awarded unrestricted stock units that are payable on February 21, 2024, 2025 and 2026 irrespective of whether he remained employed by the Company. There were not any performance factors associated with these stock units. The closing price on the grant date was also $92.41.

Performance Shares. In 2023, the HR Committee approved the grant of performance shares to each executive officer, except Mr. Akins. These performance shares are subject to a 3-year performance and vesting period that ends on December 31, 2025. Dividends declared from the grant date through the payment date are reinvested in additional performance shares that are subject to the same performance measures and vesting requirements as the underlying performance shares on which they were granted. The number of performance shares earned at the end of the performance period is based on achieved performance against three weighted performance metrics: (i) 3-year cumulative operating earnings per share (50%), (ii) 3-year total shareholder return relative (rTSR) to the companies in a TSR Peer Group (40%) and (iii) carbon free generation additions measured in megawatts of nameplate capacity (10%). The number of earned performance shares will be paid in shares of AEP common stock.

The HR Committee approved the following 2023-2025 performance goals:

Performance Measures for 2023 – 2025 Performance Shares

Performance Measure	Weight	Threshold Performance	Target Performance	Maximum Payout Performance
3 Year Cumulative Operating Earnings Per Share	50%	$16.078 (25% payout)	$16.924 (100% payout)	$17.770 (200% payout)

3 Year Total Shareholder Return of AEP vs. TSR Peer Group	40%	20th Percentile (0% payout)	50th Percentile (100% payout)	80th Percentile (200% payout)

3 Year Carbon Free Generation Capacity Additions	10%	578 MW (0% payout)	1,634MW (100% payout)	3,088MW (200% payout)

The HR Committee selected a measure of cumulative operating earnings to ensure that earnings for all three years contribute equally to the award calculation. The HR Committee also measures earnings performance for incentive compensation on a per share basis to ensure that any changes in the number of shares outstanding do not change the degree of difficulty of the measure. The HR Committee set the target for the 3-year cumulative operating earnings per share based on the same $5.29 target used for the 2023 annual incentive plan, with a six and a half percent (6.5%) growth rate in operating earnings from 2023 for both 2024 and 2025. The HR Committee also selected a total shareholder return measure for these awards to provide an external performance comparison that reflects the effectiveness of management’s strategic decisions and actions over the 3-year performance period relative to the performance of the 25 utilities in the TSR Peer Group.

The TSR Peer Group consists of the follow Companies in our industry:

AES Corp	Consolidated Edison Inc	Edison Int'l	First Energy	Public Service Enterprise Group
Alliant Energy Corp	Constellation Energy Corporation	Entergy	NextEra Energy	Sempra Energy
Ameren Corp	Dominion Resources Inc	Evergy Inc	PG&E Corp	Southern Co.
CenterPoint Energy Inc	DTE Energy	Eversource Energy	Pinnacle West Capital Corp	Wisconsin Energy Corp
CMS Energy Corp	Duke Energy	Exelon	PPL Corp.	Xcel Energy

The HR Committee selected a carbon free generation capacity additions measure with a 10% weight for the 2023-2025 performance shares. Carbon free generation additions includes owned and purchased power agreement wind, solar and storage capacity as well as distributed renewable energy resources such as wind, solar and storage including fuel cells. This performance factor measures the increase in the Company’s carbon free capacity from January 1, 2023 to December 31, 2025. This goal was included to encourage management to further seek out and develop opportunities to increase the percentage of the Company’s generation capacity that does not emit carbon, which is aligned with the Company’s long-term strategy and commitment to invest substantial resources to reduce greenhouse gas emissions.

Restricted Stock Units. The HR Committee approved the grant of RSUs that vest, subject to continued AEP employment, in three approximately equal installments on February 21 of 2024, 2025 and 2026, which is over an approximately three-year period that began on the February 21 grant date of these awards. Dividends are reinvested in additional RSUs and are subject to the same vesting requirements applicable to the underlying RSUs on which they were granted. Upon each vesting date, the number of RSUs that vests are paid in shares of AEP common stock.

Retirement, Health and Welfare Benefits

Health and Welfare Benefits. AEP generally provides the same health and welfare benefits to named executive officers as it provides to other employees. AEP also provides the named executive officers with either four or five weeks of paid vacation, depending on their length of service and position.

Retirement Benefits. The named executive officers participate in the same tax-qualified defined benefit pension plan and defined contribution savings plan on the same terms as other eligible employees. They also participate in the Company’s non-qualified retirement benefit plans, which provide the named executive officers and other highly paid employees with benefits that would otherwise be provided through the tax-qualified plans but for IRS limits. This allows the named executive officers to accumulate replacement income for their retirement based on the same benefit formulas as the tax qualified plans but without the limitations that are imposed by the Internal Revenue Code on tax-qualified plans. As with other newly hired employees, Ms. Kelly would have become eligible to participate in the Company’s tax-qualified and nonqualified defined benefit pension plans after completing one-year of AEP service. Because her employment was terminated prior to that, she did not participate in these plans.

The HR Committee believes that executives generally should be entitled to the same retirement benefits, as a percentage of their eligible pay, as or other employees of the Company. Non-qualified retirement benefit plans are also prevalent among large employers both within our industry and other large U.S. industrial companies. The Company provides these benefits as part of a market competitive total rewards package.

The Company limits the types of compensation that are included in the qualified and non-qualified retirement plans because the HR Committee and AEP management believe that certain types of compensation should not be further enhanced by including them in retirement benefit calculations. Therefore, long-term incentive compensation is not included in the calculations that determine retirement and other benefits under AEP’s benefit plans.

Life Insurance Benefits. AEP provides two times base salary group term life insurance benefits for employees who were hired prior to January 1, 2020, and one times base salary for those who were hired after January 1, 2020. All of the named executive officers were hired prior to January 1, 2020, except Ms. Kelly.

Relocation Assistance. AEP offers a relocation assistance package to executives and other employees it asks to relocate to offset their moving expenses. This allows AEP to select new hires from the broadest possible pool of qualified candidates and to transfer employees internally across AEP’s geographic footprint. Mr. Beam, Ms. Simmons and Ms. Kelly were each provided with relocation assistance packages in conjunction with their moves to the Company’s headquarters in Columbus Ohio in 2022, the benefits of which were partially provided in 2023.

Perquisites. The HR Committee annually reviews the perquisites provided by the Company. AEP provides independent financial counseling and tax preparation services to assist executives with financial planning and tax filings. Income is imputed to executives and taxes are withheld for these services.

The HR Committee generally prohibits personal use of corporate aircraft that has an incremental cost to the Company. The Company allows personal travel on business trips using the corporate aircraft if there is no incremental cost to the Company. Income is imputed and taxes are withheld on the value of personal travel on corporate aircraft in accordance with IRS guidelines.

Ms. Sloat entered into an aircraft time sharing agreement (TSA) that allows her to use our corporate aircraft for personal use up to 40 hours each year, not including hours associated with repositioning an aircraft. The TSA requires her to reimburse the Company for the incremental cost of her personal use of corporate aircraft in accordance Federal Aviation Administration regulations for non-commercial aircraft operators. Mr. Akins had a TSA with substantially the same terms that expired with his retirement. Ms. Sloat and Mr. Akins both reimbursed AEP for their personal use flights in an amount equal to the aggregate incremental costs of such flights during 2023. See footnote 5 to the Summary Compensation Table for further information.

Severance Arrangements

Change In Control Agreements. The HR Committee provides Change In Control agreements to all the named executive officers. While the HR Committee believes these agreements are consistent with the practices of its peer companies, the most important reason for these agreements is to protect the Company and the interests of shareholders in the event of an anticipated or actual change in control. During such transitions, retaining and continuing to motivate the Company’s key executives would be critical to protecting shareholder value. In a change of control situation, outside competitors are more likely to try to recruit key employees away from the Company, and our executive officers may consider other opportunities when faced with uncertainty about retaining their positions. The HR Committee limits participation to those executives whose full support and sustained contributions would be needed during a lengthy and complex corporate transaction.

The Board has adopted a policy that requires shareholder approval of executive severance agreements that provide benefits generally exceeding 2.99 times the sum of the named executive officer’s salary plus annual incentive compensation. The HR Committee periodically reviews Change In Control agreement practices of companies in our Compensation Peer Group. Based on this review, new senior executives to whom the HRC chooses to provide a change in control agreement are provided with a 2.0 multiple, rather than a 2.99 multiple, except for any new CEO, but the HR Committee has not reduced the multiple for current senior executives. As a result, Messrs. Akins, Feinberg and Zebula have grandfathered 2.99 multiple change in control agreements. Ms. Sloat had a 2.0 multiple change in control agreement for 2022 but her multiple was increased to 2.99 in connection with promotion to CEO for 2023. Mr. Beam and Ms. Simmons have 2.0 multiple change in control agreements. Ms. Kelly had a 2.0 multiple change in control agreement that she agreed to release claims under in connection with her executive severance. Each change in control agreement includes a “double trigger,” which means that severance payments and benefits would be provided to the covered executive officer only upon a change in control accompanied by an involuntary termination or constructive termination within two years after the change in control.

The Company’s Change In Control agreements do not provide a tax gross-up for excise taxes.

Long-term incentive compensation may also vest in connection with a change in control. All outstanding performance shares and RSU awards have a double trigger change in control provision. In the event an executive’s employment is terminated within one year after a change in control under qualifying conditions, such as by the Company without cause or by the executive for good reason, then all the executive’s outstanding performance shares and RSUs will vest. Performance shares would be paid at the target performance score.

Other compensation and benefits provided to executive officers in the event their employment is terminated as a result of a change in control are consistent with that provided in the event an executive’s employment is terminated due to a consolidation, restructuring or downsizing as described below.

Other Employment Separations. The Company has an Executive Severance Plan that provides severance benefits to selected senior officers of the Company, including the named executive officers, who have agreed to its terms, which include confidentiality, non-solicitation, cooperation and non-disparagement obligations. Executives remain eligible for benefits under the General Severance Plan described below; however, any benefits provided under the Executive Severance Plan would be reduced by any amount provided under the General Severance Plan. The trigger for Executive Severance Plan benefits is a good reason resignation or an involuntary termination. The benefits under the Executive Severance Plan include pay continuation of two times base salary and target annual incentive award for Ms. Sloat payable over two years or one times base salary and target annual incentive award for the other named executive officers payable over one year. All benefits under this plan are conditioned on the executive officer’s agreement to release claims against the Company and not to compete with the Company for two years with respect to Ms. Sloat and for one year with respect to the other named executive officers.

AEP also maintains a broad-based General Severance Plan that provides two weeks of base pay per year of service to all employees (capped at 52 weeks), including named executive officers, if their employment is terminated due to a consolidation, restructuring or downsizing, subject to the employee’s agreement to release claims against the Company. In addition, benefits under the General Severance Plan include outplacement services and access to health benefits at active employee rates for up to 12 months. After this 12 month period, severed employees may be eligible for Company-subsidized health benefits at retiree rates thereafter until as late as age 65 for employees who were (i) last hired or rehired prior to January 1, 2014, (ii) at least age 50 with 10 years of service at the time their employment is terminated, and (iii) not retirement-eligible under the terms of the general health plans (currently, available to employees who were last hired or rehired prior to January 1, 2014 and who are at least age 55 with 10 years of service at termination).

Named executive officers (and other employees) remain eligible for an annual incentive award based on their eligible earnings for the portion of the year they worked, if they retire (on or after attaining age 55 and at least ten years of service) after June 30 unless their employment is terminated for cause, due to their resignation in lieu of termination for cause or under circumstances that would result in benefits being offered under either the Executive Severance Plan or the broad-based General Severance Plan. In that case, they may be eligible for severance benefits but are not eligible for an annual incentive award for the year of their separation.

In the event of a participant’s death, annual incentive compensation is paid to the participant’s estate.

A prorated portion of outstanding performance shares that are at least six months into their performance period vest if a participant retires, which is defined as an employment termination, other than for cause, on or after the participant attains age 55 with at least ten years of service or if a participant is severed under the Executive or General Severance Plan. A prorated portion of outstanding RSUs vest if a participant is severed under the Executive or General Severance Plan. A prorated portion of outstanding performance shares and all outstanding RSUs would also vest to a participant’s beneficiaries in the event of the participant’s death. The pro-rated performance shares would not be payable until the end of the performance period and would remain subject to all performance factors.

Executive officers are also entitled to 12 months of continued financial counseling service in the event they are severed from service as the result of a restructuring, consolidation or downsizing or they retire (on or after attaining age 55 with at least five years of AEP service). In the event of their death, their spouse or the executor of their estate would be eligible for this benefit.

Other Compensation Information

Stock Ownership Requirements.    The HR Committee believes that linking a significant portion of the named executive officers’ financial rewards to the Company’s long-term success gives them a stake similar to that of the Company’s shareholders and encourages management strategies that benefit shareholders. Therefore, the HR Committee requires certain officers (55 executives as of December 31, 2023) to accumulate and hold from one to six times their salary of AEP common stock or stock equivalents (depending on position). The CEO’s stock ownership requirement is six times his or her base salary, and the other named executive officers’ requirement is three times their respective base salaries. Mr. Zebula and Mr. Feinberg had met their stock ownership requirements as of December 31, 2023. The stock ownership requirements for Ms. Sloat, Mr. Beam and Ms. Simmons increased with their promotions to their current positions and each of these executives is expected to achieve their stock ownership requirement within five years.

Equity Retention (Holding Period).    If and to the extent that an executive officer has not met his or her stock ownership requirement, performance shares awarded under the LTIP are mandatorily deferred into AEP Career Shares to the extent necessary to meet his or her stock ownership requirement. AEP Career Shares are not paid to executives until after their employment with AEP ends. If an executive has not met his or her stock ownership requirement within five years of the date it became effective or subsequently falls below it, the HR Committee may also require the executive to defer a portion of his or her annual incentive compensation award into AEP Career Shares.

Recoupment of Incentive Compensation. The Company’s Policy on Recouping Incentive Compensation, commonly referred to as a “clawback” policy, provides that our executive officers and certain other senior executives are subject to a ‘no fault’ clawback. The Board may recover incentive compensation whether or not the executive’s actions involve misconduct. The Board believes, subject to the exercise of its discretion based on the facts and circumstances of a particular case, that incentive compensation should be reimbursed to the Company if, in the Board’s determination:

•Such incentive compensation was received by an executive predicated upon the achievement of financial or other results that were subsequently materially restated or corrected, and

•Such incentive compensation would have been materially lower had the achievement been calculated on such restated or corrected financial or other results.

The Company adopted additional recoupment provisions in 2023 in accordance with the SEC Rules 10-1 and NASDAQ listing standards effective on October 2, 2023, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received by our Section 16 officers on or after October 2, 2023, if the Company has a qualifying financial restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made, subject to limited exceptions.

All of the Company’s incentive compensation programs are designed and administered in a manner that provides for the Company’s ability to obtain such reimbursement. AEP may also retain any deferred compensation previously credited to an executive. This right to reimbursement is in addition to, and not in substitution for, any and all other rights AEP might have to pursue reimbursement or such other remedies against an executive for misconduct.

Role of the CEO and Compensation Consultant in Determining Executive Compensation.    The HR Committee invites the CEO to attend HR Committee meetings. The HR Committee regularly holds executive sessions without management present.

During 2023, the CEO assigned AEP’s Executive Vice President & Chief Human Resources Officer and AEP’s Director - Compensation and Executive Benefits to support the HR Committee. These individuals work closely with the HR Committee Chair, the CEO and the HR Committee’s independent compensation consultant, Meridian Compensation Partners LLC, to research and develop requested information, prepare meeting materials, implement the HR Committee’s actions and administer the Company’s executive compensation and benefit programs consistent with the objectives established by the HR Committee. Meetings are held with the CEO, Meridian and the HR Committee Chair prior to HR Committee meetings to review and finalize the agenda and meeting materials.

The CEO regularly discusses his or her strategic vision and direction for the Company during HR Committee meetings with Meridian in attendance. Likewise, Meridian regularly discusses compensation strategy alternatives, in light of the CEO’s strategic vision and direction, during HR Committee meetings with the CEO in attendance. The HR Committee believes that this open dialogue and exchange of ideas is important to the development and implementation of a successful executive compensation strategy.

The CEO discusses the individual performance of the other named executive officers with the HR Committee and recommends their compensation to the HR Committee. The CEO has substantial input into salary budgets and changes to incentive targets. The CEO also has substantial input into the development of employment offers for outside candidates for executive positions. However, the HR Committee must approve all compensation and employment offers for executive officers and other positions in the HR Committee’s compensation review group, which the HR Committee determines, and which currently consists of 13 executive positions, excluding the CEO and former Executive Chair positions, whose compensation is approved by the independent members of the Board.

Insider Trading, Hedging and Pledging.    The Company’s insider trading policy prohibits directors and all employees, including executive officers, from entering any transactions (including short sales, options, warrants, puts, calls, variable forward contracts, equity swaps, collars and similar instruments) that are designed to hedge or offset any decrease in the market value of AEP stock. The policy also prohibits directors and executive officers from pledging AEP stock as collateral for any loan.

Tax Deductibility of Compensation. While the HR Committee considers the deductibility of compensation, the primary goals of our executive compensation program are to attract, retain, motivate, and reward key employees and align pay with performance. Accordingly, the HR Committee retains the ability to provide compensation that exceeds deductibility limits as it determines to be appropriate.

Human Resources Committee Report

Membership and Independence.    The Board has determined that each member of the HR Committee is an independent director, as defined by NASDAQ listing standards. Each member of the HR Committee is also a “non-employee director” for purposes of SEC Rule 16b-3. Members of the HR Committee attend professional development training that addresses topics of specific relevance to public company compensation committees.

Functions and Process.  In carrying out its responsibilities, the HR Committee addressed many aspects of AEP’s human resource and executive compensation programs and practices in 2023, including:

•Establishing annual and long-term performance objectives for executive officers.

•Assessing the performance of the CEO, other executive officers and the Company relative to established performance objectives.

•Conducting an evaluation of the CEO based on written comments from board members, senior AEP management, and the audit firm partner overseeing AEP’s external audit.

•Determining the mix of base salary, annual incentive compensation and long-term equity-based compensation for executive officers.

•Assessing the competitiveness of 2023 and proposed 2024 target compensation for all named executive officers and other executive positions relative to AEP’s Compensation Peer Group or other applicable benchmarks.

•Reviewing and approving the base salaries, target annual and long-term incentive award opportunities, annual and long-term incentive award payouts for all executive officers, except for the CEO and the Executive Chair position, which are reviewed and approved by the independent directors.

•Reviewing the senior management succession and talent development plans.

•Assessing compensation and other human capital risks.

•Reviewing and approving changes to AEP's severance plans and change in control agreements.

•Reviewing the Company's workforce inclusion programs and results.

•Reviewing the Company’s workforce safety efforts and results; and

•Reviewing AEP’s culture and employee engagement, in part through employee survey results.

In establishing performance objectives, the HR Committee considers the interests of other major AEP stakeholders including AEP’s customers, employees, the communities in which we operate, and debt holders; in addition to those of AEP’s shareholders.

The HR Committee’s Independent Compensation Consultant.    The HR Committee engaged Meridian Compensation Partners (Meridian) to provide recommendations regarding AEP’s executive compensation and benefit programs and practices. The HR Committee can retain and terminate consultants and advisors without management approval and has the sole authority to approve their fees. Among other assignments, Meridian works with AEP staff to provide an annual executive compensation study and reports on current executive compensation and benefits trends within the electric utility industry and U.S. industry in general.

The HR Committee annually assesses and discusses the independence of its executive compensation consultant. Meridian did not provide any services to AEP other than the work it performs for the HR Committee and the work it performs for the Corporate Governance Committee on director compensation. The HR Committee concluded that Meridian was independent, and the work provided by Meridian did not raise any conflicts of interest.

The HR Committee also annually assesses the performance and objectivity of its executive compensation consultant. The HR Committee regularly holds executive sessions with Meridian to help ensure that they receive full and independent advice.

In fulfilling its oversight responsibilities, the HR Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement. Based on its review and these discussions, the HR Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Human Resources Committee Members
Sara Martinez Tucker, Chair
J. Barnie Beasley, Jr.
Lewis Von Thaer

Executive Compensation

Summary Compensation Table

The following table provides summary information concerning compensation earned by our Chief Executive Officer, our two Chief Financial Officers during 2023, the three other most highly compensated executive officers and one additional former executive officer whose compensation would have been among the three most highly compensated executive officers other than the CEO and CFOs if he had been an executive officer at year end. We refer collectively to this group as the named executive officers (NEOs).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)		Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Julia A. Sloat
Chair of the Board, President and Chief Executive Officer	2023	1,200,000	—		8,321,524	787,503	210,263	114,455	10,633,745
	2022	779,769	—		3,948,384	1,010,000	—	77,810	5,815,963
	2021	602,308	—		1,628,789	637,350	76,622	58,042	3,003,111
Charles E. Zebula
Executive Vice President and Chief Financial Officer	2023	639,625	—		2,852,248	240,500	181,438	73,170	3,986,981
	2022	593,000	—		1,407,162	705,000	—	67,856	2,773,018
	2021	579,219	—		1,323,341	640,000	42,921	71,745	2,657,226
David M. Feinberg
Executive Vice President, General Counsel and Secretary	2023	746,000	—	—	1,560,286	263,500	151,597	109,767	2,831,150
	2022	714,000			1,623,710	805,000	—	63,163	3,205,873
	2021	696,669			1,527,000	690,000	93,625	98,652	3,105,946
Christian T. Beam (7)
Executive Vice President - Energy Services	2023	585,000	—		1,248,229	220,500	123,014	170,900	2,347,643
	2022	471,846	—		405,901	420,000	37,951	70,400	1,406,098
Peggy I. Simmons (7)
Executive Vice President - Utilities	2023	585,000	—		1,248,229	220,500	86,652	87,482	2,227,863
	2022	414,361	—		308,489	335,000	25,108	42,777	1,125,735
Nicholas K. Akins
Former Executive Chair of the Board	2023	862,500	—		2,000,000	696,149	729,068	359,384	4,647,101
	2022	1,510,000	—		10,824,690	3,620,000	204,063	216,755	16,375,508
	2021	1,515,808	—		9,976,149	2,850,000	461,732	247,526	15,051,215
Ann P. Kelly (7)
Former Executive Vice President and Chief Financial Officer	2023	525,000	250,000		2,042,588	—	—	550,866	3,368,454
	2022	61,923	—		393,121	55,750	—	9,974	520,768

(1)Amounts in the salary column are composed of executive salaries earned for the year shown, which include 260 days of pay for 2023, which is the number of workdays and holidays in a standard year. 2021 and 2022 included 261 and 260 paid workdays and holidays, respectively.
(2)The amount in the bonus column for Ms. Kelly is a negotiated hire bonus paid in 2023 following her November 2022 hire into the EVP and CFO position.
(3)The amounts reported in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718 of the performance shares, restricted stock units (RSUs) and unrestricted shares granted under our Long-Term Incentive Plan. See Note 15 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2023 for a discussion of the relevant assumptions used in calculating these amounts. The number of shares realized and the value of the performance shares, if any, will depend on the Company’s performance during a 3-year performance period. The potential payout can range from 0 percent to 200 percent of the target number of performance shares, plus any dividend equivalents. The value of the performance shares will be based on three measures: a Board approved cumulative operating earnings per share measure (Cumulative EPS 50%), a total shareholder return relative to peer companies (Relative TSR 40%) and a carbon free generation capacity additions (Carbon Free Additions 10%). The grant date fair value of the 2023, 2022 and 2021 performance shares that are based on Cumulative EPS was computed in accordance with FASB ASC Topic 718 and was measured based on the closing price of AEP’s common stock on the grant date. The maximum amount payable for the 2023 performance shares that are based on Cumulative EPS measured on the grant date is $3,000,000 for Ms. Sloat, $487,500 for Mr. Zebula, 562,500 for Mr. Feinberg, $450,000 for Mr. Beam, $450,000 for Ms. Simmons, $0 for Mr. Akins, and $652,495 for Ms. Kelly. The maximum amount payable for the 2023 performance shares that are based on Carbon Free Capacity additions is $600,000 for Ms. Sloat, $97,500 for Mr. Zebula, $112,500 for Mr. Feinberg, $90,000 for Mr. Beam, $90,000 for Ms. Simmons, $0 Mr. Akins, and $130,499 for Ms. Kelly. The grant date fair value of the 2023 performance shares that are based on Relative TSR is calculated using a Monte-Carlo model as of the date of grant, in accordance with FASB ASC Topic 718. Because the performance shares that are based on Relative TSR are subject to market conditions as defined under FASB ASC Topic 718, they did not have a maximum value on the grant date that differed from the grant date fair values presented in the table. Instead, the maximum value is factored into the calculation of the grant date fair value. The values realized from the 2021 performance shares are included in the Option Exercises and Stock Vested for 2023 table.
(4)The amounts shown in this column reflect annual incentive compensation paid for the year shown.

(5)The amounts shown in this column are attributable to the increase in the actuarial values of each of the named executive officer’s combined benefits under AEP’s qualified and non-qualified defined benefit pension plans determined using interest rate and mortality assumptions consistent with those used in the Company’s financial statements. See the Pension Benefits for 2023 table and related footnotes for additional information. See Note 8 to the Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2023 for a discussion of the relevant assumptions. None of the named executive officers received preferential or above-market earnings on deferred compensation.
(6)Amounts shown in the All Other Compensation column for 2023 include: (a) Company matching contributions to the Company’s Retirement Savings Plan, (b) Company matching contributions to the Company’s Supplemental Retirement Savings Plan, (c) relocation, (d) perquisites, and (e) vacation payout. The 2023 values for these items are listed in the following table:

Type	Julia A. Sloat	Charles E. Zebula	David M. Feinberg	Christian T. Beam	Peggy I. Simmons	Nicholas K. Akins	Ann P. Kelly
Retirement Savings Plan Match	$14,850	$14,850	$14,850	$14,850	$14,850	$14,850	$14,850
Supplemental Retirement Savings Plan Match	84,297	45,565	54,917	30,349	22,275	188,169	7,043
Relocation	—	—	—	111,156	35,812	—	238,006
Perquisites	15,308	12,755	40,000	14,545	14,545	20,632	264,717
Vacation Payout	—	—	—	—	—	135,733	26,250
Total	$114,455	$73,170	$109,767	$170,900	$87,482	$359,384	$550,866

(7)Mr. Beam's and Ms. Simmons' compensation is provided only for the years in which he or she was an executive officer of the Company. Ms. Kelly was not employed by the Company prior to November 30, 2022.

Perquisites provided in 2023 included: financial counseling and tax preparation services and, for Ms. Sloat and Mr. Akins, director’s group travel accident insurance premium. Executive officers may also have the occasional personal use of event tickets when such tickets are not being used for business purposes, however, there is no associated incremental cost. From time-to-time executive officers may receive customary gifts from third parties that sponsor events (subject to our policies on conflicts of interest).

Provided Ms. Kelly complies with the terms of her Executive Severance, Noncompetition and Release of All Claims Agreement, she will receive $1,260,000 in cash severance benefits and up to $15,650 in outplacement services in 2024 in connection with her 2023 separation from AEP employment.

Ms. Sloat and Mr. Akins prior to his retirement were parties to Aircraft Time Sharing Agreements with the Company that allowed her or him to use our corporate aircraft for personal use for a limited number of hours each year. As required under these Aircraft Time Sharing Agreements, Ms. Sloat and Mr. Akins each reimbursed the Company for the cost of their personal use of corporate aircraft under these agreements in accordance with limits set forth in Federal Aviation Administration regulations. This cost reimbursement includes all incremental costs incurred in connection with personal flights under their Aircraft Timesharing Agreement including fuel, oil, hangar costs, crew travel expenses, catering, landing fees and other incremental airport fees. Accordingly, no value is shown for these amounts in the Summary Compensation Table. If the aircraft flew empty to pick up or after dropping off Ms. Sloat or Mr. Akins at a destination on a personal flight, the cost of the empty flight was included in the incremental cost for which Ms. Sloat or Mr. Akins reimbursed the Company.

Grants of Plan-Based Awards for 2023

The following table provides information on plan-based awards granted in 2023 to each of our named executive officers.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)(2)	Threshold (#)(4)	Target (#)	Maximum (#)(5)
Julia A. Sloat
2023 Annual Incentive Compensation Plan		—	1,670,577	4,176,443
2023 - 2025 Performance Shares	2/20/2023				8,116	64,928	129,856		6,321,524
2023 Restricted Stock Units	2/20/2023							21,643	2,000,000
Charles E. Zebula
2023 Annual Incentive Compensation Plan		—	510,054	1,275,135
2023 - 2025 Performance Shares	2/20/2023				1,319	10,551	21,102		1,027,248
2023 Restricted Stock Units	2/20/2023							3,517	325,000
2023/2024 Award for CFO Position	9/29/2023							19,942	1,500,000
David M. Feinberg
2023 Annual Incentive Compensation Plan		—	559,039	1,397,598
2023 - 2025 Performance Shares	2/15/2021				1,522	12,174	24,348		1,185,286
2023 Restricted Stock Units	2/15/2021							4,058	375,000
Christian T. Beam
2023 Annual Incentive Compensation Plan		—	467,538	1,168,845
2023 - 2025 Performance Shares	2/20/2023				1,217	9,739	19,478		948,229
2023 Restricted Stock Units	2/20/2023							3,246	300,000
Peggy I. Simmons
2023 Annual Incentive Compensation Plan		—	467,538	1,168,845
2023 - 2025 Performance Shares	2/20/2023				1,217	9,739	19,478		948,229
2023 Restricted Stock Units	2/20/2023							3,246	300,000
Nicholas K. Akins
2023 Annual Incentive Compensation Plan		—	1,203,576	3,008,940
2023 Unrestricted Stock Units	2/20/2023							21,643	2,000,000
Ann P. Kelly
2023 Annual Incentive Compensation Plan		—	430,770	1,076,925
2023 - 2025 Performance Shares	11/30/2022				1,765	14,122	28,243		1,617,588
2023 Restricted Stock Units	11/30/2022							4,599	425,000

(1)Represents potential payouts under the 2023 Annual Incentive Compensation Plan (ICP). Ms. Kelly became ineligible for a 2023 award upon her termination of employment under circumstances in which she became eligible for Executive Severance Plan benefits.
(2)The amounts shown in this column represent 250 percent of the target award for each of the named executive officers, which is the maximum amount payable to any individual employee under the ICP for a year with a maximum 200% of target score.

(3)Represents performance shares awarded under our Long-Term Incentive Plan for the 2023-2025 performance period. These awards generally vest at the end of the 3-year performance period based on our attainment of specified performance measures. The number of performance shares does not include additional shares that may accrue due to dividend credits.
(4)The amounts shown in the Threshold column represent 12.5% of the target award for each of the named executive officers. This is the weighted average threshold of the Operating Earnings per Share measure, which has a 25% payout for threshold performance and a 50% weight and the other measures, which have a 0% payout for threshold performance and a combined 50% weight. However, the Operating Earnings per Share threshold does not guarantee a minimum payout because the score would be 0% of target if threshold performance is not achieved.
(5)The amounts shown in this column represent 200 percent of the target award for each of the named executive officers, which is the maximum overall score for the 2023-2025 performance shares.
(6)Includes restricted stock units awarded under the Long-Term Incentive Plan. These awards generally vest, subject to the participant’s continued AEP employment, in three approximately equal installments on February 21, 2024, February 21, 2025 and February 21, 2026, which is approximately one, two and three years after the grant date. This column also includes restricted stock units granted to Mr. Zebula on September 29, 2023 in conjunction with his appointment as EVP and CFO that vest and become payable only if he remains continuously employed with the Company through December 31, 2024 or such earlier date that he retires from the Company with the advanced written approval of the Company’s CEO. This columns also includes unrestricted stock units granted to Mr. Akins on February 20, 2023 that are payable on February 21, 2024, February 21, 2025 and February 21, 2026. The number of restricted stock units does not include additional units that may accrue due to dividend credits.
(7)Amounts represent the grant date fair value of performance shares, restricted stock units and unrestricted shares measured in accordance with FASB ASC Topic 718, utilizing the assumptions discussed in Note 15 to our consolidated financial statements for the fiscal year ended December 31, 2023. The actual number of performance shares earned will depend on AEP’s performance over the 2023 through 2025 performance period, which could vary from 0 percent to 200 percent of the target award plus dividend credits. The value of the performance shares ultimately earned will be based on three measures: a cumulative operating earnings per share measure (Cumulative EPS - 50% weight) relative to a Board approved target, a relative total shareholder return measure (Relative TSR - 40% weight) compared to a board approved group of utility industry peers, and Carbon Free Generation Capacity Additions (Carbon Free Capacity Additions - 10% weight) relative to a board approved target, as well as dividend credits and the value of AEP stock when the awards are paid. A pro-rata portion of the performance shares and restricted stock units granted to Ms. Kelly in 2023 were canceled upon her termination of employment and the remaining awards were vested. The pro-rata portion that vested was based on the number of whole months from the January 1, 2023 effective grant date through the date of her employment termination (September 29, 2023) divided by the number of whole months in the vesting period for each award. Specifically, 27/36th of the performance shares and 28/37th of the restricted stock units granted to Ms. Kelly were canceled. The remainder of the performance shares vested and will remain outstanding until after the end of the 3-year performance period, when it will be scored and paid in the same manner as for ongoing participants. The remainder of the restricted stock units were vested and became payable upon Ms. Kelly’s termination of employment under the terms of her Severance, Release of All Claims, and Noncompetition Agreement.

Outstanding Equity Awards at Fiscal Year-End for 2023

The following table provides information with respect to holdings of restricted stock units and performance shares by the named executive officers on December 31, 2023. The named executive officers do not have any outstanding stock options.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Julia A. Sloat
2022 - 2024 Performance Shares(3)			33,612	2,729,967
2023 - 2025 Performance Shares(3)			134,008	10,884,130
2021 Restricted Stock Units(4)	1,872	152,044
2022 Restricted Stock Units(5)	3,733	303,194
Restricted Stock Units - CEO Succession Candidate Retention(6)	14,012	1,138,055
2023 Restricted Stock Units(7)	22,335	1,814,049
Charles E. Zebula
2022 - 2024 Performance Shares(3)			24,274	1,971,534
2023 - 2025 Performance Shares(3)			21,776	1,768,647
2021 Restricted Stock Units(4)	1,520	123,454
2022 Restricted Stock Units(5)	2,696	218,969
2023 Restricted Stock Units(7)	3,629	294,747
2023/2024 Award for CFO Position(8)	20,162	1,637,558
David M. Feinberg
2022 - 2024 Performance Shares(3)			28,010	2,274,972
2023 - 2025 Performance Shares(3)			25,126	2,040,734
2021 Restricted Stock Units(4)	1,755	142,541
2022 Restricted Stock Units(5)	3,111	252,675
2023 Restricted Stock Units(7)	4,188	340,149
Christian T. Beam
2022 - 2024 Performance Shares(3)			7,002	568,702
2023 - 2025 Performance Shares(3)			20,102	1,632,684
2021 Restricted Stock Units(4)	438	35,574
2022 Restricted Stock Units(5)	778	63,189
2023 Restricted Stock Units(7)	3,350	272,087
Peggy I. Simmons
2022 - 2024 Performance Shares(3)			5,322	432,253
2023 - 2025 Performance Shares(3)			20,102	1,632,684
2021 Restricted Stock Units(4)	332	26,965
2022 Restricted Stock Units(5)	590	47,920
2023 Restricted Stock Units(7)	3,350	272,087
Nicholas K. Akins
2022 - 2024 Performance Shares(3)			108,924	8,846,807
2023 Unrestricted Stock Units(9)	22,335	1,814,049
Ann P. Kelly
2022 - 2024 Performance Shares(3)			3,264	265,102
2023 - 2025 Performance Shares(3)			7,120	578,286

(1)Pursuant to applicable SEC rules, the number of performance shares reported in this column is the maximum number of performance shares issuable (200% of the amount outstanding on December 31, 2023) because the results for the performance shares that vested on December 31, 2023 were above target. However, the actual number of performance shares credited upon vesting will be based on AEP’s actual performance over the applicable 3-year period.
(2)Pursuant to applicable SEC rules, the market value of the performance shares reported in this column was computed by multiplying the closing price of AEP’s common stock on December 31, 2023 ($81.22) by the maximum number of performance shares issuable set forth in the preceding column because the results for the performance shares that vested on December 31, 2023 were above target.

However, the actual number of performance shares credited upon vesting will be based on AEP’s actual performance over the applicable 3-year period.
(3)AEP’s practice is to grant performance shares at the beginning of each year with a 3-year performance and vesting period. This results in awards for overlapping successive 3-year performance periods. These awards generally vest at the end of the 3-year performance period. The performance shares awarded for the 2021 – 2023 performance period, including associated dividend credits, vested at December 31, 2023 and are shown in the Options Exercises and Stock Vested for 2023 table below. The awards shown for the 2022 – 2024 and 2023 – 2025 performance periods include performance shares resulting from reinvested dividends which are subject to the same performance criteria as the underlying awards.
(4)These restricted stock units were granted on February 15, 2021 and will generally vest, subject to the executive officer’s continued employment, on May 1, 2024. The amounts shown include restricted stock units resulting from reinvested dividends.
(5)These restricted stock units were granted on February 21, 2022. Subject to the executive officer’s continued AEP employment, one half of these restricted stock units vested on February 21, 2024 and the remaining half and will generally vest, on February 21, 2025. The amounts shown include restricted stock units resulting from reinvested dividends.
(6)These restricted stock units were granted on April 1, 2022 as a retention award at the time Ms. Sloat became a CEO succession candidate. These awards generally vest, subject to the executive’s continued employment, in equal thirds on May 1 following the first, second and third anniversaries of the grant date. The first installment vested on May 1, 2023 and the vesting date for the second and third installments is May 1, 2024 and May 1, 2025. The amounts shown include restricted stock units resulting from reinvested dividends.
(7)These restricted stock units were granted on February 20, 2023 and generally vest, subject to the executive officer’s continued employment, in three equal installments the day after the first, second and third anniversary of the grant date. The first installment vested on February 21, 2024. The vesting date for the second and third installments is February 21, 2025 and February 21, 2026. The amounts shown include restricted stock units resulting from reinvested dividends.
(8)These restricted stock units were granted to Mr. Zebula on September 29, 2023 in conjunction with his appointment as EVP and CFO. These restricted stock units vest and become payable only if he remains continuously employed with the Company through December 31, 2024 or such earlier date that he retires from the Company with the advanced written approval of the Company’s CEO. The amounts shown include restricted stock units resulting from reinvested dividends.
(9)These unrestricted stock units were granted to Mr. Akins on February 20, 2023 and are payable on February 21, 2024, February 21, 2025 and February 21, 2026.

Option Exercises and Stock Vested for 2023

The following table provides information with respect to the vesting of performance shares and restricted stock units in 2023 that were granted to our named executive officers in previous years. The named executive officers did not hold or exercise any stock options in 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Julia A. Sloat	—	—	28,671	$2,448,686
Charles E. Zebula	—	—	18,380	$1,534,464
David M. Feinberg	—	—	21,222	$1,771,858
Christian T. Beam	—	—	5,326	$444,860
Peggy I. Simmons	—	—	4,378	$368,701
Nicholas K. Akins	—	—	129,503	$10,832,634
Ann P. Kelly	—	—	1,809	$142,268

(1)This column includes the following performance shares and related dividend equivalents for the 2021 - 2023 performance period that vested on December 31, 2023: 17,885 for Ms. Sloat, 14,531 for Mr. Zebula, 16,767 for Mr. Feinberg, 4,192 for Mr. Beam, 3,185 for Ms. Simmons, 100,413 for Mr. Akins and 0 for Ms. Kelly. This column also includes the following restricted stock units (RSUs) that vested on February 21, 2023: 1,810 for Ms. Sloat, 1,308 for Mr. Zebula, 1,508 for Mr. Feinberg, 377 for Mr. Beam, 287 for Ms. Simmons, 10,055 for Mr. Akins, and 379 for Ms. Kelly. This column also includes the following restricted stock units (RSUs) that vested on May 1, 2023: 8,976 for Ms. Sloat, 2,541 for Mr. Zebula, 2,947 for Mr. Feinberg, 757 for Mr. Beam, 906 for Ms. Simmons, 19,035 for Mr. Akins, and 0 for Ms. Kelly. This column also includes 1,430 RSUs that vested to Ms. Kelly on October 30, 2023 due to her agreement to a Severance, Release of All Claims and Non-Competition Agreement following her termination of employment.
(2)The value included in this column for the 2021-2023 performance shares is computed by multiplying the number of performance shares by the closing price of AEP’s common stock on the December 31, 2023 vesting date, which was $81.22 per share. This column also includes the value of RSUs that vested on February 21, 2023 and May 1, 2023 computed by multiplying the number of units vesting by the closing price of AEP’s common stock on those dates, which was $90.85 and $92.65 per share, respectively. This column further includes the value of 1,430 RSUs that vested on October 30, 2023 due to her agreement to a Severance, Release of All Claims and Non-Competition Agreement following her termination of employment, the value of which was computed by multiplying the units vested by the closing price of AEP's common stock on that date ($75.41).

2021 – 2023 Performance Shares

Performance shares that were granted for the 2021 – 2023 performance period vested on December 31, 2023. The combined score for the 2021-2023 performance period was 106.1 percent of target. The final score calculation for these performance measures is shown in the chart below.

Performance Measures	Threshold Performance	Target Performance	Maximum Payout Performance	Actual Performance	Score	Weight	Weighted Score
3 Year Cumulative Earnings Per Share	$14.064 (25% payout)	$14.804 (100% Payout)	$15.544 (200% Payout)	$15.081	137.5%	50%	68.7%
3 Year Total Shareholder Return vs. Utility Peer Group Return	20th Percentile (0% Payout)	50th Percentile (100% Payout)	80th Percentile (200% Payout)	47th Percentile	90.0%	40%	36.0%
Non-Emitting Generation Capacity as a % of Total Owned and Purchased Capacity	33.6%	35.4%	37.1%	33.85%	13.8%	10%	1.4%
Composite Result							106.1%

Pension Benefits for 2023

The following table provides information regarding the pension benefits for our named executive officers under AEP’s pension plans. The material terms of the plans are described following the table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)
Julia A. Sloat	AEP Retirement Plan	23.0	301,588	—
	AEP Supplemental Benefit Plan	23.0	538,731	—
Charles E. Zebula	AEP Retirement Plan	25.7	671,858	—
	AEP Supplemental Benefit Plan	25.7	1,362,621	—
David M. Feinberg	AEP Retirement Plan	12.7	221,658	—
	AEP Supplemental Benefit Plan	12.7	725,055	—
Christian T. Beam	AEP Retirement Plan	33.5	507,650	—
	AEP Supplemental Benefit Plan	33.5	335,851	—
Peggy I. Simmons	AEP Retirement Plan	24.0	258,133	—
	AEP Supplemental Benefit Plan	24.0	119,987	—
Nicholas K. Akins	AEP Retirement Plan	41.3	—	977,994
	CSW Executive Retirement Plan	41.3	4,157,802	—
Ann P. Kelly(2)	None	0.8	—	—

(1)The Present Value of Accumulated Benefits is based on the benefit accrued under the applicable plan through December 31, 2023 and the following assumptions (which are consistent with those used in AEP’s financial statements):

•The named executive officer retires at normal retirement age (age 65), except for Mr. Zebula (whose benefit is calculated at his age at December 31, 2023 (63.5) because he was eligible for an unreduced annuity benefit at age 62 and he was older than that age on that date) and Mr. Beam and Ms. Simmons, whose benefits are calculated at their age 62 because they are eligible for an unreduced annuity benefit when they reach that age.

•The named executive officer commences the payment of benefits (the “accrued benefit”) immediately upon retirement.

•The value of the annuity benefit for the named executive officers is determined based upon the accrued benefit at their assumed retirement age, assumed discount rates of 5.15 percent, 5.20 percent, and 5.20 percent for the benefits accrued under the AEP Retirement Plan, AEP Supplemental Benefit Plan, and the CSW Executive Retirement Plan, respectively, and assumed mortality based upon the Pri-2012 mortality tables. Base mortality rates are derived from the Pri-2012 table using contingent survivor tables after retiree death without any collar adjustment for the qualified pension benefits and the white-collar adjustment for non-qualified pension benefits. Mortality improvements are projected generationally using the MP-2021 mortality projection scale. The value of the lump sum benefit at that assumed retirement age is determined based upon the accrued benefit, an assumed interest rate of 4.67 percent and assumed mortality based on current IRS lump sum mortality with static mortality projections estimated to the date of retirement using mortality projection scale MP-2021. The present value of each of these named executive officer’s benefits is determined by discounting the value of benefits described above at the assumed retirement age to each executive’s current age using assumed interest rates equal to the assumed discount rates specified in this paragraph, above, for each plan. No discount was applied for Mr. Zebula because he had already attained an age that made him eligible for unreduced benefits upon retirement.

•For the AEP Retirement Plan the present value of the accrued benefit is weighted based on 85 percent lump sum and 15 percent annuity (or for Mr. Zebula, Mr. Beam and Ms. Simmons, as Grandfathered AEP Participants, 50 percent lump sum and 50 percent annuity) based on the assumption that participants elect those benefit options in that proportion. For the AEP Supplemental Benefit Plan and the CSW Executive Retirement Plan, the present value of the accrued benefits is weighted based on 100 percent lump sum.

(2)Ms. Kelly is not eligible to participate in any AEP sponsored pension plan because participation begins upon the completion of one year of service and she did not have sufficient service upon her employment termination.

Overview.     AEP maintains tax-qualified and nonqualified defined benefit pension plans for eligible employees. The nonqualified plans provide benefits that cannot be paid under the tax-qualified plan because of limitations imposed on such plans by the Internal Revenue Code. The plans are designed to provide a retirement income to executives and their spouses, as well as a market competitive benefit opportunity as part of a market competitive total rewards package.

AEP Retirement Plan.     The AEP Retirement Plan is a tax-qualified defined benefit pension plan under which benefits are generally determined by reference to a cash balance formula. The AEP Retirement Plan also encompasses the Central and South West Corporation Cash Balance Retirement Plan (CSW Retirement Plan), which was merged into the AEP Retirement Plan effective December 31, 2008. As of December 31, 2023, each of the named executive officers, except Ms. Kelly, was fully vested in their AEP Retirement Plan benefit.

In addition, employees who have continuously participated in the AEP Retirement Plan (but not the CSW Retirement Plan) since December 31, 2000 (“Grandfathered AEP Participants”), which includes Mr. Zebula, Mr. Beam and Ms. Simmons, remain eligible for an alternate pension benefit calculated by reference to a final average pay formula. The benefits under this final average pay formula were frozen as of December 31, 2010.

Cash Balance Formula.     Under the cash balance formula, each participant has an account established to which dollar credits are allocated each year.

1.Company Credits.     Each year, participants’ accounts are credited with an amount equal to a percentage of their salary and annual incentive award paid to them during the year. The applicable percentage is based on the participant’s age and years of service. The following table shows the applicable percentage:

Sum of Age Plus Years of Service	Applicable Percentage
Less than 30	3.0%
30-39	3.5%
40-49	4.5%
50-59	5.5%
60-69	7.0%
70 or more	8.5%

Each year, the IRS calculates a limit on the amount of eligible pay that can be used to calculate pension benefits in a qualified plan. For 2023, the limit was $330,000.

2.Interest Credits.     All amounts in the cash balance accounts earn interest at the average interest rate on 30-year Treasury securities for the month of November of the prior year, with a floor of 4 percent. For 2023, the interest rate was 4 percent.

Final Average Pay Formula.     Grandfathered AEP Participants receive their benefits under the cash balance formula or the final average pay formula, whichever provides the higher benefit. On December 31, 2010, the final average pay benefit payable at the Grandfathered AEP Participant’s normal retirement age was frozen, meaning that their final average pay formula benefit is not affected by the participant’s service or compensation subsequent to this date. This frozen final average pay normal retirement benefit is based on the following calculation as of December 31, 2010: the participant’s then years of service multiplied by the sum of (i) 1.1 percent of the participant’s then high 36 consecutive months of base pay (High 36); and (ii) 0.5 percent of the amount by which the participant’s then High 36 exceeded the participant’s applicable average Social Security covered compensation.

Grandfathered AEP Participants may become entitled to a subsidized early retirement benefit under the final average pay formula if they remain employed with AEP through age 55. The early retirement benefit payable under the final average pay formula is the unreduced normal retirement benefit if it commences at age 62 or later. The early retirement benefit is reduced by 0.25 percent for each month prior to age 62 that the participant elects to commence their benefits.

AEP Supplemental Benefit Plan.     The AEP Supplemental Benefit Plan is a nonqualified defined benefit pension plan. It generally provides eligible participants with benefits that are in excess of those provided under the AEP Retirement Plan (without regard to the provisions included as the result of the merger of the CSW Retirement Plan into the AEP Retirement Plan) as determined upon the participant’s termination of employment. These excess benefits are calculated under the terms of the AEP Retirement Plan described above with the following modifications: (i) annual incentive pay was taken into account for purposes of the frozen final average pay formula; and (ii) the limitations imposed by the Internal Revenue Code on annual compensation and annual benefits are disregarded.

Participants do not become vested in their AEP Supplemental Plan benefit until they become vested in their AEP Retirement Plan benefit or upon a change in control. As of December 31, 2023, each of the named executive officers who participate in this benefit (Mses. Sloat and Simmons and Messrs. Zebula, Feinberg and Beam) was fully vested in their AEP Supplemental Benefit Plan benefit. Ms. Kelly did not become eligible to participate in this benefit prior to her employment termination.

CSW Executive Retirement Plan.     The CSW Executive Retirement Plan is a nonqualified defined benefit pension plan. It generally provides eligible participants with benefits that are in excess of those provided under the terms of the former CSW Retirement Plan (which was merged into the AEP Retirement Plan) as determined upon the participant’s termination of employment. The excess benefits are calculated without regard to the limitations imposed by the Internal Revenue Code on annual compensation and annual benefits. As of December 31, 2023, Mr. Akins was fully vested in his CSW Executive Retirement Plan benefit.

Nonqualified Deferred Compensation for 2023

Overview.    AEP maintains non-qualified deferred compensation plans that allow eligible employees, including the named executive officers, to defer receipt of a portion of their base salary, annual incentive compensation and performance share awards. The plans are unfunded. Participants have an unsecured contractual commitment from the Company to pay the amounts due under these plans from the general assets of the Company. AEP maintains the following non-qualified deferred compensation plans for eligible employees:

•The American Electric Power System Supplemental Retirement Savings Plan (SRSP);

•The American Electric Power System Incentive Compensation Deferral Plan (ICDP); and

•The American Electric Power System Stock Ownership Requirement Plan (SORP).

The following table provides information regarding contributions, earnings and balances for our named executive officers under AEP’s three non-qualified deferred compensation plans which are each further described below.

Name	Plan Name	Executive Contributions in Last FY(1)($)	Registrant Contributions in Last FY(2)($)	Aggregate Earnings in Last FY(3)($)	Aggregate Withdrawals/Distributions($)	Aggregate Balance at Last FYE(4)($)
Julia A. Sloat	SRSP	112,396	84,297	64,672	—	760,995
	SORP	395,348	—	(226,375)	—	1,741,303
Charles E. Zebula	SRSP	60,754	45,565	124,866	—	2,616,037
	SORP	—	—	(346,430)	—	2,982,757
David M. Feinberg	SRSP	73,223	54,917	68,110	—	1,453,486
	SORP	—	—	(399,827)	—	3,272,480
Christian T. Beam	SRSP	40,465	30,349	14,031	—	323,210
	SORP	—	—	(59,480)	—	486,825
Peggy I. Simmons	SRSP	34,650	22,275	8,180	—	202,357
	SORP	—	—	(44,314)	—	362,699
Nicholas K. Akins	SRSP	250,892	188,169	207,759	200,371	4,211,721
	ICDP	—	—	231,552	—	819,141
	SORP	—	—	(1,341,102)	—	10,976,559
Ann P. Kelly	SRSP	9,391	7,043	379	—	16,814

(1)The amounts set forth under “Executive Contributions in Last FY” for the SRSP are reported in the Summary Compensation Table as either (i) Salary for 2023 or (ii) the Non-Equity Incentive Plan Compensation for 2022 which was paid or deferred in 2023.
(2)The amounts set forth under “Registrant Contributions in Last FY” for the SRSP are reported in the All Other Compensation column of the Summary Compensation Table.
(3)No amounts set forth under “Aggregate Earnings in Last FY” have been reported in the Summary Compensation Table as there were no above market or preferential earnings credited to any named executive officer’s account in any of the plans.
(4)The amounts set forth in the “Aggregate Balance at Last FYE” column for the SRSP include the SRSP amounts reported in the “Executive Contributions in Last FY” and “Registrant Contributions in Last FY” columns. In addition, the “Aggregate Balance at Last FYE” for the SRSP includes the following amounts previously reported in the Summary Compensation Table for prior years: $618,676 for Ms. Sloat, $278,645 for Mr. Zebula, $1,097,858 for Mr. Feinberg, and $2,774,789 for Mr. Akins. In addition, the “Aggregate Balance at Last FYE” for the SORP includes the following amounts previously reported in the Summary Compensation Table for prior years: $1,059,456 for Ms. Sloat, $1,617,064 for Mr. Feinberg and $2,670,419 for Mr. Akins.

Supplemental Retirement Savings Plan.    This plan allows eligible participants to save on a pre-tax basis and to continue to receive Company matching contributions beyond the limits imposed by the Internal Revenue Code on qualified plans of this type.

•Participants can defer up to 50 percent of their base salary and annual incentive award in excess of the IRS eligible compensation limit for qualified plans, which was $330,000 for 2023.

•The Company matches 100 percent of the participant’s contributions up to 1 percent of eligible compensation and 70 percent of the participant’s contributions from the next 5 percent of eligible compensation for a total Company match of up to 4.5% of eligible compensation.

•Participants may not withdraw any amount credited to their account until their termination of employment with AEP. Participants may elect a distribution of their account as a lump-sum or annual installment payments over a period of up to 10 years. Participants may delay the commencement of distributions for up to five years from the date of their termination of employment.

•Participants may direct the investment of their plan account among the core investment options that are available to all employees in AEP’s qualified Retirement Savings Plan and one additional option that provides interest at a rate reset effective each January 1 at 120 percent of the applicable federal long-term rate with monthly compounding for the immediately preceding December. There are not any above-market or preferential earnings with respect to the Supplemental Retirement Savings Plan’s investment options.

Incentive Compensation Deferral Plan.    This plan allows eligible employees to defer payment of up to 80 percent of vested performance shares.

•AEP does not offer any matching contributions under this plan.

•Vested performance shares that are deferred into this plan are tracked as phantom stock units and credited with dividend equivalent stock units for an additional six months following the vested date. After this 6-month period, the stock unit value balances are credited to the AEP Stock Fund. Once balances are transferred to the AEP Stock Fund, participants may direct the investment of this balance among the core investment options that are available to all employees in AEP’s qualified Retirement Savings Plan. There are not any above-market or preferential earnings with respect to the Incentive Compensation Deferral Plan.

•Participants may not withdraw any amount credited to their account until their termination of employment with AEP other than participants who have a pre-2005 account balance may make one in-service withdrawal from such balance prior to their termination of employment. The withdrawal amount would be subject to a plan-imposed 10 percent withdrawal penalty. Participants may elect among the same payment options for the distributions of their account value as described above for the Supplemental Retirement Savings Plan’s investment options.

Stock Ownership Requirement Plan.    This plan assists executives in achieving their minimum stock ownership requirements. It does this primarily by tracking the executive’s AEP Career Shares, which are a form of deferred compensation that are unfunded and unsecured general obligations of AEP. The rate of return on AEP Career Shares is equivalent to the total return on AEP stock with dividends reinvested. Participants may not withdraw any amount credited to their account until 6 months after their termination of employment with AEP. Participants may elect among the same payment options for the distribution of their AEP Career Shares as described above for the Supplemental Retirement Savings Plan. AEP Career Shares are distributed in AEP common shares.

Potential Payments Upon Termination of Employment or Change in Control

The Company has entered into agreements and maintains plans that will require the Company to provide compensation to the named executive officers in the event of a termination of their employment or a change in control of the Company. Actual payments will depend on the circumstances and timing of any termination of employment or change of control. In addition, in connection with any actual termination or change in control transaction, the Company may enter into agreements or establish arrangements that provide additional or alternative benefits or amounts from those described below. The agreements and plans summarized below are complex legal documents with terms and conditions having precise meanings, which are designed to address many possible but currently hypothetical situations.

Severance.    AEP currently provides full-time employees, including the named executive officers, with severance benefits under the General Severance Plan if their employment is terminated as the direct result of a restructuring or downsizing (Severance-Eligible Employees) and the employee releases AEP from claims against the Company that may be lawfully released. These severance benefits include:

•A lump sum severance payment equal to two weeks of base pay for each year of Company service, with a maximum of 52 weeks and a minimum of eight weeks for employees with at least one year of AEP service;

•Continued eligibility for medical and dental benefits at active employee rates for up to 12 months or until the participant becomes eligible for coverage from another employer, whichever occurs first;

•For employees who are at least age 50 with 10 years of AEP service who were hired or last rehired prior to January 1, 2014 and who do not qualify for AEP’s retiree medical benefits or who will be bridged to such retiree benefit eligibility (described below), AEP also provides medical and dental benefit eligibility at rates equivalent to those provided to retirees until age 65 or until the participant becomes eligible for coverage from another employer, whichever occurs first; and

Severance-Eligible Employees who have enough weeks of severance (up to one year) and vacation to cover a period that would allow them to become eligible for retiree medical benefits, which is available to those employees who are at least age 55 with at least 10 years of AEP service (Retirement-Eligible Employees), are retained as employees on a paid leave of absence until they become retirement eligible. This benefit applies in lieu of severance and unused vacation payments that these employees would otherwise receive. The Company pays any remaining severance and vacation pay at the time of their retirement. This delay of an employee’s termination date does not apply to the plans providing nonqualified deferred compensation nor to outstanding long-term incentive awards, which define a participant’s termination date by reference to Internal Revenue Code Section 409A.

Severance-Eligible Employees also receive outplacement services. The incremental cost of those services may be up to $15,650 for the named executive officers.

A Severance-Eligible executive’s termination entitles that executive to a pro-rata portion of any outstanding unvested performance shares that the executive has held for at least six months. The pro-rated performance shares will not become payable until the end of the performance period and remain subject to all performance objectives. A severed executive who timely executes a release of all claims is entitled to vesting of a pro-rata portion of any restricted stock units to the extent not already vested and paid. The pro-rata portion of both performance shares and restricted stock units that vests under these circumstances is equal to the number of whole months of the vesting period that the participant has worked upon their employment termination divided by the number of whole months in the longest vesting period for each award, provided that the pro-rata portion of restricted stock units is then reduced by the portion that has already been vested and paid.

Severance-Eligible executive officers may continue financial counseling and tax preparation services for one year following their termination up to a maximum annual incremental cost to the Company of $20,000 plus related incidental expenses of the financial or tax advisor.

The Company also has an Executive Severance Plan (Executive Severance Plan) that provides severance benefits to selected officers of the Company, including the named executive officers, subject to the executive’s agreement to comply with the provisions of the plan, including confidentiality, non-solicitation, cooperation and non-disparagement provisions during and after their AEP employment. Benefits under the Executive Severance Plan are conditioned on the participant’s execution of an agreement releasing all claims against the Company that may be lawfully released and committing the participant to a non-

competition obligation for two-years for the CEO and one-year for all other participants. Executives may become eligible for benefits under both the General Severance Plan described above and the Executive Severance Plan; however, in that event, the cash severance benefits provided under the Executive Severance Plan are reduced by any amounts provided under the General Severance Plan. Benefits under the Executive Severance Plan would be triggered by a resignation for “good reason” or an involuntary termination by the Company without “cause” (each as defined below).

The term “cause” with respect to the Executive Severance Plan means:

(i)Failure or refusal to perform a substantial part of the executive’s assigned duties and responsibilities following notice and a reasonable opportunity to cure (if such failure is capable of cure);

(ii)Commission of an act of willful misconduct, fraud, embezzlement or dishonesty either in connection with the executive’s duties to the Company or which otherwise is injurious to the best interest or reputation of the Company;

(iii)Repeated failure to follow specific lawful directions of the Board or any officer to whom the executive reports;

(iv)A violation of any of the material terms and conditions of any written agreement or agreements the executive may from time to time have with the Company;

(v)A material violation of any of the rules of conduct of behavior of the Company;

(vi)Conviction of, or plea of guilty or nolo contendere to, (A) a felony, (B) a misdemeanor involving an act of moral turpitude, or (C) a misdemeanor committed in connection with the executive’s employment with the Company which is injurious to the best interest or reputation of the Company; or

(vii)Violation of any applicable confidentiality, non-solicitation, or non-disparagement covenants or obligations relating to the Company (including the provisions to which the executive agreed when enrolling in the plan).

An executive’s termination of employment that triggers benefits under his or her change in control agreement (described in the next section) or due to mandatory retirement, disability or death or in connection with a transaction where the executive becomes employed by a purchaser employer would not be considered an involuntary termination that may trigger the payment of benefits under the Executive Severance Plan.

An executive would have “good reason” for resignation under the Executive Severance Plan if there is any reduction in the executive’s then current annual base salary without the executive’s consent; provided, however, that a uniform percentage reduction of 10% or less in the annual base salary of all executives participating in the Executive Severance Plan who are similarly situated would not be considered good reason for resignation. Also, the Company must be given 10 days following receipt of written notice from the executive to restore the executive’s base salary before his or resignation may trigger plan benefits.

If benefits under the Executive Severance Plan are triggered, the CEO would receive two times their base salary and target annual incentive award payable over two years and the other named executive officers would receive one times their base salary and target annual incentive payable over one year. In addition, a pro-rated portion of their outstanding unvested performance shares and RSUs would vest. The pro-rated performance shares do not become payable until the end of the applicable 3-year performance period and remain subject to all performance objectives.

Change In Control.    AEP defines “change in control” under its change in control agreements and Long-Term Incentive Plan as:

•The acquisition by any person of the beneficial ownership of securities representing more than one-third of AEP’s voting stock;

•A merger or consolidation of AEP with another corporation unless AEP’s voting securities outstanding immediately before such merger or consolidation continue to represent at least two-thirds of the total voting power of the surviving entity outstanding immediately after such merger or consolidation; or

•Approval by the shareholders of the liquidation of AEP or the disposition of all or substantially all of the assets of AEP.

AEP has a change in control agreement with each of the named executive officers that is triggered if there is a Qualifying Termination of the named executive officer’s employment. A “Qualifying Termination” for this purpose generally occurs when the executive’s employment is terminated in connection with that change in control (i) by AEP without “cause” or (ii) by the named executive officer for “good reason,” each as defined below. Such termination must be no later than two years after the change in control. These agreements provide for:

•A lump sum payment equal to 2.99 times or 2.0 times (as applicable) the named executive officer’s annual base salary plus target annual incentive compensation award under the annual incentive program in effect at the time of termination; and

•Outplacement services.

The term “cause” with respect to AEP’s change in control agreements means:

(i)The willful and continued failure of the executive to perform the executive’s duties after a written demand for performance is delivered to the executive by the Board; or

(ii)The willful conduct or omission by the executive, which the Board determines to be illegal; gross misconduct that is injurious to the Company; or a breach of the executive’s fiduciary duty to the Company.

The term “good reason” with respect to AEP’s change in control agreements means:

(i)An adverse change in the executive’s status, duties or responsibilities from that in effect immediately prior to the change in control;

(ii)The Company’s failure to pay in a timely fashion the salary or benefits to which the executive is entitled under any employment agreement in effect on the date of the change in control;

(iii)The reduction of the executive’s salary as in effect on the date of the change in control;

(iv)Any action taken by the Company that would substantially diminish the aggregate projected value of the executive’s awards or benefits under the Company’s benefit plans or policies;

(v)A failure by the Company to obtain from any successor the assent to the change in control agreement; or

(vi)The relocation, without the executive’s prior approval, of the office at which the executive is to perform services to a location that is more than fifty (50) miles from its location immediately prior to the change in control.

The Company must be given notice and an opportunity to cure any of these circumstances before they would be considered to be “good reason.”

All awards under the Long-Term Incentive Plan vest upon a “Qualifying Termination” of a participant which may occur coincident with or within one year after a change in control. The term “Qualifying Termination” with respect to long-term incentive awards generally is the same as that described for the change in control agreements, except that an executive’s mandatory retirement (generally at age 65) is explicitly excluded, and “Cause” is defined more broadly to encompass:

(i)Failure or refusal to perform assigned duties and responsibilities in a competent or satisfactory manner;

(ii)Commission of an act of dishonesty, including, but not limited to, misappropriation of funds or any property of AEP;

(iii)Engagement in activities or conduct injurious to the best interest or reputation of AEP;

(iv)Insubordination;

(v)Violation of any material term or condition of any written agreement with AEP;

(vi)Violation of any of AEP’s rules of conduct of behavior;

(vii)Commission of a felony, a misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with employment at AEP which is injurious to the best interest or reputation of AEP; or

(viii)Disclosure, dissemination, or misappropriation of confidential, proprietary, and/or trade secret information.

In addition, performance shares would be deemed to have been fully earned at 100 percent of the target score upon a “Qualifying Termination” within one year following a change in control. The value of each vested performance share following a “Qualifying Termination” would be (1) the closing price of a share of AEP common stock on the date of the Qualifying Termination or (2) if the date of the Qualifying Termination is coincident with the change in control and if the change in control is the result of a tender offer, merger or sale of all or substantially all of the assets of AEP, the price paid per share of common stock in that transaction.

The AEP Supplemental Benefit Plan also provides that all accrued supplemental retirement benefits to the extent then unvested become fully vested upon a change in control.

Termination Scenarios

The following tables show the incremental compensation and benefits that would have been paid to each named executive officer who was employed by AEP on December 31, 2023 assuming the hypothetical circumstances cited in each column occurred on December 31, 2023 and calculated in accordance with the methodology required by the SEC. No values are provided for Mr. Akins and Ms. Kelly because they were not employed by the Company as of December 31, 2023 and, therefore, these hypothetical scenarios were no longer relevant.

At the time of an employment termination, the Company may enter into an agreement that provides additional benefits or amounts and may alter the terms of benefits that are to be provided. The Severance, Release of All Claims, and Noncompetition Agreement that the Company entered into with Ms. Kelly upon her separation from AEP service on September 29, 2023 did not provide any additional benefits or amounts or alter the terms of such benefits. The actual compensation and benefits Ms. Kelly received or will receive pursuant to her agreement are described following the Non-Incremental Post-Termination Compensation and Benefits on December 31, 2023 table and footnotes below.

With respect to annual incentive compensation for the completed year, the calculated annual incentive opportunity is shown, before any individual discretionary adjustment, which varies from the actual value paid and reported in the Summary Compensation Table for each of the named executive officers.

The values shown in the change in control column are triggered only if the named executive officer’s employment is terminated under the circumstances (described above under Change In Control) that trigger the payment or provision of each of the types of compensation and benefits shown.

No information is provided for terminations due to disability because it is not generally AEP’s practice to terminate the employment of any employee so long as they remain eligible for AEP’s long-term disability benefits. AEP successively provides sick pay and then long-term disability benefits for up to two years to employees with a disability that prevents them from returning to their job. Such disability benefits continue for employees that cannot perform any occupation for which they are reasonably qualified generally until the employee reaches age 65. Because disabled participants remain employed by the Company, they continue to vest in long-term incentive awards while they are disabled. AEP treats a participant’s disability as a termination to the extent required by the regulations issued under Internal Revenue Code Section 409A, but such terminations only trigger the payment of vested benefits. Employment may be terminated due to disability under a separate definition of employment termination that applies to long-term incentive awards and compensation and benefit programs that may be considered non-qualified deferred compensation under Section 409A of the Internal Revenue Code. However, all outstanding long-term incentive awards allow participants terminated due to disability to continue to vest as if their employment had continued so long as they remain continuously disabled.

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2023
For Julia A. Sloat

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($1,200,000)(1)	$—	$2,400,000	$—	$3,588,000	$—
Annual Incentive for Completed Year(2)	$—	$—	$—	$937,528	$937,528
Other Payment for Annual Incentives(3)	$—	$1,680,000	$—	$3,360,000	$—
Long-Term Incentives:(4)
2022 - 2024 Performance Shares(5)	$—	$909,989	$—	$1,364,983	$909,989
2023 - 2025 Performance Shares(5)	$—	$1,814,022	$—	$5,442,065	$1,814,022
2021 Restricted Stock Units	$—	$101,679	$—	$152,044	$152,044
2022 Restricted Stock Units	$—	$143,482	$—	$303,194	$303,194
2023 Restricted Stock Units	$—	$959,020	$—	$1,138,055	$1,138,055
Restricted Stock Units	$—	$588,340	$—	$1,814,049	$1,814,049
Benefits:
Financial Counseling	$—	$20,000	$—	$20,000	$20,000
Outplacement Services(6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$—	$8,632,182	$—	$18,135,568	$7,088,881

Notes for the Potential Incremental Termination Scenario tables are provided collectively following the last such table.

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2023
For Charles E. Zebula

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($700,000)(1)	$—	$700,000	$—	$2,093,000	$—
Annual Incentive for Completed Year(2)	$286,242	$286,242	$—	$286,242	$286,242
Other Payment for Annual Incentives(3)	$—	$560,000	$—	$1,674,400	$—
Long-Term Incentives:(4)
2022 - 2024 Performance Shares(5)	$657,178	$657,178	$—	$985,767	$657,178
2023 - 2025 Performance Shares(5)	$294,774	$294,774	$—	$884,323	$294,774
2021 Restricted Stock Units	$—	$82,606	$—	$123,454	$123,454
2022 Restricted Stock Units	$—	$103,626	$—	$218,969	$218,969
2023 Restricted Stock Units	$—	$95,594	$—	$294,747	$294,747
2023 CFO Promotion Restricted Stock Units	$—	$327,512	$—	$1,637,558	$1,637,558
Benefits:
Financial Counseling	$20,000	$20,000	$—	$20,000	$20,000
Outplacement Services(6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$1,258,194	$3,143,182	$—	$8,234,110	$3,532,922

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2023
For David M. Feinberg

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($746,000)(1)	$—	$746,000	$—	$2,230,540	$—
Annual Incentive for Completed Year(2)	$—	$—	$—	$313,733	$313,733
Other Payment for Annual Incentives(3)	$—	$559,500	$—	$1,672,905	$—
Long-Term Incentives:(4)
2022 - 2024 Performance Shares(5)	$—	$758,324	$—	$1,137,486	$758,324
2023 - 2025 Performance Shares(5)	$—	$340,122	$—	$1,020,367	$340,122
2021 Restricted Stock Units	$—	$95,308	$—	$142,541	$142,541
2022 Restricted Stock Units	$—	$119,569	$—	$252,675	$252,675
2023 Restricted Stock Units	$—	$110,319	$—	$340,149	$340,149
Benefits:
Financial Counseling	$—	$20,000	$—	$20,000	$20,000
Outplacement Services(6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$—	$2,764,792	$—	$7,146,046	$2,167,544

Notes for the Potential Incremental Termination Scenario tables are provided collectively following the last such table.

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2023
For Christian T. Beam

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($585,000)(1)	$—	$585,000	$—	$1,170,000	$—
Annual Incentive for Completed Year(2)	$—	$—	$—	$262,383	$262,383
Other Payment for Annual Incentives(3)	$—	$468,000	$—	$936,000	$—
Long-Term Incentives:(4)
2022 - 2024 Performance Shares(5)	$—	$189,567	$—	$284,351	$189,567
2023 - 2025 Performance Shares(5)	$—	$272,114	$—	$816,342	$272,114
2021 Restricted Stock Units	$—	$23,818	$—	$35,574	$35,574
2022 Restricted Stock Units	$—	$29,892	$—	$63,189	$63,189
2023 Restricted Stock Units	$—	$88,245	$—	$272,087	$272,087
Benefits:
Financial Counseling	$—	$20,000	$—	$20,000	$20,000
Outplacement Services(6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$—	$1,692,286	$—	$3,875,576	$1,114,914

Potential Incremental Compensation and Benefits
That Would Have Been Provided as the Result of Employment Termination
as of December 31, 2023
For Peggy I. Simmons

Executive Benefits and Payments Upon Termination	Resignation or Retirement	Severance	Involuntary Termination for Cause	Change In Control	Death
Compensation:
Base Salary ($585,000)(1)	$—	$585,000	$—	$1,170,000	$—
Annual Incentive for Completed Year(2)	$—	$—	$—	$262,383	$262,383
Other Payment for Annual Incentives(3)	$—	$468,000	$—	$936,000	$—
Long-Term Incentives:(4)
2022 - 2024 Performance Shares(5)	$—	$144,084	$—	$216,126	$144,084
2023 - 2025 Performance Shares(5)	$—	$272,114	$—	$816,342	$272,114
2021 Restricted Stock Units	$—	$18,102	$—	$26,965	$26,965
2022 Restricted Stock Units	$—	$22,697	$—	$47,920	$47,920
2023 Restricted Stock Units	$—	$88,245	$—	$272,087	$272,087
Benefits:
Financial Counseling	$—	$20,000	$—	$20,000	$20,000
Outplacement Services(6)	$—	$15,650	$—	$15,650	$—
Total Incremental Compensation and Benefits	$—	$1,633,892	$—	$3,783,473	$1,045,553

(1)The amounts shown in the Severance column are two times salary for Ms. Sloat and one times salary for each of the other Named Executive Officers. The amounts shown in the Change-In-Control column are 2.99 times salary for each of the Named Executive Officers, except Mr. Beam and Ms. Simmons who would receive 2.0 times salary in the event of a Change-In-Control. Ms. Sloat’s Severance and Change-In-Control multiples were increased to 2.0 and 2.99, respectively, in 2023 due to her promotion to President and CEO position.
(2)Executive officers and all other employees are eligible for an annual incentive award based on their earnings for the year if he or she incurs a retirement-eligible termination or dies after the sixth month of the year, or is severed at or after year-end. A retirement-eligible termination for annual incentive compensation means a termination of employment after the Participant attains at least age 55 and ten years of AEP service for any reason other than for cause, resignation in lieu of discharge for cause, or as part of a voluntary or involuntary severance or layoff. The amount shown is the calculated annual incentive opportunity, as shown in the table in Compensation Discussion and Analysis, rather than the executives actual award. However, annual incentives for executive officers are awarded at the discretion of the HR Committee or independent members of the Board pursuant to the award determination process described in the Compensation Discussion and Analysis.
(3)The amounts shown in the Severance column are two times target annual incentive opportunity for Ms. Sloat and one times target annual incentive opportunity for each of the other Named Executive Officers. The amounts shown in the Change-In-Control column are 2.99 times target annual incentive opportunity for each of the Named Executive Officers, except Mr. Beam and Ms. Simmons who would receive 2.0 times their target annual incentive opportunity in the event of a Change-In-Control. Ms. Sloat’s Severance and Change-In-Control multiples were increased to 2.0 and 2.99, respectively, in 2023 due to her promotion to President and CEO position.
(4)The long-term incentive values shown represent the values that would be paid under the circumstances described in each column based on the closing price of AEP common stock on December 31, 2023, which is the methodology required by the SEC.
(5)The target value of performance shares are shown. The actual value paid in the event of retirement, eligible termination, severance or death, if any, will depend on the actual performance score for the full performance period. Any payments for awards under those circumstances are not paid until the end of the 3-year performance period. In the event of a qualifying termination in connection with a change in control, awards would be paid at a target performance score as soon as administratively practical after the change in control.
(6)This is the maximum cost of Company-paid outplacement services, which the Company provides through an unaffiliated third-party vendor.

The following table shows the value of previously earned and vested compensation and benefits as of December 31, 2023, that would have been provided to each named executive officer following a termination of his or her employment on December 31, 2023. These amounts were generally earned or vested over multiple years of service to the Company.

Non-Incremental Post-Termination Compensation and Benefits on December 31, 2023

Name	Long-Term Incentives		Benefits
	Vested Performance Shares (1)	AEP Career Shares (2)	Vacation Payout (3)	Post-Retirement Benefits (4)	Deferred Compensation (5)
Julia A. Sloat	$1,452,620	$1,741,303	$32,885	$947,742	$760,995
Charles E. Zebula	$1,180,208	$2,982,757	$33,654	$2,035,754	$2,616,037
David M. Feinberg	$1,361,816	$3,272,480	$106,879	$1,076,209	$1,453,486
Christian T. Beam	$340,474	$486,825	$27,844	$921,533	$323,210
Peggy I. Simmons	$258,686	$362,699	$24,188	$448,888	$202,357
Nicholas K. Akins	$8,155,544	$10,976,559	$—	$4,157,802	$5,030,862
Ann P. Kelly	$—	$—	$—	$—	$16,814

(1)Represents the value of performance shares that vested on December 31, 2023 calculated using the market value of these shares on December 31, 2023. The value for Mr. Akins was reduced due to his retirement by 3/36th which is the portion of the 3-year performance period for which he was not employed by the Company.
(2)Represents the value of AEP share equivalents deferred mandatorily into the AEP Stock Ownership Requirement Plan calculated using the market value of these shares on December 31, 2023.
(3)Represents accumulated but unused vacation as of December 31, 2023. Mr. Akins and Ms. Kelly did not have any unused vacation as of this date because its value was paid to them in 2023 following their separation from service. These payments are included in the All Other Compensation column of the Summary Compensation Table and the breakout of the amounts included in this column in note 5 to this table.
(4)Represents the estimated lump sum benefit immediately payable upon termination of employment not for cause as of December 31, 2023 for each of the named executive officers who remained employed by the Company on this date pursuant to the terms of the AEP Retirement Plan, the AEP Supplemental Benefit Plan and the CSW Executive Retirement Plan, as applicable. The value for Mr. Akins represents the Supplemental Benefit Plan lump sum as of the first of the month following the participant's termination date (October 1, 2023), increased with 2 month of simple interest credit at an annual rate of 4.00% after termination to December 31, 2023. This benefit will be paid on or around May 1, 2024 with interest to that date. This column does not include a qualified AEP Retirement Pan benefit for Mr. Akins because it was paid to him on November 1, 2023.
(5)Includes balances from the Supplemental Retirement Savings Plan and the Incentive Compensation Deferral Plans, but does not include AEP Career Share balances, which are listed separately in column (2).

The Company entered into an Executive Severance, Release of All Claims, and Noncompetition Agreement that provided Ms. Kelly with severance compensation and benefits consistent with the Executive Severance Plan after her September 29, 2023 employment termination that included the following compensation and benefits:

•A separation payment in the amount of $1,260,000, which was equal to one time Ms. Kelly’s annual salary ($700,000) and target short-term incentive compensation (80% of annual salary). Of this amount, 50% is to be paid in the first regular payroll date on or after March 29, 2024 (6 months after her employment termination), with the balance paid out in thirteen biweekly installments over the following 6 months.

•Vesting in a pro-rata portion of her outstanding performance shares based on the number of whole months of the vesting period of each award from the effective grant date through her employ termination divided by the number of months in the total vesting period for each award. The pro-rata portions were 21/36th and 9/36th for the 2022-24 and 2023-24 performance periods, respectively. The portion of Ms. Kelly’s performance shares that did not vest upon her employment termination were canceled.

•Vesting in a pro-rata portion of her outstanding restricted stock units following her employment termination. Specifically, 23.4 percent and 24.3 percent of her 2022 and 2023 restricted stock units vested, respectively. These percentages are the number of whole months from the effective grant date for the award through her employ termination date divided by the number of whole months in the longest vesting period for each RSU award less the portion already vested, if any. The portion of Ms. Kelly’s restricted stock units that did not vest upon her employment termination were canceled.

CEO Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer as of December 31, 2023 to the median of the annual total compensation of all of our employees (except for the CEO). We identified the median employee in 2023 by first determining the total base pay, annual incentive compensation and 401(k) Company match for each employee who was employed by us on December 31, 2023. We moved the effective date for this determination from October 31 to December 31 due to a payroll system conversion that would have made the prior date a more difficult option. Based on this compensation measure, we identified the median employee from among our entire employee population. After identifying the median employee, we calculated annual total 2023 compensation for such employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this proxy statement.

Ms. Sloat, who was Chair, President and CEO as of December 31, 2023, had 2023 annual total compensation of $10,633,745 as reflected in the Summary Compensation Table included in this Proxy Statement. The 2023 annual total compensation of our median employee (other than the CEO) was $121,286. The median employee’s total compensation includes base wages, any overtime earnings, annual incentive compensation, the change in the present value of the employee’s pension benefits and the Company’s matching contributions to the retirement savings plan. Based on the foregoing, our estimate of the 2023 ratio of the annual total compensation of our CEO to the median annual total compensation of all our employees (other than the CEO) was 88 to 1.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, and the employee populations of each Company necessarily reflect their business mix, insourcing vs. outsourcing decisions and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have different employee populations and compensation practices and may utilize different methodologies, estimates and assumptions in calculating their pay ratios.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) and certain measures of the financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis beginning on page 48.

	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on:		Net Income (millions)(7)	Operating Earnings Per Share(8)
Year					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2023	$10,633,745	$7,505,424	$3,234,865	$54,738	$98.94	$117.67	$2,212.6	$5.25
2022	$16,375,508	$21,518,114	$3,069,010	$3,245,587	$111.14	$126.63	$2,305.6	$5.09
2021	$15,051,215	$18,719,493	$3,372,510	$2,978,593	$100.69	$123.78	$2,488.1	$4.74
2020	$15,503,434	$10,547,820	$3,975,937	$2,724,914	$90.97	$103.13	$2,196.7	$4.43

(1)“PEO” means Principal Executive Officer, which was Julie A. Sloat for 2023 and Nicholas K. Akins for 2022, 2021 and 2020. Ms. Sloat replaced Mr. Mr. Akins as CEO effective January 1, 2023, at which point Mr. Akins became Executive Chair. The dollar amounts reported in column (b) are the amounts of total compensation reported for the applicable PEO for 2022, 2021 and 2020 for the corresponding year in the “Total” column of the Summary Compensation Table (“SCT”). Refer to the SCT in the proxy statement for each year for further information.
(2)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” or “CAP” for Ms. Sloat or Mr. Akins, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Sloat or Mr. Akins during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Ms. Sloat’s or Mr. Akins’ Total Compensation shown in the SCT for the applicable year to calculate “CAP”:

	Reported Summary Compensation Table Total	Reported Stock Awards (A)	Equity Award Adjustments (B)	Reported Change in Pension Value (C)	Pension Benefit Adjustments (D)	Operating Earnings Per Share(8)
Year
2023	$10,633,745	$(8,321,524)	$5,324,783	$(210,263)	$78,683	$5.25
2022	$16,375,508	$(10,824,690)	$15,998,849	$(204,063)	$172,510	$5.09
2021	$15,051,215	$(9,976,149)	$13,937,070	$(461,732)	$169,089	$4.74
2020	$15,503,434	$(9,615,116)	$5,206,247	$(698,612)	$151,867	$4.43

(A) This column reflects the total grant date fair value of equity awards reported in the “Stock Awards” column in the SCT for the applicable year for Ms. Sloat for 2023 and Mr. Akins for 2022, 2021 and 2020. Neither Ms. Sloat nor Mr. Akins received any stock option awards in the years shown.
(B) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:
i.The year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year;
ii.The amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;
iii.For awards that are granted and vest in same applicable year, of which there were not any for Ms. Sloat or Mr. Akins, the fair value as of the vesting date;
iv.For awards granted in prior years that had all applicable vesting conditions satisfied in the applicable year, the change in fair value as of the vesting date (from the end of the prior fiscal year);
v.For awards granted in prior years that are determined to permanently not meet the applicable vesting conditions during the applicable year, of which there were none for Ms. Sloat or Mr. Akins, a deduction equal to the fair value at the end of the prior fiscal year; and
vi.The dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year, of which there were none for Ms. Sloat or Mr. Akins.

The valuation methodology used to determine valuation assumptions and calculate fair values for the TSR portion of the Company’s performance units is consistent with those previously disclosed for the calculation of grant date values and was calculated in accordance with FASB ASC Topic 718 by an independent third party. See Note 15 to the Consolidated Financial Statements included in our Form 10-K for the applicable year for a discussion of the relevant assumptions used in calculating the grant date fair values of equity awards. The EPS and non-emitting generating capacity measures in the Company’s performance shares were valued using target scores as of the grant date, the Company’s projected score for each measure for valuation dates within the performance period, and the actual score for vested awards. These scores were multiplied by the closing share price of AEP common stock on the vesting date or at year end, as applicable, and by number of shares or units then outstanding associated with the weight assigned to each performance measure, including shares or units due to dividend credits.

The prorated portion of performance shares that vest due to the elimination of an executive’s position and separation from AEP service as the result of a consolidation, reorganization, restructuring or downsizing or under circumstances that give rise to Executive Severance Plan Benefits are treated as unvested until the end of the performance period for the purpose of calculating “CAP”. The unrestricted but not yet payable shares granted to Mr. Akins in 2023 were also treated as unvested shares on that date. The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year End Fair Value of Equity Award Granted in Year Shown	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
Year
2023	$6,788,470	$(872,237)	$—	$(591,451)	$—	$—	$5,324,783
2022	$14,002,330	$1,846,351	$—	$150,168	$—	$—	$15,998,849
2021	$12,066,172	$371,547	$—	$1,499,351	$—	$—	$13,937,070
2020	$7,977,798	$(1,451,439)	$—	$(1,320,113)	$—	$—	$5,206,247

(C)    The amounts included in this column are the Change in Pension Value amounts reported in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the SCT for the applicable year. Neither Ms. Sloat nor Mr. Akins received preferential or above-market earnings on deferred compensation for any of the years shown.
(D)    The total pension benefit adjustment for each applicable year includes the aggregate of two components: (i) the actuarially determined service cost for services rendered by Ms. Sloat or Mr. Akins during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), of which there were none. In each case, the adjustments are calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year / Plan	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2023
AEP Retirement Plan	$14,385	$—	$14,385
AEP Supplemental Benefit Plan	$64,298	$—	$64,298
2023 Total	$78,683	$—	$78,683
2022
AEP Retirement Plan	$23,676	$—	$23,676
CSW Executive Retirement Plan	$148,834	$—	$148,834
2022 Total	$172,510	$—	$172,510
2021
AEP Retirement Plan	$23,999	$—	$23,999
CSW Executive Retirement Plan	$145,090	$—	$145,090
2021 Total	$169,089	$—	$169,089
2020
AEP Retirement Plan	$22,979	$—	$22,979
CSW Executive Retirement Plan	$128,888	$—	$128,888
2020 Total	$151,867	$—	$151,867

(3)The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Ms. Sloat for 2023 and Mr. Akins for 2020-2022) in the “Total” column of the SCT in the applicable year. Refer to the SCT in the proxy statement for each year for further information. The names of each of the NEOs (excluding Ms. Sloat for 2023 and Mr. Akins for 2020-2022) included for purposes of calculating the average amounts in each applicable year are as follows:
2023: Charles E. Zebula, David M. Feinberg, Christian T. Beam, Peggy I. Simmons, Nicholas K. Akins, and Ann P. Kelly
2022: Julia A. Sloat, Ann P. Kelly, David M. Feinberg, Charles E. Zebula, Paul Chodak III, and Lisa M. Barton
2021: Julia A. Sloat, Lisa M. Barton, David M. Feinberg, Charles E. Zebula, Brian X. Tierney, and Mark C. McCullough
2020: Brian X. Tierney, Lisa M. Barton, David M. Feinberg, and Lana L. Hillebrand
(4)The dollar amounts reported in column (e) represent the average amount of “CAP” for the NEOs as a group (excluding Ms. Sloat for 2023 and Mr. Akins for 2020- 2022), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Ms. Sloat for 2023 and Mr. Akins for 2020-2022) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Ms. Sloat for 2023 and Mr. Akins for 2020-2022) for each year to determine the “CAP”, using the same methodology described above in Note 2:

	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Stock Awards	Average Equity Award Adjustments (A)	Average Reported Change in Pension Value	Average Pension Benefit Adjustments (B)	Average Compensation Actually Paid “CAP” to Non-PEO NEOs
Year
2023	$3,234,865	$(1,825,263)	$(1,218,451)	$(211,962)	$75,549	$54,738
2022	$3,069,010	$(1,896,237)	$2,019,808	$(2,514)	$55,520	$3,245,587
2021	$3,372,510	$(1,903,587)	$1,517,671	$(63,057)	$55,056	$2,978,593
2020	$3,975,937	$(1,745,503)	$709,359	$(278,008)	$63,130	$2,724,914

(A) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Award	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2023	$1,354,725	$(554,215)	$14,510	$(750,710)	$(1,282,762)	$—	$(1,218,451)
2022	$1,916,756	$222,215	$28,346	$36,593	$(184,101)	$—	$2,019,808
2021	$1,487,311	$48,144	$215,087	$222,189	$(455,060)	$—	$1,517,671
2020	$1,344,554	$(357,232)	$125,000	$(278,587)	$(124,375)	$—	$709,359

(B) The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

Year / Plan	Average Service Cost	Average Prior Service Cost	Average Total Pension Benefit Adjustments
2023
AEP Retirement Plan	$18,505	$—	$18,505
AEP Supplement Benefit Plan	$57,044	$—	$57,044
2023 Total	$75,549	$—	$75,549
2022
AEP Retirement Plan	$15,227	$—	$15,227
AEP Supplement Benefit Plan	$40,293	$—	$40,293
2022 Total	$55,520	$—	$55,520
2021
AEP Retirement Plan	$12,220	$—	$12,220
AEP Supplement Benefit Plan	$42,836	$—	$42,836
2021 Total	$55,056	$—	$55,056
2020
AEP Retirement Plan	$14,110	$—	$14,110
AEP Supplement Benefit Plan	$49,020	$—	$49,020
2020 Total	$63,130	$—	$63,130

(5)Total shareholder return (TSR) reflects the value at the end of the year shown of $100 invested in the Company’s common stock at the closing market price on the last trading day immediately prior to first year shown. This provides a cumulative TSR value that incorporates both the appreciation or depreciation of the Company’s stock price and the value of dividends, which are assumed to have been reinvested in additional AEP shares. TSR for this purpose was calculated and provided by Bloomberg L.P. as of December 31, 2023. Past performance is not a guarantee of future results.
(6)Represents the market-capitalization weighted average TSR of the S&P Electric Utilities (SP833) that was also used for the stock performance graph required by Item 201(e) of Regulation S-K in our Annual Report for the year ended December 31, 2023. This is an index of peer companies provided by S&P Dow Jones Indices LLC for which the TSR was calculated and provided by Bloomberg L.P. as of December 31, 2023.
(7)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)Operating earnings per share is a non-GAAP financial measure. Exhibit A to the proxy statement for the corresponding year contains a full reconciliation of GAAP earnings per share to non-GAAP operating earnings per share for that year. For purposes of Item 402(v) of Regulation S-K, the Company has determined that operating earnings per share is the financial performance measure that, in the Company’s assessment, represents the most important performance measure used by the Company to link “CAP” of the Company’s NEOs to Company performance for the most recent two fiscal years. This performance measure may not have been the most important financial performance measure for 2020 or 2021 and the Company may determine a different financial performance measure to be the most important financial performance measure in future years.

Financial Performance Measures

The six performance measures below represent the most important measures we used to determine “CAP” for AEP's NEO's and other employees in 2023. These measures are further described in the Compensation Discussion and Analysis in the sections titled Annual Incentive Compensation and Long-term Incentive Compensation.

Most Important 2023 Performance Measures Impacting "CAP"
Financial Measures (A)
Operating Earnings Per Share
Total Shareholder Return Rank Relative to vs. Peer Companies Group
Non-Financial Measures
Employee & Contractor Safety
Carbon Free Generation Capacity Additions
Operations: Quality of Service (SAIDI)
Workforce & Culture
(A) AEP used 2 financial measures in 2022.

Total Shareholder Return (TSR): AEP vs. Industry Peer Index (S&P Electric Utilities)

As shown in the chart below, AEP’s 4-year cumulative TSR was slightly negative and lagged our industry peers for the 2020 through 2023 period, particularly in 2020 and 2021. AEP’s 4-year cumulative TSR regained ground in 2022 relative to industry peers but lost some of that ground in 2023 when both the Company and the industry experienced negative TSR.

Total Shareholder Return (TSR)
AEP vs. Industry Peers (S&P Electric Utilities)
Total Shareholder Return (TSR)
Value of an initial $100 investment
$140
$130
$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
2019
2020
2021
2022
2023
$100.00
$103.13
$123.78
$126.63
$117.67
$90.97
$100.69
$111.14
$98.94
AEP TSR
S&P Electric Utility Index TSR

“CAP” vs. AEP TSR

As shown in the chart below, as AEP’s TSR increased in 2021 and 2022 before declining in 2023. “CAP” also increased, particularly for the PEO, in 2021 and 2022 before declining in 2023. The decline in PEO “CAP” in 2023 was primarily due to an incumbent change. In addition, CAP for both the PEO and Non-PEO NEOs declined due to the Company not meeting its operating earnings per share goal. Despite the impact on “CAP” of the PEO incumbent change, the chart shows directional alignment of “CAP” with TSR for all years. This alignment is due primarily to the use of equity incentives, the value of which is denominated in AEP stock and thereby directly tied to AEP’s TSR. In addition, CAP is significantly driven by performance shares and the substantial portion of short-term incentive compensation that is tied to operating earnings per share and other performance measures that we believe are directionally aligned with the value that AEP provides to shareholders that further encourage TSR improvement through incentive compensation leverage. For example, performance that would drive an x% increase in stock price might drive a 2x% increase in “CAP” through such leverage. Such incentive leverage increases the incentive for executives to produce strong performance on metrics that drive TSR.

Compensation Actually Paid "CAP" vs. AEP TSR
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Compensation Actually Paid "CAP"
$,000
$120
$110
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
AEP Total Shareholder Return (TSR)
Value of an Initial $100 Investment
$90.97
$100.69
$111.14
$98.94
2020
2021
2022
2023
PEO "CAP"
Average "CAP" of Non-PEO NEOs
AEP TSR

“CAP” vs. Net Income

The chart below shows that “CAP” for our PEO and the average “CAP” for our Non-PEO NEOs (excluding Ms. Sloat for 2023 and Mr. Akins for 2020-2022) was directionally aligned with the Company’s net income for 2021 and 2023 but not for 2022. The lack of directional alignment of “CAP” to Net Income for 2022 is because the Company uses operating earnings per share, not net income, as the primary measure of the Company’s earnings performance in its executive compensation program. Therefore, when operating earnings per share and net income are not directionally consistent, as was the case in 2022, “CAP” is more likely to be aligned with operating earnings per share and not net income. The Company does not use net income as a performance measure, in part, because the Company believes operating earnings per share is a measure upon which management’s actions have a more significant impact and, therefore, it is a better measure of the performance of management and the Company. Operating earnings per share also better reflects the Company’s future earnings capacity and is more closely aligned with the Company’s TSR.

Compensation Actually Paid "CAP" vs Net Income
$25,000
$20,000
$15,000
$10,000
$5,000
$-
Compensation Actually Paid "CAP"
$,000
$2,600
$2,550
$2,500
$2,450
$2,400
$2,350
$2,300
$2,250
$2,200
$2,150
$2,100
$2,050
$2,000
AEP Net Income
$,000,000
$2,197
$2,488
$2,306
$2,213
2020
2021
2022
2023
PEO "CAP"
Average "CAP" of Non-PEO NEOs
Net Income

“CAP” vs. AEP Operating Earnings Per Share

As shown in the chart below, AEP’s operating earnings per share was well aligned with “CAP” for 2021 and 2022 but not for 2023. This is because the “CAP” for our PEO declined in 2023 due to an incumbent change. It is also the result of operating earnings per share performance, that while it reflected positive growth, still fell short of our target level for 2023. The alignment of “CAP” with operating earnings per share for 2021 and 2022 is because 50% of long-term incentive compensation and 60% of short-term incentive compensation are tied to achievement of operating earnings per share objectives over a three-year and one-year period, respectively. The HR Committee assigned these substantial incentive compensation weights to operating earnings per share, in part, because it is a measure upon which management’s actions have significant impact, and it reflects the achievement of the Company’s earnings growth targets, which are a primary driver of the Company’s stock price and TSR.

Compensation Actually Paid "CAP" vs Operating EPS
Compensation Actually Paid "CAP" $,000
AEP Operating Earnings Per Share
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$5.40
$5.30
$5.20
$5.10
$5.00
$4.90
$4.80
$4.70
$4.60
$4.50
$4.40
$4.30
$4.20
$4.10
$4.00
2020
2021
2022
2023
$4.435
$4.741
$5.090
$5.251
PEO "CAP"
Average "CAP" of Non-PEO NEOs
AEP Operating EPS

Share Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of AEP Common Stock and stock-based units as of February 18, 2024 for all Directors, each of the persons named in the Summary Compensation Table and all Directors and executive officers as a group.

Unless otherwise noted, each person had sole voting and investment power over the number of shares of AEP common stock set forth across from his or her name. Fractions of shares and units have been rounded to the nearest whole number.

Name	Shares(a)	Stock Units(b)	Total
N. K. Akins	72,662	135,146	207,808
C. T. Beam	28	5,994	6,022
J. B. Beasley, Jr	—	15,769	15,769
D. M. Feinberg	153	40,292	40,445
B. G. S. Fowke, III	—	5,653	5,653
A. A. Garcia	2,500	8,928	11,428
H. C. Gary	—	—	—
L. A. Goodspeed	—	69,119	69,119
D. A. James	626	3,185	3,811
A.P. Kelly	267	—	267
S. B. Lin	1,032	32,988	34,020
H. P. Linginfelter	34	—	34
M. M. McCarthy	3,125	9,776	12,901
D. Roberts	—	6,198	6,198
P. I. Simmons	6,475	4,466	10,941
J. A. Sloat	15,208	21,439	36,647
D. G. Stoddard		1,595	1,595
S. M. Tucker	1,500	54,009	55,509
L. Von Thaer	—	3,775	3,775
C.E. Zebula	19,613	36,724	56,337
All directors, nominees and executive officers as a group (24 persons)(c)	131,866	483,796	615,662

(a)None of the shares reflected in this column is pledged. This column also includes share equivalents held in the AEP Retirement Savings Plan.
(b)This column includes amounts deferred in stock units and held under the Stock Unit Accumulation Plan for Non-Employee Directors and amounts deferred in share equivalents in the Retainer Deferral Plan for Non-Employee Directors. This column also includes amounts deferred in share equivalents held under AEP’s Supplemental Retirement Savings Plan, AEP’s Incentive Compensation Deferral Plan and the following numbers of AEP Career Shares: Mr. Akins 135,146; Mr. Beam 5,994; Mr. Feinberg 40,292; Ms. Kelly 0; Ms. Simmons 4,466; Ms. Sloat 16,560; Mr. Zebula 36,724 and all directors and executive officers as a group, 278,137. This column excludes RSUs that will not vest within 60 days.
(c)As of February 18, 2024, the directors and executive officers as a group beneficially owned less than one percent of the outstanding shares of the Company’s common stock.

Share Ownership of Certain Beneficial Owners

Set forth below are the only persons or groups known to AEP as of February 20, 2024, with beneficial ownership of more than five percent of AEP common stock.

	AEP Shares
Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	49,224,906	(a)	9.36%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	44,982,057	(b)	8.60%

Wellington Management Group LLP 280 Congress Street Boston, MA 02210	28,431,544	(c)	5.52%

State Street Corporation 1 Lincoln Street Boston, MA 02111	28,190,434	(d)	5.47%

(a)Based on the latest Schedule 13G/A filed with the SEC, The Vanguard Group reported that it had shared power to vote 899,273 shares, sole dispositive power for 46,732,913 shares and shared dispositive power for 2,359,285 shares.
(b)Based on the latest Schedule 13G/A filed with the SEC. BlackRock Inc. reported that it had sole power to vote 424,490,554 shares and sole dispositive power for 44,982,057 shares.
(c)Based on the latest Schedule 13G/A filed with the SEC, Wellington Management Group LLP reported that it had shared power to vote 27,989,589 shares and shared dispositive power for 28,431,544 shares.
(d)Based on the latest Schedule 13G/A filed with the SEC, State Street Corporation reported that it had shared power to vote 18,712,847 shares and shared dispositive power for 28,067,912 shares.

Shareholder Proposals and Nominations

You may submit proposals for consideration at future stockholder meetings. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than November 13, 2024. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
American Electric Power Company, Inc.
1 Riverside Plaza
Columbus, Ohio 43215

For a stockholder proposal that is not intended to be included in our proxy statement for next year’s annual meeting under Rule 14a-8, the stockholder must provide the information required by our Bylaws and give timely notice to the Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

•not earlier than December 24, 2024; and

•not later than the close of business on January 23, 2025.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

•90 days prior to the meeting; and

•10 days after public announcement of the meeting date.

Deadlines for the nomination of director candidates are summarized below. This summary is qualified in its entirety by our Bylaws, which govern the nomination process.

Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. To nominate a director for consideration at an annual meeting, a nominating stockholder must provide the information required by our Bylaws, including the information required pursuant to Rule 14a-19 under the Exchange Act, and give timely notice of the nomination to the Corporate Secretary in accordance with our Bylaws, and each nominee must meet the qualifications required by our Bylaws. To nominate a director for consideration at next year’s annual meeting, in general the notice must be received by the Corporate Secretary on or after December 27, 2024 and before the close of business on January 26, 2025, unless the annual meeting is moved by more than 30 days before or 70 days after the anniversary of the prior year’s annual meeting, in which case the deadline will be as set forth above.

In addition, our Bylaws provide that, under certain circumstances, a stockholder or group of stockholders may include in our annual meeting proxy statement director candidates that they have nominated. These proxy access provisions of our Bylaws provide, among other things, that a stockholder or group of up to twenty stockholders seeking to include director candidates in our annual meeting proxy statement must own 3% or more of our outstanding common stock continuously for at least the previous three years. The number of stockholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of (x) two or (y) 20% of the number of directors then serving on the Board. If 20% is not a whole number, the maximum number of stockholder-nominated candidates would be the closest whole number below 20%. Based on the current Board size of 12 directors, the maximum number of proxy access candidates that we would be required to include in our proxy materials for an annual meeting is two. Nominees submitted under the proxy access procedures that are later withdrawn or are included in the proxy materials as Board-nominated candidates will be counted in determining whether the 20% maximum has been reached. If the number of stockholder-nominated candidates exceeds 20%, each nominating stockholder or group of stockholders may select one nominee for inclusion in our proxy materials until the maximum number is reached. The order of selection would be determined by the amount (largest to smallest) of shares of our common stock held by each nominating stockholder or group of stockholders. The nominating stockholder or group of stockholders also must deliver the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws. Requests to include stockholder-nominated candidates in our proxy materials for next year’s annual meeting must be received by the Corporate Secretary:

•not earlier than the close of business on October 14, 2024; and

•not later than the close of business on November 13, 2024.

If the date of the stockholder meeting is moved more than 30 days before or 70 days after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 must be received no later than the close of business on the later of the following two dates:

•120 days prior to the meeting; and

•10 days after public announcement of the meeting date.

Solicitation Expenses

These proxies are being solicited by our Board of Directors. The costs of this proxy solicitation will be paid by AEP. Proxies will be solicited principally by mail and the Internet, but some telephone or personal solicitations of holders of AEP common stock may be made. Any officers or employees of the AEP System who make or assist in such solicitations will receive no additional compensation for doing so. AEP will request brokers, banks and other custodians or fiduciaries holding shares in their names or in the names of nominees to forward copies of the proxy-soliciting materials to the beneficial owners of the shares held by them, and AEP will reimburse them for their expenses incurred in doing so at rates prescribed by the NASDAQ Stock Market LLC. We have engaged Morrow Sodali, 470 West Ave., Stamford, Connecticut 06902, to assist us with the solicitation of proxies for an estimated fee of $11,000, plus reasonable out-of-pocket expenses.

Exhibit A

Reconciliation of GAAP and Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, AEP’s management believes that the Company’s operating earnings provide users with additional meaningful financial information about the Company’s performance. Management also uses this non-GAAP financial measure when communicating with stock analysts and investors regarding its earnings outlook and results. This non-GAAP measure is also used for purposes of determining performance-based compensation. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

For additional details regarding the reconciliation of GAAP and non-GAAP financial measures below, see the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2024.

EPS
GAAP Reported Earnings	$4.26
Special Items
Mark-to-Market Impact of Commodity Hedging Activities	44.00
Termination of the Sale of Kentucky Operations	(0.06)
Unregulated Renewables	14.00
Change in Texas Legislation	(0.05)
Impairment of Investment in New Mexico Renewable Development	0.03
Remeasurement of Excess APIT Regulatory Liability	0.09
FERC NOLC Disallowance	0.04
ENEC Fuel Disallowance	0.35
Turk Impairment	0.15
Severance Changes	0.04
Operating Earnings (non-GAAP)	$5.25

A-1

Exhibit B

AMERICAN ELECTRIC POWER SYSTEM 2024 LONG-TERM INCENTIVE PLAN

TABLE OF CONTENTS

ARTICLE 1 - ESTABLISHMENT, EFFECTIVENESS, PURPOSE AND DURATION
Section 1.01. Establishment.
Section 1.02. Effectiveness.
Section 1.03. Purpose of This Plan.
Section 1.04. Duration of This Plan.
ARTICLE 2 - DEFINITIONS
ARTICLE 3 - ADMINISTRATION
Section 3.01. General.
Section 3.02. Authority of the Committee.
Section 3.03. Delegation.
ARTICLE 4 - SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS
Section 4.01. Number of Shares Available for Awards.
Section 4.02. Share Usage.
Section 4.03. Annual Award Limits.
Section 4.04. Adjustments in Authorized Shares.
Section 4.05. Source of Shares.
ARTICLE 5 - ELIGIBILITY AND PARTICIPATION
Section 5.01. Eligibility.
Section 5.02. Actual Participation.
ARTICLE 6 - STOCK OPTIONS
Section 6.01. Grant of Options.
Section 6.02. Award Agreement.
Section 6.03. Option Price.
Section 6.04. Term of Options. Each
Section 6.05. Exercise of Options.
Section 6.06. Payment.
Section 6.07. Restrictions on Share Transferability.
Section 6.08. Termination of Employment.
Section 6.09. Automatic Option Exercise.
Section 6.10. Stock Retention
ARTICLE 7 - STOCK APPRECIATION RIGHTS
Section 7.01. Grant of SARs.
Section 7.02. SAR Award Agreement.
Section 7.03. Grant Price.
Section 7.04. Term of SAR.

Section 7.05. Exercise of SARs.
Section 7.06. Settlement of SARs.
Section 7.07. Termination of Employment.
Section 7.08. Other Restrictions.
Section 7.09. Automatic SAR Exercise.
Section 7.10. Stock Retention.
ARTICLE 8 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS
Section 8.01. Grant of Restricted Stock or Restricted Stock Units
Section 8.02. Restricted Stock or Restricted Stock Units.
Section 8.03. Other Restrictions.
Section 8.04. Certificate Legend.
Section 8.05. Voting Rights.
Section 8.06. Termination of Employment.
ARTICLE 9 - PERFORMANCE UNITS / PERFORMANCE SHARES
Section 9.01. Grant of Performance Units / Performance Shares.
Section 9.02. Value of Performance Units / Performance Shares.
Section 9.03. Earning of Performance Units / Performance Shares.
Section 9.04. Form and Timing of Payment of Performance Units / Performance Shares.
Section 9.05. Termination of Employment.
ARTICLE 10 - CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS
Section 10.01. Grant of Cash-Based Awards.
Section 10.02. Other Stock-Based Awards.
Section 10.03. Value of Cash-Based and Other Stock-Based Awards
Section 10.04. Payment of Cash-Based Awards and Other Stock-Based Awards.
Section 10.05. Termination of Employment.
ARTICLE 11 - TRANSFERABILITY OF AWARDS
ARTICLE 12 - PERFORMANCE MEASURES
Section 12.01. Awards Under This Article 12.
Section 12.02. Performance Goals.
Section 12.03. Performance Measures.
Section 12.04. Evaluation of Performance.
Section 12.05. Certification of Performance.
Section 12.06. Adjustment of Performance-Based Compensation.
Section 12.07. Committee Discretion.
ARTICLE 13 - DIRECTOR AWARDS
ARTICLE 14 - DIVIDEND EQUIVALENTS
ARTICLE 15 - BENEFICIARY DESIGNATION
ARTICLE 16 - RIGHTS OF PARTICIPANTS
Section 16.01. - Employment.
Section 16.02. - Participation.
Section 16.03. Rights as a Shareholder.

ARTICLE 17 - CHANGE OF CONTROL
Section 17.01. Effect of Change in Control.
Section 17.02. Definition of Change in Control.
ARTICLE 18 - AMENDMENT AND TERMINATION
Section 18.01. Amendment and Termination of the Plan and Awards.
Section 18.02. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.
Section 18.03. Awards Previously Granted.
Section 18.04. Amendment to Conform to Law.
ARTICLE 19 - WITHHOLDING
ARTICLE 20 - SUCCESSORS
ARTICLE 21 - GENERAL PROVISIONS
Section 21.01. Forfeiture Events.
Section 21.02. Legend.
Section 21.03. Gender and Number.
Section 21.04. Severability.
Section 21.05. Requirements of Law.
Section 21.06. Delivery of Title.
Section 21.07. Inability to Obtain Authority.
Section 21.08. Investment Representations.
Section 21.09. Uncertificated Shares.
Section 21.10. Unfunded Plan.
Section 21.11. No Fractional Shares.
Section 21.12. Retirement and Welfare Plans.
Section 21.13. Deferred Compensation.
Section 21.14. Non-exclusivity of this Plan.
Section 21.15. No Constraint on Corporate Action.
Section 21.16. Governing Law.
Section 21.17. Indemnification.
Section 21.18. No Guarantee of Favorable Tax Treatment.

American Electric Power System 2024 Long-Term Incentive Plan

ARTICLE 1 - ESTABLISHMENT, EFFECTIVENESS, PURPOSE AND DURATION

Section 1.01. Establishment. American Electric Power Company, Inc., a New York corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the American Electric Power System 2024 Long-Term Incentive Plan (hereinafter referred to as this “Plan”), as set forth in this document.

Section 1.02. Effectiveness. This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.04. Subject to the approval of the Company’s shareholders of this Plan, no further awards shall be granted under the Prior Plan as of the Effective Date.

Section 1.03. Purpose of This Plan. The purposes of the Plan are to: (a) strengthen the alignment of interests of those Employees and Directors of the Company and its Subsidiaries who share responsibility for the success of the business with those of the Company’s shareholders, (b) facilitate the use of long-term incentive compensation and the provision of market competitive total compensation to Employees, (c) increase Employee ownership of shares of the Company’s common stock to encourage ownership behaviors, and (d) encourage Plan Participant retention. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

Section 1.04. Duration of This Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 2 - DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

“Affiliate” means any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, including each Subsidiary and any other corporation or entity designated as an Affiliate for purposes of this Plan by the Committee.

“Aggregate Share Authorization” has the meaning set forth in Section 4.01.

“Annual Award Limit” has the meaning set forth in Section 4.03.

“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

“Award Agreement” means either (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic or other non-paper Award Agreements, and the use of electronic or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations or other published guidance thereunder and any successor or similar provision.

“Committee” means the Human Resources Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by the Board. The Committee shall consist of three or more persons, each of whom qualifies as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act.

“Company” has the meaning set forth in Section 1.01, and any successor thereto as provided in Article 21.

“Director” means any individual who is a member of the Board of Directors of the Company and who is not an Employee of the Company.
“Director Award” means any Award granted, whether singly, in combination, or in tandem, to a Participant who is a Director pursuant to such applicable terms, conditions, and limitations as the Board may establish in accordance with this Plan.

“Effective Date” has the meaning set forth in Section 1.02.

“Employee” means any individual designated as an employee of the Company, its Affiliates, and/or its Subsidiaries on any of their payroll records.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. For purposes of this Plan, references to sections of the Exchange Act shall be deemed to include references to any applicable regulations or other published guidance thereunder and any successor or similar provision.

“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the Nasdaq Exchange (“NASDAQ”) or other established stock exchange (or exchanges) on which the Shares are trading on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be the NASDAQ (or such other exchange) closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which Shares were publicly traded). In the event that Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

“Full Value Award” means an Award other than an Award in the form of a Nonqualified Stock Option, Incentive Stock Option or Stock Appreciation Right, and which is settled by the issuance of Shares.

“Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee that is designated as an Incentive Stock Option and intended to meet the requirements of Code Section 422.

“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as granted pursuant to Article 6.

“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Option Term” means the period of time during which an Option is exercisable as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth anniversary of its grant date.

“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

“Performance Measures” means measures as described in Article 12 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to this Plan.

“Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

“Performance Share” means an Award granted pursuant to Article 9 that is denominated in Shares, the value of which at the time it is payable is determined based on achievement of corresponding performance criteria.

“Performance Unit” means an Award granted under Article 9 that is denominated in dollars, the value of which at the time it is payable is determined based on achievement of corresponding performance criteria.

“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the performance of services, the achievement of performance goals, or the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” has the meaning set forth in Section 1.01, as the same may be amended from time to time.

“Plan Year” means the calendar year.

“Prior Plan” means the American Electric Power System 2015 Long-Term Incentive Plan, last approved by shareholders on April 21, 2015, as amended.

“Prior Plan Award” means an award granted under the Prior Plan that is outstanding as of the Effective Date.

“Restricted Stock” means an Award granted pursuant to Article 8, as set forth therein.

“Restricted Stock Unit” means an Award granted pursuant to Article 8, as set forth therein.

“Share” means a share of common stock of the Company.

“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, granted pursuant to Article 7.

“Stock Ownership Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted that is subject to the Stock Ownership Requirement Plan.

“Stock Ownership Requirement Plan” means the American Electric Power System Stock Ownership Requirement Plan that imposes minimum stock ownership requirements on certain executives of the Company or an Affiliate.

“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of 50% or more by reason of stock ownership or otherwise.
ARTICLE 3 - ADMINISTRATION

Section 3.01. General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

Section 3.02. Authority of the Committee. The Committee shall have full discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any ambiguous provision of the Plan or any Award Agreement, waiving any restriction or condition on an Award or accelerating the vesting of an award for any reason, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with or qualify for the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

Section 3.03 Delegation. To the extent permitted under applicable law, the Committee may delegate to one or more of its members or to one or more employees of the Company and/or its Subsidiaries, such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility that the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more persons who are members of the Committee, members of the Board of Directors of the Company, or an officer of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such person for Awards granted to an Employee who is, on the relevant date, an officer or Director for purposes of Section 16 of the Exchange Act; (ii) the resolution providing such authorization sets forth the total number of Shares underlying Awards such person(s) may grant; and (iii) the person(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

ARTICLE 4 - SHARES SUBJECT TO THIS PLAN AND MAXIMUM AWARDS

Section 4.01. Number of Shares Available for Awards. (a) Subject to adjustment as provided in Section 4.04, the maximum number of Shares available for grant to Participants under this Plan (the “Aggregate Share Authorization”) shall be 10,000,000 million Shares. No further Awards may be granted under the Prior Plan as of the Effective Date. The number of shares issuable under the Prior Plan may, however, increase due to dividend shares and above target scores for performance shares issued in connection with awards outstanding under the Prior Plan.

    (b) The maximum number of Shares that may be issued pursuant to ISOs under this Plan shall be equal to the Aggregate Share Authorization.

(c) The maximum aggregate value of Awards that may be granted to any Director under this Plan during any calendar year shall not exceed $850,000, as determined by the Board based on the value of any Award at the time of grant.

    Section 4.02. Share Usage. (a) Shares covered by an Award shall be counted as used only to the extent they are actually issued. Except as provided in Section 4.02(b), any Shares related to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission (prior to the issuance of Shares) for Awards not involving Shares, shall be available again for grant under this Plan.

    (b) Any Award Shares tendered, exchanged or withheld to cover Option exercise costs, any Award Shares withheld to cover taxes, and all Shares underlying an Award of Stock Appreciation Rights once such Stock Appreciation Rights are exercised, shall be taken into account as Shares issued under this Plan.

Section 4.03. [RESERVED]

Section 4.04. Adjustments in Authorized Shares. (a) In the event of any corporate event or transaction (including, but not limited to, a change in the Shares or capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares, or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, or in the event of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be granted under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.

    (b) The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or that relate to, the changes or distributions described in Section 4.04 and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The Committee shall not make any adjustment pursuant to this Section 4.04. that would (i) cause an Award that is otherwise exempt from Code Section 409A to become subject to Section 409A, or (ii) cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Section 409A. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

    (c) Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Section 4.05. Source of Shares. The Shares available for issuance under this Plan may be authorized and unissued Shares, treasury Shares or Shares acquired in the open market.
ARTICLE 5 - ELIGIBILITY AND PARTICIPATION

    Section 5.01. Eligibility. Individuals eligible to participate in this Plan include all Employees and Directors.

Section 5.02. Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.
ARTICLE 6 - STOCK OPTIONS

Section 6.01. Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (to the extent permitted under Code Sections 422 and 424).

Section 6.02. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

Section 6.03. Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to 100% of the FMV of Shares on the date of grant, subject to adjustment as provided for in Section 4.04.

Section 6.04. Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine and set forth in the Award Agreement at the time of grant; provided, however, no Option shall be exercisable later than the tenth anniversary date of its grant.

Section 6.05. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant; provided, however, that no Option shall be exercisable within one (1)year from its grant date, provided, that up to five percent (5%) of the maximum number of Shares available for issuance under this Plan, substitution awards and shares delivered in lieu of fully vested cash obligations may be exercisable within a shorter period. The foregoing five percent (5%) share issuance limit shall be subject to adjustment consistent with the adjustment provisions of Section 4.04.

Section 6.06. Payment. (a) Subject to Section 6.09, Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Shares shall become the property of the Participant on the exercise date, subject to any forfeiture conditions specified in the Option.

    (b) A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price at the time of the exercise. The Option Price of any Option shall be payable to the Company in full either (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (iii) by a cashless (broker-assisted) exercise; (iv) by a combination of (i), (ii) and/or (iii); or (v) any other method approved or accepted by the Committee in its sole discretion. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

    (c) Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver or cause to be delivered to the Participant a statement of holdings as evidence of book entry uncertificated Shares, or at the sole discretion of the Committee upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Section 6.07. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

Section 6.08. Termination of Employment. Each Participant’s Award Agreement shall set forth the extent, if any, to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options granted pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

Section 6.09. Automatic Option Exercise. An Award Agreement may provide that if, on the last day of the term of an Option, the Fair Market Value of one Share exceeds the Option Price plus associated fees, if the Participant has not exercised the Option, and the Option has not otherwise expired, the Option shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall deliver Shares to the Participant in accordance with this Section 6.09, reduced by the number of Shares required for payment of the exercise price and for payment of withholding taxes; any fractional Share shall be settled in cash.

    Section 6.10. Stock Retention. So long as a Stock Ownership Participant has not met all applicable stock ownership requirements under the Stock Ownership Requirement Plan, the Stock Ownership Participant will be required to hold the Shares received upon the exercise of Options (net of any Shares used for payment of the exercise price of the Option and withholding taxes).
ARTICLE 7 - STOCK APPRECIATION RIGHTS

Section 7.01. Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, the terms and conditions pertaining to such SARs.

Section 7.02. SAR Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Grant Price, the maximum duration of the SAR, the number of Shares to which the SAR pertains, the conditions upon which an SAR shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

Section 7.03. Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price on the date of grant must be at least equal to 100% of the FMV of the Shares as determined on the date of grant.

Section 7.04. Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and set forth in the Award Agreement at the time of grant; provided, however, that no SAR shall be exercisable later than the tenth anniversary date of its grant.

Section 7.05. Exercise of SARs. SARs granted under this Article 7 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant; provided, however, that no SAR shall be exercisable within one (1) year from its grant, provided, that up to five percent (5%) of the maximum number of Shares available for issuance under this Plan, substitution awards and shares delivered in lieu of fully vested cash obligations may be exercisable within a shorter period. The foregoing five percent (5%) share issuance limit shall be subject to adjustment consistent with the adjustment provisions of Section 4.04.

Section 7.06. Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company on the exercise date in an amount determined by multiplying: (a) the excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by (b) the number of Shares with respect to which the SAR is exercised.

    At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

Section 7.07. Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs granted pursuant to this Article 7, and may reflect distinctions based on the reasons for termination.

Section 7.08. Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Section 7.09. Automatic SAR Exercise. An Award Agreement may provide that if, on the last day of the term of an SAR, the Fair Market Value of one Share exceeds the Grant Price of the SAR plus associated fees, if the Participant has not exercised the SAR, and the SAR has not otherwise expired, the SAR shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall deliver payment to the Participant in accordance with the terms of settlement set forth in Section 7.06.

    Section 7.10. Stock Retention. So long as a Stock Ownership Participant has not met all applicable stock ownership requirements under the Stock Ownership Requirement Plan, the Stock Ownership Participant will be required to hold the Shares received upon the exercise of any SAR (net of any Shares used for payment of withholding taxes).
ARTICLE 8 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Section 8.01. Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

Section 8.02. Restricted Stock or Restricted Stock Unit Award Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period (s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

Section 8.03. Other Restrictions. (a) The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

    (b) To the extent deemed appropriate by the Committee, the Company may retain any certificates or statements of holdings representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

    (c) Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion, shall determine.

Section 8.04. Certificate Legend. In addition to any legends placed on certificates or statements of holdings pursuant to Section 8.03, each certificate or statement of holdings representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend restricting the transfer of such Shares.

Section 8.05. Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

Section 8.06. Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Article 8, and may reflect distinctions based on the reasons for termination.
ARTICLE 9 - PERFORMANCE UNITS / PERFORMANCE SHARES

Section 9.01. Grant of Performance Units / Performance Shares. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

Section 9.02. Value of Performance Units / Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the Participant.

Section 9.03. Earning of Performance Units / Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Performance Shares shall be entitled to receive payout as provided in Section 9.04 on the value and number of Performance Units/Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

Section 9.04. Form and Timing of Payment of Performance Units / Performance Shares. Payment of earned Performance Units/Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Section 9.05. Termination of Employment. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares awarded pursuant to this Article 9, and may reflect distinctions based on the reasons for termination.
ARTICLE 10 - CASH-BASED AWARDS AND OTHER STOCK-BASED AWARDS

Section 10.01. Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

Section 10.02. Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Section 10.03. Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock- Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

Section 10.04. Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

Section 10.05. Termination of Employment. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee. Such provisions may be included in the Award Agreement but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards granted pursuant to this Article 10, and may reflect distinctions based on the reasons for termination.

ARTICLE 11 - TRANSFERABILITY OF AWARDS

Except to the extent specifically provided by the terms of an Award Agreement, Awards shall be nontransferable. During the lifetime of a Participant, Awards shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award Agreement following the Participant’s death.
ARTICLE 12 - PERFORMANCE MEASURES

Section 12.01. Performance Goals. (a) The Committee shall establish the performance goal in writing before 25% of the Performance Period has elapsed) and at a time when the outcome of the performance goal is still substantially uncertain. The performance goal shall include a formula or standard describing the method for determining the amount of compensation payable to the Participant if the performance goal is attained.

    (b) Performance Measures may measure the performance of the Company, a Subsidiary, and/or an Affiliate as a whole or any business unit of the Company, a Subsidiary, and/or an Affiliate or any combination thereof, as the Committee may deem appropriate. Performance Measures may be used to measure performance relative to specified performance levels; a group of comparator companies; a published or special index that the Committee, in its sole discretion, deems appropriate; or various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of a performance goal or goals.

Section 12.02. Evaluation of Performance. Any Performance Measure(s) may be made subject to pre-specified adjustments to remove the effects of restructurings, dispositions, changes in tax or accounting rules, or similar non-recurring or extraordinary events.

Section 12.03. Certification of Performance. No vesting or payment of a performance based award shall occur until the Committee has approved the score for all applicable performance goals and measures and any other material terms of the Award have been satisfied.

Section 12.04. Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards down, either on a formula or discretionary basis or any combination, as the Committee determines.
ARTICLE 13 - DIRECTOR AWARDS

Subject to Section 4.01(d), the Board shall determine all Awards to Directors. The terms and conditions of any grant to any such Director shall be set forth in an Award Agreement.

ARTICLE 14 - DIVIDEND EQUIVALENTS

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Full Value Award, to be credited as of the dividend payment dates, during the period between the date on which the Full Value Award is granted and the date on which the Award vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided that such dividend equivalents shall be subject to any performance conditions that apply to the underlying Award. Participants shall not accrue, be granted or be paid any dividends or dividend equivalents with respect to Shares that are subject to any Award.
ARTICLE 15 - BENEFICIARY DESIGNATION

In the absence of any applicable beneficiary designation, unless otherwise specified in an award agreement, awards and rights that vested on or before or by reason of a participant’s death and remain unpaid or unexercised at the Participant’s death shall be transferred to the participant’s brokerage account with the Company’s stock plan administrator for disposition in accordance with the terms of that brokerage account. If the participant does not have a brokerage account with the Company’s stock plan administrator, then such awards and rights shall be paid to or exercised by the Participant’s executor, administrator, or legal representative on behalf of the Participant’s estate.
ARTICLE 16 - RIGHTS OF PARTICIPANTS

Section 16.01. Employment. (a) Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director for any specified period of time.

    (b) Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries.

Section 16.02. Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Section 16.03. Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award unless and until the Participant becomes the record holder of any Shares associated with such Award.

ARTICLE 17 - CHANGE OF CONTROL

17.01. Effect of Change in Control. The Committee may, in an Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include any one or more of the following: (a) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (b) the waiver or modification of performance or other conditions related to the payment or other rights under an Award; (c) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (d) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.

17.02. Definition of Change in Control. For purposes hereof, a “Change in Control” shall be deemed to have occurred if:

     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Exchange Act”)), other than any company owned, directly or indirectly, by the shareholders of AEP in substantially the same proportions as their ownership of shares Common Stock or a trustee or other fiduciary holding securities under an employee benefit plan of AEP, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 33-1/3 percent of the then outstanding voting stock of AEP;

      (b) AEP consummates a merger or consolidation with any other entity, other than a merger or consolidation which would result in the voting securities of AEP outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 66-2/3% percent of the total voting power represented by the voting securities of AEP or such surviving entity outstanding immediately after such merger or consolidation; or

    (c) the shareholders of AEP approve a plan of complete liquidation of AEP, or an agreement for the sale or disposition by AEP (in one transaction or a series of transactions) of all or substantially all of AEP’s assets.
ARTICLE 18 - AMENDMENT AND TERMINATION

18.01 Amendment and Termination of the Plan and Awards. (a) Subject to subparagraphs (b) and (c) of this Section 18.01 and Section 18.03 of the Plan, the Board or the Committee may at any time amend or terminate the Plan or amend or terminate any outstanding Award.

     (b) Except as provided for in Section 4.04, the terms of an outstanding Award may not be amended, without prior shareholder approval, to: (i) reduce the Option Price of an outstanding Option or to reduce the Grant Price of an outstanding SAR, or (ii) cancel an outstanding Option or SAR in exchange for other Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Option or the Grant Price of the cancelled SAR, as applicable, or (iii) cancel an outstanding Option with an Option Price that is less than the Fair Market Value of a Share on the date of cancellation or cancel an outstanding SAR with a Grant Price that is less than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

    (c) Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

18.02 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 12.05, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.04) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 18.02 without further consideration or action.

18.03 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 18.02, 18.04 and 21.15, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.04 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board or Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 18.04 to the Plan and any Award without further consideration or action.
ARTICLE 19 - WITHHOLDING

The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, up to the maximum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. Participants may elect to satisfy the withholding requirements, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. The Participant shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant incurs by failing to make timely payments of tax.

ARTICLE 20 - SUCCESSORS

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 21 - GENERAL PROVISIONS

Section 21.01. Forfeiture Events. (a) The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause (as defined in the Award Agreement), termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

    (b) All Awards shall be subject to the Company’s compensation recoupment policy as such policy may be in effect from time to time.

Section 21.02. Legend. The certificates or statements of holdings for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

Section 21.03. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

Section 21.04. Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Section 21.05. Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 21.06. Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

Section 21.07. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Section 21.08. Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

Section 21.09. Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer or issuance of Shares, the transfer or issuance of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange upon which the Shares are listed.

Section 21.10. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts.

Section 21.11. Fractional Shares. The Committee may choose to grant, issue and/or deliver fractional Shares pursuant to this Plan or any Award but is not required to do so. If the Committee does not authorize the issuance or delivery of fractional shares, then the Committee may provide this value as additional tax withholding, cash, Awards, or other property granted or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

    Section 21.12. Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

Section 21.13. Deferred Compensation. With respect to Awards subject to Code Section 409A, the Plan is intended to comply with the requirements of Code Section 409A, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Code Section 409A, and the Plan is intended to be operated accordingly. The Committee may make changes in the terms or operation of the Plan and/or Awards (including changes that may have retroactive effect) deemed necessary or desirable to comply with Code Section 409A. The Company, however, makes no representation or covenants that the Plan or Awards will comply with Section 409A.

Section 21.14. Non-exclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

Section 21.15. No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

Section 21.16. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Ohio, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

Section 21.17. Indemnification. (a) Subject to requirements and limitations of applicable law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company, a Subsidiary, or an Affiliate to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

    (b) The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 21.18. No Guarantee of Favorable Tax Treatment. Notwithstanding any provision of the Plan to the contrary or any action taken by the Company, Subsidiaries, or the Board with respect to any income tax, social insurance, payroll tax, or other tax, the acceptance of an Award under the Plan represents the Participant’s acknowledgement that the ultimate liability for any tax owed by the Participant is and remains the Participant’s responsibility, and that the Company makes no representations or warranties about the tax treatment of any Award, and does not commit to structure any aspect of the Award to reduce or eliminate a Participant’s tax liability, including without limitation, Code Section 409A.

AMERICAN ELECTRIC POWER

BOUNDLESS ENERGY™

VOTE

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ENDORSEMENT_LINE______________ SACKPACK_____________

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/AEP** or scan the QR code – login details are located in the shaded bar below.

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2024 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

+

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Ben Fowke	☐	☐	☐	02 - Art A. Garcia	☐	☐	☐	03 - Hunter C. Gary	☐	☐	☐
04 - Linda A. Goodspeed	☐	☐	☐	05 - Donna A. James	☐	☐	☐	06 - Sandra Beach Lin	☐	☐	☐
07 - Henry P. Linginfelter	☐	☐	☐	08 - Margaret M. McCarthy	☐	☐	☐	09 - Daryl Roberts	☐	☐	☐
10 - Daniel G. Stoddard	☐	☐	☐	11 - Sara Martinez Tucker	☐	☐	☐	12 - Lewis Von Thaer	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐	3. Advisory approval of the Company's executive compensation.	☐	☐	☐
4. Approval of the American Electric Power System 2024 Long-Term Incentive Plan.	☐	☐	☐				

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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03Y80C

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2024 Annual Meeting of American Electric Power Company, Inc. Shareholders

Tuesday, April 23, 2024 at 9:00 a.m. Eastern Time
Live Webcast at https://meetnow.global/AEP2024

To access and/or vote at the virtual meeting, you must have the 15-digit number that is printed in the shaded bar located on the reverse side of this form.

You may also call into the meeting by using the toll-free number to listen to the meeting live:
(855) 761-5600, Passcode 6993059 Shareholders are asked to call in or log in 10 to 15 minutes before the schedule start time.

AGENDA

- **Introduction and Welcome**
- **Election of Directors**
- **Ratification of Auditors**
- **Advisory approval of the Company's executive compensation**
- **Approval of the American Electric Power System 2024 Long-Term Incentive Plan**
- **Chief Executive Officer's Report**
- **Comments and Questions from Shareholders**

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▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

AMERICAN ELECTRIC POWER
BOUNDLESS ENERGY™

Proxy — American Electric Power Company, Inc.

Notice of 2024 Annual Meeting of Shareholders
Proxy Solicited by Board of Directors for Annual Meeting — April 23, 2024

The shareholder signing on the reverse of this proxy card appoints Benjamin G. S. Fowke, III and Charles E. Zebula, and each of them, acting by a majority if more than one be present, attorneys and proxies to the undersigned, with power of substitution, to represent the undersigned at the annual meeting of shareholders of American Electric Power Company, Inc. to be held on April 23, 2024, and at any adjournment thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting. If no direction is given, such shares will be voted in accordance with the recommendations of the Board of Directors and at the discretion of the proxy holders as to any other matters coming before the meeting.

Trustee's Authorization. The undersigned authorizes The Bank of New York Mellon to vote all shares of Common Stock of the Company credited to the undersigned's account under the American Electric Power System retirement savings plan at the annual meeting in accordance with instructions on the reverse side.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Items 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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